Exhibit 4.1

Execution Copy

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 1, 2010, is entered into among AMN HEALTHCARE, INC., a Nevada corporation (the “Borrower”), AMN HEALTHCARE SERVICES, INC., a Delaware corporation (the “Parent”), the Subsidiary Guarantors identified on the signature pages hereto, the lenders identified on the signature pages hereto (the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Parent, the Subsidiary Guarantors, the Lenders party thereto, the Administrative Agent and the Syndication Agent (as defined therein) have entered into that certain Credit Agreement dated as of December 23, 2009 (as amended, amended and restated, modified and supplemented in accordance with the terms thereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has advised the Lenders that it intends to acquire NF Investors, Inc., a Delaware corporation (the parent company of Nursefinders, Inc. (d/b/a Medfinders)) and its Subsidiaries (the “Acquisition”) pursuant to the terms of that certain Agreement and Plan of Merger by and among AMN Healthcare Services, Inc., Nightingale Acquisition, Inc., Nightingale Acquisition, LLC, NF Investors, Inc. and GSUIG, L.L.C. (in its capacity as the representative), dated as of July 28, 2010, as it may be amended on or prior to the First Amendment Effective Date;

WHEREAS, in connection with the Acquisition, the Borrower has requested that the Lenders amend certain provisions of the Existing Credit Agreement in order to, (a) extend the Revolving Maturity Date from December 23, 2012 to August 31, 2014, (b) extend the Maturity Date with respect to the Tranche B Loan from December 23, 2013 to June 23, 2015 (for Tranche B Lenders agreeing to such extension), (c) increase the Tranche B Loan by an additional $77,750,000, (d) adjust certain of the financial covenants set forth in Section 7.11 of the Existing Credit Agreement, (e) permit the incurrence of the Second Lien Credit Agreement (as defined below) and (f) provide for such other modifications as set forth herein;

WHEREAS, simultaneously with this Amendment, the Borrower is entering into a Second Lien Credit Agreement in the principal amount of $40,000,000 dated as of the date hereof (as amended, amended and restated, modified and supplemented in accordance with the terms thereof, the “Second Lien Credit Agreement”) with the Parent, each Subsidiary Guarantor party thereto, the lenders party thereto (the “Second Lien Lenders”) and Bank of America, N.A. as administrative agent (in such capacity, the “Second Lien Administrative Agent”);

WHEREAS, the Requisite Lenders, each Revolving Lender, each Additional Tranche B Lender and each Extended Tranche B Lender have agreed to amend the Existing Credit Agreement in accordance with such requests and as provided herein; and

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“First Amendment” has the meaning set forth in Part 3.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1 Designation of Syndication Agents and Joint Lead Arrangers and Joint Book Managers. General Electric Capital Corporation and SunTrust Bank are hereby designated as Co-Syndication Agents for the Lenders under the Amended Credit Agreement. ING Capital LLC is hereby designated as Documentation Agent for the Lenders under the Amended Credit Agreement. Banc of America Securities LLC, GE Capital Markets, Inc., SunTrust Robinson Humphrey, Inc. and ING Capital LLC are hereby designated as Joint Lead Arrangers and Joint Book Managers for the Lenders under the Amended Credit Agreement.

SUBPART 2.2 Amendments to Section 1.1.

(a) The definition of “Administrative Agent’s Fee Letter” is hereby amended and restated in its entirety to read as follows:

“Administrative Agent’s Fee Letter” means that certain letter agreement, dated as of July 28, 2010, among the Administrative Agent, Banc of America Securities LLC, the Borrower and the Parent, as amended, modified, restated or supplemented from time to time.

(b) The definition of “Applicable Percentage” is hereby amended and restated in its entirety to read as follows:

“Applicable Percentage” means, for purposes of calculating (a) the applicable interest rate for any day for any Revolving Loan bearing interest at (i) the Base Rate, shall be 4.50% and (ii) the Eurodollar Rate, shall be 5.50%, (b) the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a), shall be 0.75% and (c) the Letter of Credit Fee for any day for purposes of Section 3.5(b)(i), shall be 5.50%.

(c) The definition of “Arrangers” is hereby amended and restated in its entirety to read as follows:

“Arrangers” means, collectively, Banc of America Securities LLC, GE Capital Markets, Inc., SunTrust Robinson Humphrey, Inc. and ING Capital LLC, in their capacities as joint lead arrangers and book managers, and “Arranger” means any one of them.

(d) The proviso appearing at the end of the definition of “Consolidated Cash Interest Expense” is hereby amended and restated in its entirety to read as follows:

provided, however, that (a) Consolidated Cash Interest Expense for the twelve month period ending as of September 30, 2010 shall be based on Consolidated Cash Interest Expense for the one month period then ended multiplied by 12, (b) Consolidated Cash Interest Expense for the twelve month period ending as of December 31, 2010 shall be based on Consolidated Cash Interest Expense for the one fiscal-quarter period then ended multiplied by 4, (c) Consolidated Cash Interest Expense for the twelve month period ending as of March 31, 2011 shall be based on Consolidated Cash Interest Expense for the two fiscal-quarter period then ended multiplied by 2 and (d) Consolidated Cash Interest Expense for the twelve month period ending as of June 30, 2011 shall be based on Consolidated Cash Interest Expense for the three fiscal-quarter period then ended multiplied by 1 1/3.

(e) The definition of “Consolidated EBITDA” is hereby amended and restated in its entirety to read as follows:

“Consolidated EBITDA” means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for, without duplication, (A) interest expense, (B) total Federal, state, local and foreign income, value added and similar taxes, (C) depreciation and amortization expense and (D) Consolidated Non-Cash Charges, plus (iii) with respect to each of December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, the Consolidated EBITDA Adjustment for such fiscal quarter plus (iv) an aggregate amount not to exceed $7,600,000 during the term of this Agreement which, in the determination of Consolidated Net Income, has been deducted for, without duplication, costs, charges and expenses relating to, and in preparation of, the Transactions, plus (v) expected but unrealized cost reduction synergies in connection with the Medfinders Acquisition in an amount not to exceed the amounts set forth on Schedule 1.1E for the four fiscal quarter period ending on such date plus (vi) an amount which, in the determination of Consolidated Net Income, has been deducted for, without duplication, cash integration charges relating to reductions in the workforce, one-time incentives related to the Transactions, the termination of leases and third-party consulting costs incurred through such period in an aggregate amount not to exceed the amounts set forth on Schedule 1.1E for the period since the First Amendment Effective Date minus (vii) Consolidated Non-Cash Gains, all as contained within the financial statements prepared in accordance with GAAP.

(f) The parenthetical appearing at the end of clause (b)(ii) contained in the definition of “Consolidated Fixed Charge Coverage Ratio” is hereby amended and restated in its entirety to read as follows:

(other than Consolidated Scheduled Funded Debt Payments for any period prior to the First Amendment Effective Date)

(g) The definition of “Consolidated Funded Indebtedness” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by adding a new subclause (iii) to clause (a) thereof to read as follows, and by making the necessary grammatical changes thereto:

and (iii) the Backstopped Letters of Credit,

(h) Clause (iii) contained in the definition of “Consolidated Scheduled Funded Debt Payments” and the proviso appearing at the end of such definition are hereby amended and restated in their entirety to read as follows:

(iii) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 3.3 or Section 3.3 of the Second Lien Credit Agreement; provided, however, that (a) Consolidated Scheduled Funded Debt Payments for the twelve month period ending as of September 30, 2010 shall be $9,250,000, (b) Consolidated Scheduled Funded Debt Payments for the twelve month period ending as of December 31, 2010 shall be based on Consolidated Scheduled Funded Debt Payments for the one fiscal-quarter period then ended multiplied by 4, (c) Consolidated Scheduled Funded Debt Payments for the twelve month period ending as of March 31, 2011 shall be based on Consolidated Scheduled Funded Debt Payments for the two fiscal-quarter period then ended multiplied by 2 and (d) Consolidated Scheduled Funded Debt Payments for the twelve month period ending as of June 30, 2011 shall be based on Consolidated Scheduled Funded Debt Payments for the three fiscal-quarter period then ended multiplied by 1 1/3.

(i) The definition of “Credit Documents” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Credit Documents” means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Administrative Agent’s Fee Letter, the GE Fee Letter, the ING Fee Letter, the SunTrust Fee Letter, the Collateral Documents, the Intercreditor Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and “Credit Document” means any one of them.

(j) The definition of “Eurodollar Rate” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Interbank Offered Rate
1.00 – Eurodollar Reserve Requirement

Notwithstanding the foregoing, solely for purposes of Tranche B Loans, the Eurodollar Rate shall in no event be less than (a) with respect to Non-Extended Tranche B Loans, 2.25% per annum at any time and (b) with respect to Extended Tranche B Loans, 1.75% per annum at any time.

(k) The definition of “Excess Cash Flow” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by adding a new subclause (iii) and a new subclause (iv) to clause (h) thereof to read as follows and by renumbering existing subclause (iii) contained in clause (h) thereof to read subclause (v).

(iii) expected but unrealized cost reduction synergies in connection with the Medfinders Acquisition in an amount not to exceed the amounts set forth on Schedule 1.1(E) for the four fiscal quarter period ending on such date, (iv) for the fiscal year ending December 31, 2010 only, cash on hand of the Credit Parties used on the Closing Date to consummate the Medfinders Acquisition

(l) The definition of “Excluded Taxes” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by adding a new clause (e) to the end thereof to read as follows, and by making the necessary grammatical changes thereto:

and (e) any taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA after December 31, 2012.

(m) The definition of “Maturity Date” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means (i) with respect to the Revolving Loans, Swingline Loans and Letters of Credit, the Revolving Maturity Date and (ii) with respect to the Tranche B Loans, the applicable Tranche B Maturity Date.

(n) The definition of “Permitted Acquisition” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Acquisition” means (i) the Medfinders Acquisition occurring on the First Amendment Effective Date and (ii) any other Acquisition by the Borrower or any Subsidiary of the Borrower, provided that (a) the Property acquired (or the Property of the Person acquired) in such Acquisition (x) is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof) and (y) has earnings before interest, taxes, depreciation and amortization for the prior four fiscal quarters in an amount greater than $0, (b) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.13, (c) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, no Default or Event of Default would exist as the result of a violation of Section 7.11(a) or Section 7.11(b), (e) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (f) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction and (g) the total Qualifying Consideration for all such Acquisitions occurring after the Closing Date (other than the Medfinders Acquisition) shall not exceed (x) $50,000,000 or (y) to the extent the Borrower has provided a certificate in form and substance satisfactory to the Administrative Agent to the effect that, after giving effect to any such Acquisition on a Pro Forma Basis, the Consolidated Leverage Ratio shall be 0.50 less than the then applicable level set forth in Section 7.11(a), $125,000,000; provided, further, however, prior to and after giving effect to all Permitted Acquisitions (other than the Medfinders Acquisition), on a pro forma basis, the Unused Revolving Committed Amount shall not be less than $10,000,000.

(o) The definition of “Permitted Liens” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by adding a new clause (xix) to the end thereof to read as follows, and by making the necessary grammatical changes thereto:

(xix)	Liens arising under the Second Lien Collateral Documents to the extent such Liens (and related Indebtedness) are subject to the terms of the Intercreditor Agreement.

(p) The last sentence of the first paragraph of the definition of “Pro Forma Basis” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

In connection with any calculation of the Consolidated Leverage Ratio, Consolidated First Lien Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio upon giving effect to a transaction on a Pro Forma Basis:

(q) Clause (a) contained in the definition of “Pro Forma Compliance Certificate” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) the Consolidated Leverage Ratio, the Consolidated First Lien Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the Required Financial Information and

(r) The definition of “Revolving Maturity Date” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Maturity Date” means August 31, 2014.

(s) The definition of “SunTrust Fee Letter” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SunTrust Fee Letter” means that certain letter agreement, dated as of July 28, 2010, among SunTrust Bank, SunTrust Robinson Humphrey, Inc., the Borrower and the Parent, as amended, modified, restated or supplemented from time to time.

(t) The definition of “Syndication Agent” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Syndication Agent” means, collectively, General Electric Capital Corporation and SunTrust Bank, in their capacities as Syndication Agents under this Agreement, and their successors and permitted assigns.

(u) The definition of “Tranche B Loan” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Tranche B Loan” shall mean the Initial Tranche B Loan and/or the Additional Tranche B Loan, as appropriate.

(v) The definition of “Tranche B Loan Committed Amount” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Tranche B Loan Committed Amount” shall mean the Initial Tranche B Loan Committed Amount and/or the Additional Tranche B Loan Committed Amount, as appropriate.

(w) The following new definitions are hereby added to Section 1.1 of the Existing Credit Agreement in their appropriate alphabetical order:

“Acquired Company” means NF Investors, Inc., a Delaware corporation (the parent company of Nursefinders, Inc. (d/b/a Medfinders)) and its Subsidiaries.

“Acquisition Agreement” means the Agreement and Plan of Merger by and among AMN Healthcare Services, Inc., Nightingale Acquisition, Inc., Nightingale Acquisition, LLC, NF Investors, Inc. and GSUIG, L.L.C. (in its capacity as the representative), dated as of July 28, 2010, as it may be amended on or prior to the First Amendment Effective Date.

“Additional Tranche B Lender” means those Lenders providing Additional Tranche B Loans on the First Amendment Effective Date.

“Additional Tranche B Loan” shall have the meaning set forth in Section 2.4(a).

“Additional Tranche B Loan Commitment Percentage” shall mean, for any Additional Tranche B Lender, the percentage identified as its Additional Tranche B Loan Percentage on Schedule 2.1(a).

“Additional Tranche B Loan Committed Amount” shall have the meaning set forth in Section 2.4(a).

“Backstopped Letters of Credit” shall mean those certain letters of credit set forth on Schedule 1.1F.

“Consolidated First Lien Leverage Ratio” means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness of the Consolidated Parties on a consolidated basis, other than Indebtedness attributable to the Second Lien Financing, on the last day of such period to (b) Consolidated EBITDA for such period.

“Existing Tranche B Loan Maturity Date” shall have the meaning set forth in the definition of Tranche B Loan Maturity Date.

“Extended Tranche B Lender” means those Lenders with (a) Additional Tranche B Loans and/or (b) Initial Tranche B Loans that mature on the Extended Tranche B Loan Maturity Date.

Extended Tranche B Loans” means (a) the Additional Tranche B Loans and/or (b) the Initial Tranche B Loans that, as indicated on Schedule 2.1(a), mature on the Extended Tranche B Maturity Date.

“Extended Tranche B Loan Maturity Date” shall have the meaning set forth in the definition of Tranche B Loan Maturity Date.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, the Parent, the Subsidiary Guarantors, the Requisite Lenders, the Revolving Lenders, the Additional Tranche B Lenders, the Extended Tranche B Lenders and the Administrative Agent.

“First Amendment Effective Date” means September 1, 2010.

“GE Fee Letter” means that certain letter agreement, dated as of July 28, 2010, among the General Electric Capital Corporation, GE Capital Markets, Inc., the Borrower and the Parent, as amended, modified, restated or supplemented from time to time.

“ING Fee Letter” means that certain letter agreement, dated as of August 19, 2010, among ING Capital LLC, the Borrower and the Parent, as amended, modified, restated or supplemented from time to time.

“Initial Tranche B Loan” shall have the meaning set forth in Section 2.4(a).

“Initial Tranche B Loan Committed Amount” shall have the meaning set forth in Section 2.4(a).

“Intercreditor Agreement” means an intercreditor agreement in substantially the form of Exhibit A to the First Amendment, dated as of the First Amendment Effective Date by and among the Administrative Agent, the Second Lien Administrative Agent and the Borrower, as amended, modified, restated or supplemented from time to time.

“Liquidity” means, as of any date of determination, for the Consolidated Parties on a consolidated basis, the sum of all cash and Cash Equivalents of the Consolidated Parties as of such date plus the actual amount as of such date by which the Revolving Committed Amount exceeds the aggregate amount of Revolving Loans and Letters of Credit then outstanding.

“Medfinders Acquisition” means the Acquisition of the Acquired Company pursuant to the Acquisition Agreement.

“Non-Extended Tranche B Lender” means those Lenders with Initial Tranche B Loans that mature on the Existing Tranche B Loan Maturity Date.

“Non-Extended Tranche B Loans” means the Initial Tranche B Loans that, as indicated on Schedule 2.1(a), mature on the Existing Tranche B Maturity Date.

“Refinancing Event” means the incurrence by any Credit Party of any Indebtedness (including, without limitation, any new or additional term loans under this Credit Agreement, whether incurred directly or by way of the conversion of Loans into a new tranche of replacement term loans under this Credit Agreement) having an effective interest rate (to be calculated after giving effect to margins, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) as of the date of such incurrence that is by the express terms of such Indebtedness (and not by virtue of any fluctuation in Eurodollar Rate or Base Rate), less than the effective interest rate of (to be calculated on the same basis as above) the Extended Tranche B Loans as of the date of such incurrence.

“Second Lien Administrative Agent” shall mean Bank of America, N.A., in its capacity as administrative agent for the Second Lien Lenders, together with its successors and assigns.

“Second Lien Credit Agreement” shall mean that certain Second Lien Credit Agreement dated as of the First Amendment Effective Date among the Parent, the Borrower, each Subsidiary Guarantor party thereto, the lenders party thereto and the Second Lien Administrative Agent, as amended, amended and restated, modified or supplemented from time to time.

“Second Lien Collateral Documents” means a collective reference to the “Security Agreement” and “Pledge Agreement”, each delivered pursuant to the Second Lien Credit Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Second Lien Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements, account control agreements and patent and trademark filings.

“Second Lien Financing” shall mean the $40 million senior secured second lien financing incurred by the Borrower pursuant to the Second Lien Credit Agreement.

“Second Lien Lenders” shall mean those certain banks and other financial institutions from time to time party to the Second Lien Credit Agreement as lenders.

“Tranche B Loan Maturity Date” shall mean (a) with respect to all Initial Tranche B Loans held by Non-Extended Tranche B Lenders, December 23, 2013 (the “Existing Tranche B Maturity Date”) and (b) with respect to all Extended Tranche B Loans, June 23, 2015 (the “Extended Tranche B Maturity Date”).

“Transaction” means (i) the Medfinders Acquisition, (ii) the entering into of the First Amendment by the Borrower and the Guarantors, (iii) the entering into of the Second Lien Credit Agreement by the Borrower and the Guarantors, (iv) the entering into of the other “Credit Documents” as defined in the Second Lien Credit Agreement by the Borrower and the Guarantors, (v) the repayment, with proceeds of the Loans hereunder, of all Indebtedness of the Acquired Company and (vi) the related financings and other transactions contemplated by this Credit Agreement, the Second Lien Credit Agreement and the Acquisition Agreement.

SUBPART 2.3 Amendment to Section 1.2(a). Section 1.2(a) of the Existing Credit Agreement is hereby amended in the following respects:

(a) The reference to “the fiscal year ended December 31, 2008” in such section is hereby amended to read “the fiscal year ended December 31, 2009.”

(b) The reference to “September 30, 2009” in such section is hereby amended to read “June 30, 2010.”

SUBPART 2.4 Amendment to Section 2.4(a). Section 2.4(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Tranche B Loan Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each Lender with a Tranche B Loan Commitment on the Closing Date made available to the Borrower on the Closing Date such Lender’s Commitment Percentage of a term loan in Dollars (the “Initial Tranche B Loan”) in the aggregate principal amount of ONE HUNDRED TEN MILLION DOLLARS ($110,000,000) (the “Initial Tranche B Loan Committed Amount”). The aggregate outstanding principal amount of the Initial Tranche B Loan as of the First Amendment Effective Date is equal to ONE HUNDRED SEVEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($107,250,000). Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each Additional Tranche B Lender severally agrees to make available to the Borrower on the First Amendment Effective Date such Additional Tranche B Lender’s Additional Tranche B Loan Commitment Percentage of a term loan in Dollars (the “Additional Tranche B Loan”, together with the Initial Tranche B Loan, the “Tranche B Loan”) in the aggregate principal amount of SEVENTY SEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($77,750,000) (the “Additional Tranche B Loan Committed Amount”, together with the Initial Tranche B Loan Committed Amount, the “Tranche B Loan Committed Amount”). The Tranche B Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than six (6) Eurodollar Loans which are Tranche B Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts prepaid or repaid on the Tranche B Loan may not be reborrowed.

SUBPART 2.5 Amendment to Section 2.4(b). Section 2.4(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Borrowing Procedures. The Borrower shall submit an appropriate Notice of Borrowing to the Administrative Agent with respect to (i) the Initial Tranche B Loan not later than 12:00 Noon (Charlotte, North Carolina time) on the Closing Date and (ii) the Additional Tranche B Loan not later than 12:00 Noon (Charlotte, North Carolina time) on the First Amendment Effective Date in the case of a Base Rate Loan or on the third Business Day prior to the First Amendment Effective Date in the case of a Eurodollar Loan; provided that with respect to any Eurodollar Loan requested by the Borrower on the First Amendment Effective Date, the Borrower shall provide a funding indemnity letter in form and substance reasonably acceptable to the Administrative Agent contemporaneously with the delivery of the Notice of Borrowing. Such Notices of Borrowing shall be irrevocable. Each (i) Tranche B Lender with a Tranche B Loan Commitment on the Closing Date made its Commitment Percentage of the Initial Tranche B Loan and (ii) each Additional Tranche B Lender shall make its Additional Tranche B Commitment Percentage of the Additional Tranche B Loan available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, by 2:00 P.M. (Charlotte, North Carolina time) on (i) with respect to the Initial Tranche B Loan, the Closing Date in Dollars and in funds immediately available to the Administrative Agent and (ii) with respect to the Additional Tranche B Loan, the First Amendment Effective Date in Dollars and in funds immediately available to the Administrative Agent; provided, however, that the Administrative Agent shall, if requested by the Borrower and agreed to by the Administrative Agent, make the Additional Tranche B Loan available to the Borrower as provided above prior to the Administrative Agent’s receipt of corresponding amounts from the Additional Tranche B Lenders.

SUBPART 2.6 Amendment to Section 2.4(d). Section 2.4(d) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) Repayment of Tranche B Loan.

(i) Repayment of Initial Tranche B Loans held by Non-Extended Tranche B Lenders.

[No longer applicable.]

(ii) Repayment of Extended Tranche B Loans. The principal amount of Extended Tranche B Loans shall be payable in installments on the dates and in the amounts set forth in the table below, unless accelerated sooner pursuant to Section 9.2:

Payment Dates	Principal Amortization Payment
September 30, 2010	$2,312,500
December 31, 2010	$2,312,500
March 31, 2011	$2,312,500
June 30, 2011	$2,312,500
September 30, 2011	$4,625,000
December 31, 2011	$4,625,000
March 31, 2012	$4,625,000
June 30, 2012	$4,625,000
September 30, 2012	$6,937,500
December 31, 2012	$6,937,500
March 31, 2013	$6,937,500
June 30, 2013	$6,937,500
September 30, 2013	$6,937,500
December 31, 2013	$6,937,500
March 31, 2014	$6,937,500
June 30, 2014	$6,937,500
September 30, 2014	$9,250,000
December 31, 2014	$9,250,000
March 31, 2015	$9,250,000
Extended Tranche B Loan Maturity Date	$74,000,000 or the remaining outstanding principal amount of the Extended Tranche B Loans

SUBPART 2.7 Amendment to Section 2.4(e). Section 2.4(e) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e) Interest. Subject to the provisions of Section 3.1, the Tranche B Loan shall bear interest at a per annum rate equal to:

(i) Base Rate Loans. (A) During such periods as the Non-Extended Tranche B Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus 3.00% and (B) during such periods as the Extended Tranche B Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus 4.50%.

(ii) Eurodollar Loans. (A) During such periods as the Non-Extended Tranche B Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus 4.00% and (B) during such periods as the Extended Tranche B Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus 5.50%.

Interest on the Tranche B Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

SUBPART 2.8 Amendment to Section 2.5. Section 2.5 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

2.5 Reserved.

SUBPART 2.9 Amendments to Section 3.3.

(a) The last sentence appearing at the end of clause (a) is hereby amended and restated in its entirety to read as follows

All prepayments under this Section 3.3(a) shall be subject to Section 3.3(c) and Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(b) A new clause (c) is hereby added to Section 3.3 of the Existing Credit Agreement to read as follows:

(c) Prepayment Premiums. In connection with any prepayment of the Extended Tranche B Loans with the proceeds of any Refinancing Event consummated prior to the first anniversary of the First Amendment Effective Date, the Borrower agrees to pay a premium in an amount equal to 1.0% of the aggregate principal amount of the Extended Tranche B Loans prepaid in connection with such Refinancing Event (it being understood that the incurrence of Indebtedness shall only be a Refinancing Event to the extent of the proceeds thereby used to prepay the Extended Tranche B Loans and not to the extent the proceeds are generated from other sources).

SUBPART 2.10 Amendment to Section 3.11(e). Section 3.11(e) of the Existing Credit Agreement is hereby amended by adding a new clause (iv) to the end thereof to read as follows:

(iv) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent such documentation reasonably requested by the Borrower and the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine whether payments to such Lender hereunder requirements are subject to withholding under FATCA.

SUBPART 2.11 Amendment to Section 3.12(a). The reference to “Closing Date” contained in subclause (i) of Section 3.12(a) of the Existing Credit Agreement is hereby amended to read “First Amendment Effective Date.”

SUBPART 2.12 Amendment to Section 6.1(a). Section 6.1(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.1 Financial Condition.

(a) The audited consolidated balance sheets and income statements of the Consolidated Parties for the fiscal year ended December 31, 2009 (including the notes thereto) (i) have been audited by (A) with respect to the Acquired Company, Ernst & Young and (B) with respect to the other Consolidated Parties, KPMG LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of each of the Consolidated Parties referred in clauses (A) and (B) of this paragraph as of such date and for such periods, it being understood that each of the Acquired Company and the other Consolidated Parties were independent businesses and not aggregated for purposes of preparing consolidated financial statements for periods prior to the First Amendment Effective Date. The unaudited interim balance sheets of each of the Consolidated Parties referred in clauses (A) and (B) of this paragraph as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal quarterly period ended after December 31, 2009 and prior to the First Amendment Effective Date (i) have been prepared in accordance with GAAP consistently applied for interim financial statements throughout the periods covered thereby, and (ii) present fairly in all material respects the consolidated and consolidating financial condition, results of operations and cash flows of the of each of the Consolidated Parties referred in clauses (A) and (B) of this paragraph as of such date and for such periods except that they do not contain the materials and disclosures to be found in notes to financial statements prepared in accordance with GAAP nor do they reflect year-end adjustments. Other than the Medfinders Acquisition, during the period from December 31, 2009 to and including the First Amendment Effective Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto.

SUBPART 2.13 Amendment to Section 6.2. Section 6.2 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.2 No Material Change.

Since the date the Parent’s Form 10-K was filed with the SEC for the fiscal year ended December 31, 2009, there has been no development or event relating to or affecting any Consolidated Party (other than the Acquired Company) which has had or could reasonably be expected to have a Material Adverse Effect and since the First Amendment Effective Date, there has been no development or event relating to or affecting any Consolidated Party (including the Acquired Company) which has had or could reasonably be expected to have a Material Adverse Effect.

SUBPART 2.14 Amendment to Section 6.7. The reference to “September 30, 2009” appearing in Section 6.7 of the Existing Credit Agreement is hereby amended to read “June 30, 2010”.

SUBPART 2.15 Amendment to Section 6.13. Section 6.13 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.13 Corporate Structure; Capital Stock, etc.

The capital and ownership structure of the Consolidated Parties as of the First Amendment Effective Date is as described in Schedule 6.13A. Set forth on Schedule 6.13B is a complete and accurate list as of the First Amendment Effective Date with respect to the Borrower and each of its direct and indirect Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Persons is validly issued, fully paid and non-assessable and as of the First Amendment Effective Date is owned by the Consolidated Parties, directly or indirectly, in the manner set forth on Schedule 6.13B, free and clear of all Liens (other than Permitted Liens). As of the First Amendment Effective Date, other than as set forth in Schedule 6.13B, neither the Borrower nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.

SUBPART 2.16 Amendment to Section 6.15. Section 6.15 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.15 Purpose of Loans and Letters of Credit.

The Borrower will use the proceeds of the Loans to (a) provide for working capital, capital expenditures and general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, Permitted Acquisitions), (b) on the Closing Date to refinance the Existing Credit Agreement, (c) on the Closing Date to cash collateralize certain letters of credit issued under the Existing Credit Agreement in accordance with the Cash Collateral Agreement, (d) on the First Amendment Effective Date to consummate the Medfinders Acquisition and the other Transactions and (e) pay fees and expenses relating to any of the foregoing. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

SUBPART 2.17 Amendment to Section 6.19. Section 6.19 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.19 Business Locations.

Set forth on Schedule 6.19(a) is a list as of the First Amendment Effective Date of all real property located in the United States and owned or leased by any Credit Party with street address and state where located. Set forth on Schedule 6.19(b) is a list as of the First Amendment Effective Date of all locations where any tangible personal property of a Credit Party is located, including street address and state where located. Set forth on Schedule 6.19(c) is the chief executive office and principal place of business of each Credit Party as of the First Amendment Effective Date.

SUBPART 2.18 Amendment to Section 6.24. Section 6.24 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.24 Nature of Business.

As of the First Amendment Effective Date, the Consolidated Parties are engaged in the business of providing temporary healthcare staffing services, workforce management solutions, physician permanent placement services and home healthcare services.

SUBPART 2.19 Amendment to Section 6.25. Section 6.25 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.25 Solvency.

As of the First Amendment Effective Date, the Borrower is Solvent, and the Credit Parties are Solvent on a consolidated basis.

SUBPART 2.20 Amendments to Section 7.11.

(a) Section 7.11(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Consolidated Leverage Ratio. The Credit Parties shall not permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Consolidated Parties to be greater than:

Fiscal Year	March 31	June 30	September 30	December 31
2010	N/A	N/A	4.25 to 1.0	4.25 to 1.0
2011	4.25 to 1.0	4.25 to 1.0	4.00 to 1.0	3.75 to 1.0
2012	3.75 to 1.0	3.50 to 1.0	3.50 to 1.0	2.50 to 1.0
2013	2.50 to 1.0	2.50 to 1.0	2.50 to 1.0	2.25 to 1.0
2014 and thereafter	2.25 to 1.0	2.25 to 1.0	2.25 to 1.0	2.25 to 1.0

(b) A new Section 7.11(c) is hereby added to the Existing Credit Agreement to read as follows:

(c) Minimum Liquidity. The Credit Parties shall not permit Liquidity at any time following the First Amendment Effective Date to be less than $15,000,000.

(c) A new Section 7.11(d) is hereby added to the Existing Credit Agreement to read as follows:

(d) Consolidated First Lien Leverage Ratio. The Credit Parties shall not permit the Consolidated First Lien Leverage Ratio as of the last day of any fiscal quarter of the Consolidated Parties to be greater than:

Fiscal Year	March 31	June 30	September 30	December 31
2010	N/A	N/A	3.75 to 1.0	3.75 to 1.0
2011	3.75 to 1.0	3.75 to 1.0	3.50 to 1.0	3.00 to 1.0
2012	3.00 to 1.0	2.71 to 1.0	2.71 to 1.0	2.00 to 1.0
2013 and thereafter	2.00 to 1.0	2.00 to 1.0	2.00 to 1.0	2.00 to 1.0

SUBPART 2.21 Amendment to Section 8.1. Section 8.1 of the Existing Credit Agreement is hereby amended by adding new clauses (m) and (n) to the end thereof to read as follows, and by making the necessary grammatical changes thereto:

(m) Indebtedness incurred in connection with the Second Lien Financing in an aggregate amount not to exceed $40,000,000; and

(n) Indebtedness with respect to the Backstopped Letters of Credit (to the extent constituting Indebtedness).

SUBPART 2.22 Amendment to Section 8.7. Section 8.7 of the Existing Credit Agreement is hereby amended to (i) amend and restate clause (a) thereof in its entirety to read as follows and (ii) by adding a new clause (k) to the end thereof to read as follows, and by making the necessary grammatical changes thereto:

(a) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries); provided that the proceeds of any dividends or distributions made to the Parent in reliance of this clause (a) are subsequently contributed by the Parent to a Credit Party, and (k) the Borrower may use a portion of the proceeds of the Loan to make a dividend to the Parent on the Closing Date to allow the Parent to concurrently fund a portion of the Transactions.

SUBPART 2.23 Amendment to Section 8.8. Section 8.8 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.8 Other Indebtedness, etc.

The Credit Parties will not permit any Consolidated Party to (a) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (i) after the issuance thereof, amend or modify any of the terms of any Indebtedness (other than the Second Lien Credit Agreement or this Agreement) of any such Person if such amendment or modification would add or change any terms in a manner adverse to such Person, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness (other than the Second Lien Credit Agreement or this Agreement) of such Person, (b) shorten the final maturity of any Subordinated Indebtedness or amend or modify any of the subordination provisions of any Subordinated Indebtedness, (c) make interest payments in respect of any Subordinated Indebtedness in violation of the subordination provisions of the documents evidencing and/or governing such Subordinated Indebtedness or (d) except as otherwise permitted under Section 8.7, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Indebtedness.

SUBPART 2.24 Amendment to Section 8.10. Section 8.10 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.10 Organizational Documents; Fiscal Year; Second Lien Credit Agreement.

The Credit Parties will not permit any Consolidated Party to (i) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any manner materially adverse to the Lenders, (ii) change its fiscal year or (iii) amend, modify or change any term or condition of the “Credit Documents” as defined in the Second Lien Credit Agreement in any manner which would be adverse in any material way to the Lenders.

SUBPART 2.25 Amendment to Section 8.11. Section 8.11 of the Existing Credit Agreement is hereby amended by adding the words “Except as contemplated in the Intercreditor Agreement or the Second Lien Credit Agreement,” at the beginning of such section, and by making the necessary grammatical changes thereto.

SUBPART 2.26 Amendment to Section 8.12. Clause (b) contained in Section 8.12 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) The Parent shall not (i) hold any material assets other than (A) the Capital Stock of the Borrower or any Wholly-Owned Subsidiary of the Parent that is a Credit Party or an Excluded Subsidiary, (B) the Capital Stock of the Parent repurchased, redeemed or otherwise acquired or retired for value by the Parent to the extent permitted by Section 8.7 and (C) cash to the extent permitted by Section 8.7, (ii) have any liabilities other than (A) Indebtedness permitted under Section 8.1, (B) tax liabilities in the ordinary course of business, (C) loans, advances and payments permitted under Section 8.9, (D) corporate, administrative and operating expenses in the ordinary course of business and (E) other liabilities under (1) the Credit Documents and the Second Lien Credit Agreement, (2) the documents evidencing and/or governing any Subordinated Indebtedness, (3) registration rights agreements, (4) stock option plans (including, without limitation, those in existence on the Closing Date), or (5) any other agreement, document or instrument related to any of the foregoing or (iii) engage in any business other than (A) owning the Capital Stock of the Borrower or any Wholly-Owned Subsidiary of the Parent that is a Credit Party or an Excluded Subsidiary and activities incidental or related thereto, (B) acting as a Guarantor hereunder and pledging its assets to the Administrative Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party and the Second Lien Credit Agreement, (C) activities related to its obligations under the Securities Laws, (D) acting as a borrower or guarantor, as applicable, in respect of Indebtedness permitted under Section 8.1, (E) in connection with the exercise of its rights under and its compliance with the obligations applicable to it under the documents listed in clause (ii)(E) above and (F) activities relating to any repurchase, redemption or other acquisition or retirement for value of any Capital Stock or any option to acquire Capital Stock of the Parent to the extent permitted by Section 8.7.

SUBPART 2.27 Amendment to Section 8.14. Section 8.14 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.14 Capital Expenditures.

The Credit Parties will not permit Consolidated Capital Expenditures for any fiscal year to exceed $16,000,000 plus the unused amount available for Consolidated Capital Expenditures under this Section 8.14 for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year).

SUBPART 2.28 Amendment to Section 8.15. Section 8.15 of the Existing Credit Agreement is hereby amended by adding a new clause (e) to the end thereof to read as follows, and by making the necessary grammatical changes thereto:

and (e) pursuant to the Second Lien Credit Agreement and the Second Lien Collateral Documents.

SUBPART 2.29 Amendment to Section 10.10. Clause (b) contained in Section 10.10 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by clause (vii), (viii) or (xix) of the definition of Permitted Liens; and

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SUBPART 2.30 Amendment to Section 10.10. Section 10.10 of the Existing Credit Agreement is hereby amended by adding a new clause (d) to the end thereof to read as follows, and by making the necessary grammatical changes thereto:

(d) (i) enter into the Intercreditor Agreement and (ii) to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Credit Document in accordance with the terms of the Intercreditor Agreement.

SUBPART 2.31 Closing Date References. All references to “Closing Date” set forth in clause (iv) of the definition of Permitted Investments, clause (xvi) of the definition of Permitted Liens and in Sections 6.10, 6.13. 6.19, 6.23, 7.6, 8.1 and 8.9, as such references relate to the corresponding schedules set forth in such sections, are hereby amended to read “First Amendment Effective Date”.

SUBPART 2.32 New Schedule 1.1E. A new Schedule 1.1E is hereby added to the Existing Credit Agreement in the form of Schedule 1.1E attached hereto.

SUBPART 2.33 New Schedule 1.1F. A new Schedule 1.1F is hereby added to the Existing Credit Agreement in the form of Schedule 1.1F attached hereto.

SUBPART 2.34 Replacement Schedules. Schedules 1.1A, 1.1B, 1.1C, 1.1D, 2.1(a), 6.4, 6.10, 6.13A, 6.13B, 6.17, 6.19(a), 6.19(b), 6.19(c), 6.24, 7.6, 8.1, 8.9 and 11.1 of the Existing Credit Agreement are hereby deleted in their entirety and new schedules in the form of the corresponding schedules attached hereto are substituted therefor. Such schedules have been revised to give effect to the Transactions and the joinder agreement for the Acquired Company referred to in Subpart 4.5.

SUBPART 2.35 Replacement of Exhibit 7.1(c). Exhibit 7.1(c) of the Existing Credit Agreement is hereby deleted in its entirety and a new exhibit in the form of Exhibit 7.1(c) attached hereto is substituted therefor.

SUBPART 2.36 Replacement of Exhibit 11.3(b). Exhibit 11.3(b) of the Existing Credit Agreement is hereby deleted in its entirety and a new exhibit in the form of Exhibit 11.3(b) attached hereto is substituted therefor.

PART 3

LENDER JOINDER

From and after the First Amendment Effective Date, by execution of this Amendment, each Person identified on the signature pages hereto as an Additional Tranche B Lender hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Person will be deemed to be a party to the Amended Credit Agreement and a “Lender” for all purposes of the Amended Credit Agreement, and shall have all of the obligations of a Lender thereunder as if it had executed the Amended Credit Agreement. Such Person hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Lenders contained in the Amended Credit Agreement.

PART 4

CONDITIONS TO EFFECTIVENESS

SUBPART 4.1 First Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the “First Amendment Effective Date”) when all of the conditions set forth in this Part 4 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “First Amendment”.

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SUBPART 4.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Parent, the Subsidiary Guarantors, the Requisite Lenders, each of the Revolving Lenders, each of the Additional Tranche B Lenders, each of the Extended Tranche B Lenders and the Administrative Agent.

SUBPART 4.3 Second Lien Financing. The Lenders shall be reasonably satisfied with the terms and conditions of the Second Lien Financing. The Administrative Agent shall have received satisfactory evidence that simultaneously with the making of the initial Loans hereunder, the Borrower shall receive not less than $40 million in gross cash proceeds from the Second Lien Financing.

SUBPART 4.4 Execution of Counterparts of Intercreditor Agreement. The Administrative Agent shall have received counterparts of the Intercreditor Agreement, which collectively shall have been duly executed on behalf of each of the Borrower, the Administrative Agent and the Second Lien Administrative Agent and shall be in form and substance reasonably satisfactory to the Lenders.

SUBPART 4.5 Collateral. All filings, recordations and searches reasonably necessary or desirable in connection with the liens and security interests of the Borrower and its Subsidiaries forming part of the Lenders’ Collateral (including, without limitation, the Acquired Company) shall have been duly made (including, applicable joinder agreements with respect to the Acquired Company); all filing and recording fees and taxes shall have been duly paid. The Lenders shall be satisfied with the amount and types of all insurance maintained by the Borrower and its Subsidiaries (including, without limitation, the Acquired Company); and the Administrative Agent shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries (including, without limitation, the Acquired Company) forming part of the Lenders’ Collateral.

SUBPART 4.6 Corporate Documents. Receipt by the Administrative Agent of the following:

(i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party (other than Merritt, Hawkins & Associates) certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the First Amendment Effective Date. With respect to Merritt, Hawkins & Associates, the Administrative Agent shall receive articles or certificates of incorporation or other charter documents certified by a secretary or assistant secretary of Merritt, Hawkins & Associates to be true and correct as of the First Amendment Effective Date.

(ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the First Amendment Effective Date.

(iii) Resolutions. Copies of resolutions of the Board of Directors or other governing body of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the First Amendment Effective Date.

(iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and the state or other jurisdiction of the chief executive office or principal place of business and (B) to the extent available, a certificate indicating payment of all corporate or comparable franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

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(v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the First Amendment Effective Date.

SUBPART 4.7 Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the First Amendment Effective Date:

(i) a legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, in form and substance reasonably satisfactory to the Administrative Agent;

(ii) a legal opinion of special Nevada counsel Lionel Sawyer & Collins, in form and substance reasonably satisfactory to the Administrative Agent;

(iii) a legal opinion of special California counsel Cooley Godward Kronish LLP with respect to Merritt, Hawkins & Associates, in form and substance reasonably satisfactory to the Administrative Agent;

(iv) a legal opinion of special Texas counsel Locke Lord Bissell & Lidell LLP with respect to The MHA Group, Inc., AMN Healthcare Allied, Inc. and RN Demand, Inc., in form and substance reasonably satisfactory to the Administrative Agent; and

(v) a legal opinion of special Missouri counsel Goffstein, Raskas, Pomerantz, Kraus & Sherman, L.L.C. with respect to Linde Health Care Staffing, Inc., in form and substance reasonably satisfactory to the Administrative Agent.

SUBPART 4.8 Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, stating that (i) all governmental and third party consents and approvals (including, without limitation, the Board of Directors of the Borrower and the Parent), if any, with respect to this Amendment and the transactions contemplated thereby have been obtained, (ii) there shall not have occurred a (x) Material Adverse Effect with respect to the Parent and its Subsidiaries taken as a whole since the date the Parent’s Form 10-K for the fiscal year ended December 31, 2009 was filed with the SEC or (y) a “Material Adverse Effect” (as defined in the Acquisition Agreement) with respect to the Acquired Company and its Subsidiaries taken as a whole since January 3, 2010, (iii) no action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (iv) the Medfinders Acquisition has been consummated and (v) immediately after giving effect to the Transaction, (A) no Default or Event of Default exists, (B) all representations and warranties contained in the Amended Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the First Amendment Effective Date (except for those which expressly relate to an earlier date, in which case, they were true and correct in all material respects as of such earlier date), (C) the Credit Parties, on a consolidated basis, are Solvent, and (D) (1) the Consolidated Leverage Ratio of the Consolidated Parties as of the First Amendment Effective Date (which Consolidated Leverage Ratio shall be calculated reflecting the Medfinders Acquisition on a Pro Forma Basis as of the first day of such period as if the Medfinders Acquisition occurred as of such date) was not greater than 3.60 to 1.0 for the twelve month period ending on June 30, 2010 and (2) the Consolidated EBITDA of the Consolidated Parties (which Consolidated EBITDA shall be calculated reflecting the Medfinders Acquisition on a Pro Forma Basis as of the first day of such period as if the Medfinders Acquisition occurred as of such date) will be at least $65 million for the twelve months ended June 30, 2010.

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SUBPART 4.9 Financial Statements. The Administrative Agent shall have received copies of audited consolidated financial statements for the Acquired Company and its subsidiaries for the three fiscal years most recently ended for which financial statements are available and interim unaudited financial statements for each quarterly period ended since the end of the most recent fiscal year for which financial statements are available.

SUBPART 4.10 Consummation of Acquisition. The Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement and in material compliance with applicable law and regulatory approvals. The Administrative Agent shall have approved the Acquisition Agreement (it being understood that the draft of the Acquisition Agreement dated July 28, 2010 is acceptable to the Administrative Agent) and all other material agreements, instruments and documents relating to the Medfinders Acquisition, which agreements and documents shall provide for an aggregate purchase price (including assumption of Indebtedness) not in excess of $270 million (excluding any earn out payments). The Administrative Agent shall have received an officer’s certificate from the Parent (A) confirming that there have been no material modifications to the Acquisition Agreement without the consent of the Administrative Agent, to the extent such modifications could reasonably be expected to materially adversely effect the Lenders, (B) attaching a certified copy of the Acquisition Agreement, with all amendments, modifications, supplements and attachments and (C) confirming that the Medfinders Acquisition has been, or contemporaneously with the making of the initial Loans hereunder, will be consummated in accordance with the terms of the Acquisition Agreement and in compliance with material applicable law and regulatory approvals and that the Parent and/or the Borrower shall have used not less than $33.1 million of cash-on-hand (immediately prior to the Transaction) to fund the cash portion of the Acquisition consideration.

SUBPART 4.11 Repayment of Acquired Company Indebtedness. The Administrative Agent shall have received reasonably satisfactory evidence that the repayment of all Indebtedness (other than the Backstopped Letters of Credit) of the Acquired Company shall have occurred.

SUBPART 4.12 Ratings. The Parent shall have received (i) a current corporate family rating and a current corporate rating, respectively, from each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and (ii) a current facility rating with respect to the Tranche B Loan from each of Moody’s and S&P.

SUBPART 4.13 Fees and Expenses. The Administrative Agent shall have received from the Borrower (i) the aggregate amount of all fees and expenses payable to the Administrative Agent and the Arrangers in connection with the consummation of the transactions contemplated hereby, (ii) for the account of each Revolving Lender approving this Amendment by 12:00 noon Eastern Time on August 20, 2010, an amendment fee in an amount equal to 25 basis points on such Lender’s Revolving Commitment held immediately prior to the First Amendment Effective Date, (iii) for the account of each Revolving Lender agreeing to extend the maturity of its Revolving Commitment, the fees agreed upon among the Borrower, the Arrangers and the respective Revolving Lenders, as the case may be, (iv) for the account of each Tranche B Lender approving this Amendment by 12:00 noon Eastern Time on August 20, 2010, an amendment fee in an amount equal to 25 basis points on such Lender’s Tranche B Loans held immediately prior to the First Amendment Effective Date, (v) for the account of each Tranche B Lender agreeing to provide the Additional Tranche B Loans and/or extend the maturity of its Initial Tranche B Loans the fees agreed upon among the Borrower, the Arrangers and the respective Tranche B Lenders, as the case may be and (vi) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Joint Lead Arrangers in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of (i) Moore & Van Allen PLLC, special counsel to the Administrative Agent and certain Joint Lead Arrangers and (ii) Latham & Watkins LLP, special counsel to a Joint Lead Arranger.

21

PART 5

MISCELLANEOUS

SUBPART 5.1 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, (a) no Default or Event of Default exists under the Existing Credit Agreement, after giving effect to this Amendment and (b) the representations and warranties set forth in Section 6 of the Amended Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date, in which case, they were true and correct in all material respects as of such earlier date).

SUBPART 5.2 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 5.3 Instrument Pursuant to Existing Credit Agreement. This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.4 References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 4.1, all references to the “Credit Agreement” shall be deemed to refer to the Amended Credit Agreement.

SUBPART 5.5 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by facsimile or other electronic transmission shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Administrative Agent.

SUBPART 5.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SUBPART 5.7 Acknowledgment. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Guarantors’ obligations under the Amended Credit Agreement or the other Credit Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of the Guarantors’ obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders’ execution and delivery of this Amendment. Each Guarantor also hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Collateral Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Credit Party Obligations.

22

SUBPART 5.8 Binding Effect. This Amendment, the Existing Credit Agreement as amended by this Amendment and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

SUBPART 5.9 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 5.10 General. Except as amended hereby, the Existing Credit Agreement and all other credit documents shall continue in full force and effect.

SUBPART 5.11 Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

[Remainder of Page Intentionally Left Blank]

23

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:	AMN HEALTHCARE, INC.

	By:	/s/ Bary G. Bailey
	Name:	Bary G. Bailey
	Title:	Treasurer

PARENT:	AMN HEALTHCARE SERVICES, INC.

	By:	/s/ Bary G. Bailey
	Name:	Bary G. Bailey
	Title:	Treasurer

SUBSIDIARY GUARANTORS:	AMN SERVICES, INC.

	By:	/s/ Bary G. Bailey
	Name:	Bary G. Bailey
	Title:	Treasurer

O’GRADY-PEYTON INTERNATIONAL (USA), INC.

	By:	/s/ Bary G. Bailey
	Name:	Bary G. Bailey
	Title:	Treasurer

INTERNATIONAL HEALTHCARE RECRUITERS, INC.

	By:	/s/ Bary G. Bailey
	Name:	Bary G. Bailey
	Title:	Treasurer

FIRST AMENDMENT

AMN HEALTHCARE, INC.

AMN STAFFING SERVICES, INC.

By:	/s/ Bary G. Bailey
Name:	Bary G. Bailey
Title:	Treasurer

THE MHA GROUP, INC.

By:	/s/ Bary G. Bailey
Name:	Bary G. Bailey
Title:	Treasurer

MERRITT, HAWKINS & ASSOCIATES

By:	/s/ Bary G. Bailey
Name:	Bary G. Bailey
Title:	Treasurer

AMN HEALTHCARE ALLIED, INC.

By:	/s/ Bary G. Bailey
Name:	Bary G. Bailey
Title:	Treasurer

RN DEMAND, INC.

By:	/s/ Bary G. Bailey
Name:	Bary G. Bailey
Title:	Treasurer

STAFF CARE, INC.

By:	/s/ Bary G. Bailey
Name:	Bary G. Bailey
Title:	Treasurer

MHA ALLIED CONSULTING, INC.

By:	/s/ Bary G. Bailey
Name:	Bary G. Bailey
Title:	Treasurer

FIRST AMENDMENT

AMN HEALTHCARE, INC.

AMN ALLIED SERVICES, LLC

By:	/s/ Bary G. Bailey
Name:	Bary G. Bailey
Title:	Treasurer

LIFEWORK, INC.

By:	/s/ Bary G. Bailey
Name:	Bary G. Bailey
Title:	Treasurer

PHARMACY CHOICE, INC.

By:	/s/ Bary G. Bailey
Name:	Bary G. Bailey
Title:	Treasurer

RX PRO HEALTH, INC.

By:	/s/ Bary G. Bailey
Name:	Bary G. Bailey
Title:	Treasurer

FIRST AMENDMENT

AMN HEALTHCARE, INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N. A.,
in its capacity as Administrative Agent

	By:	/s/ Robert Rittelmeyer
	Name:	Robert Rittelmeyer
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N. A.,
in its capacity as Lender, Issuing Lender and Swingline Lender

	By:	/s/ Alysa Trakas
	Name:	Alysa Trakas
	Title:	Vice President

[Signatures Continued]

FIRST AMENDMENT TO CREDIT AGREEMENT

AMN HEALTHCARE, INC.

REVOLVING LENDERS:	ING CAPITAL LLC,
as a Revolving Lender

	By:	/s/ Darren Wells
	Name:	Darren Wells
	Title:	Managing Director

AMN Healthcare, Inc.

First Amendment to Credit Agreement

REVOLVING LENDERS:	SUNTRUST BANK
as a Revolving Lender

	By:	/s/ J. Ben Cumming
	Name:	J. Ben Cumming
	Title:	Vice President

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

APOSTLE LOOMIS SAYLES CREDIT OPPORTUNITIES FUND,

As Lender

By: Loomis, Sayles & Company, L.P., Its Investment Manager

By: Loomis, Sayles & Company, Incorporated, Its General Partner

as a Tranche B Lender

By: /s/ Mary McCarthy

Name: Mary McCarthy

Title: Vice President

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender

AMN Healthcare, Inc. First Amendment to Credit Agreement

TRANCHE B LENDERS:

APOSTLE LOOMIS SAYLES SENIOR LOAN FUND,

As Lender

By: Loomis, Sayles & Company, L.P., Its Investment Manager

By: Loomis, Sayles & Company, Incorporated, Its General Partner

as a Tranche B Lender

By: /s/ Mary McCarthy

Name: Mary McCarthy

Title: Vice President

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc. First Amendment to Credit Agreement

Atrium IV

By:

Name: Thomas Flannery

Title: Authorized Signatory

*We are approving and extending our commitment.*

AMN HEALTHCARE, INC.

Atrium V

By:

Name: Thomas Flannery

Title: Authorized Signatory

*We are approving and extending our commitment.*

AMN HEALTHCARE, INC.

TRANCHE B LENDERS:

BRIDGEPORT CLO II LTD.

By: Deerfield Capital Management LLC as

its Collateral Manager, as a Tranche B Lender

By: /s/ Mark E. Wittnebel

Name: Mark E. Wittnebel

Title: Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc. First Amendment to Credit Agreement

TRANCHE B LENDERS:

BRIDGEPORT CLO LTD.

By: Deerfield Capital Management LLC as

its Collateral Manager, as a Tranche B Lender

By: /s/ Mark E. Wittnebel

Name: Mark E. Wittnebel

Title: Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc. First Amendment to Credit Agreement

TRANCHE B LENDERS:

BURRRIDGE CLO Plus LTD.

By: Deerfield Capital Management LLC as

its Collateral Manager, as a Tranche B Lender

By: /s/ Mark E. Wittnebel

Name: Mark E. Wittnebel

Title: Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc. First Amendment to Credit Agreement

California Public Employees’ Retirement System By: Columbia Management Investment Advisers, LLC, fka RiverSource Investments, LLC. Its agent

By: /s/ Robin C. Stancil

Name: Robin C. Stancil

Title: Assistant Vice President

AMN HEALTHCARE, INC.

Castle Garden

By: /s/ Thomas Flannery

Name: Thomas Flannery

Title: Authorized Signatory

*We are approving and extending our commitment.*

AMN HEALTHCARE, INC.

TRANCHE B LENDERS:

CCA EAGLE LOAN MASTER FUND LTD.

By: Citigroup Alternative Investments LLC, as Investment manager for and on behalf of CCA EAGLE LOAN MASTER FUND LTD. as a Tranche B Lender

By: /s/ Melanie Hanlon

Name: Melanie Hanlon

Title: Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

Cent CDO 10 Limited

By: Columbia Management Investment Advisers, LLC, fka RiverSource Investments, LLC

By: /s/ Robin C. Stancil

Name: Robin C. Stancil

Title: Director of Operations

AMN HEALTHCARE, INC.

Cent CDO 12 Limited

By: Columbia Management Investment Advisers, LLC, fka RiverSource Investments, LLC

By: /s/ Robin C. Stancil

Name: Robin C. Stancil

Title: Director of Operations

AMN HEALTHCARE, INC.

Cent CDO 14 Limited

By: Columbia Management Investment Advisers, LLC, fka RiverSource Investments, LLC

By: /s/ Robin C. Stancil

Name: Robin C. Stancil

Title: Director of Operations

AMN HEALTHCARE, INC.

Cent CDO 15 Limited

By: Columbia Management Investment Advisers, LLC, fka RiverSource Investments, LLC

By: /s/ Robin C. Stancil

Name: Robin C. Stancil

Title: Assistant Vice President

AMN HEALTHCARE, INC.

Cent CDO XI Limited

By: Columbia Management Investment Advisers, LLC, fka RiverSource Investments, LLC

By: /s/ Robin C. Stancil

Name: Robin C. Stancil

Title: Director of Operations

AMN HEALTHCARE, INC.

Centurion CDO 8 Limited

By: Columbia Management Investment Advisers, LLC, fka RiverSource Investments, LLC

By: /s/ Robin C. Stancil

Name: Robin C. Stancil

Title: Director of Operations

AMN HEALTHCARE, INC.

Centurion CDO 9 Limited

By: Columbia Management Investment Advisers, LLC, fka RiverSource Investments, LLC

By: /s/ Robin C. Stancil

Name: Robin C. Stancil

Title: Director of Operations

AMN HEALTHCARE, INC.

Centurion CDO VI, Ltd.

By: Columbia Management Investment Advisers, LLC, fka RiverSource Investments, LLC

By: /s/ Robin C. Stancil

Name: Robin C. Stancil

Title: Director of Operations

AMN HEALTHCARE, INC.

Centurion CDO VII Limited

By: Columbia Management Investment Advisers, LLC,

fka RiverSource Investments, LLC

By: /s/ Robin C. Stancil

Name: Robin C. Stancil

Title: Director of Operations

AMN HEALTHCARE, INC.

TRANCHE B LENDERS:

CUMBERLAND II CLO LTD.

By: Deerfield Capital Management LLC as

its Collateral Manager, as a Tranche B Lender

By: /s/ Mark E. Wittnebel

Name: Mark E. Wittnebel

Title: Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

DFR Middle Market CLO, LTD.

By: Deerfield Capital Management LLC as

its Collateral Manager, as a Tranche B Lender

By:/s/ Mark E. Wittnebel

Name: Mark E. Wittnebel

Title: Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

As a Tranche B Lender

DWS Floating Rate Plus Fund

By: Deutsche Investment Management Americas, Inc. Investment Advisor

By: /s/ Eric S. Meyer

Eric S. Meyer, Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

By: /s/ Colleen Cunniffe

Name: Colleen Cunniffe

Title: Managing Director

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

As a Tranche B Lender

DWS Short Duration Plus Fund

By: Deutsche Investment Management Americas, Inc.

Investment Advisor

By: /s/ Eric S. Meyer

Eric S. Meyer, Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

By: /s/ Colleen Cunniffe

Name: Colleen Cunniffe

Title: Managing Director

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

As a Tranche B Lender

Flagship CLO III

By: Deutsche Investment Management Americas, Inc.

(as successor in interest to Deutsche Asset Management, Inc.),

As Collateral Manager

By: /s/ Eric S. Meyer

Eric S. Meyer, Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender and/or

An Additional Tranche B Lender.

By: /s/ Colleen Cunniffe

Name: Colleen Cunniffe

Title: Managing Director

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

As a Tranche B Lender

Flagship CLO IV

By: Deutsche Investment Management Americas, Inc.

(as successor in interest to Deutsche Asset Management, Inc.),

As Collateral Manager

By: Eric S. Meyer

Eric S. Meyer, Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender and/or

An Additional Tranche B Lender.

By: /s/ Colleen Cunniffe

Name: Colleen Cunniffe

Title: Managing Director

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

As a Tranche B Lender

Flagship CLO V

By: Deutsche Investment Management Americas, Inc.

(as successor in interest to Deutsche Asset Management, Inc.),

As Collateral Manager

By: /s/ Eric S. Meyer, Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender and/or

An Additional Tranche B Lender

By: /s/ Colleen Cunniffe

Name: Colleen Cunniffe

Title: Managing Director

AMN Healthcare, Inc. First Amendment to Credit Agreement

TRANCHE B LENDERS:

As a Tranche B Lender

Flagship CLO VI

By: Deutsche Investment Management Americas, Inc.

As Collateral Manager

By: /s/ Eric S. Meyer, Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender and/or

An Additional Tranche B Lender.

By: /s/ Colleen Cunniffe

Name: Colleen Cunniffe

Title: Managing Director

AMN Healthcare, Inc. First Amendment to Credit Agreement

TRANCHE B LENDERS:

Galaxy V CLO, Ltd.

By: PineBridge Investments LLC

Its Collateral Manager

[LENDER],

as a Tranche B Lender

By: /s/ John Wesley Burgess

Name: John Wesley Burgess

Title: Vice President

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

TRANCHE B LENDERS:

Galaxy VI CLO, Ltd.

By: PineBridge Investments LLC

Its Collateral Manager

[LENDER],

as a Tranche B Lender

By: /s/ John Wesley Burgess

Name: John Wesley Burgess

TitIe: Vice President

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender and/or

An Additional Tranche B Lender.

TRANCHE B LENDERS:

Galaxy VII CLO, Ltd.

By: PineBridge Investments LLC

Its Collateral Manager

[LENDER],

as a Tranche B Lender

By: /s/ John Wesley Burgess

Name: John Wesley Burgess

Title: Vice President

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

TRANCHE B LENDERS:

Galaxy VIII CLO, Ltd.

By: PineBridge Investments LLC

Its Collateral Manager

[LENDER],

as a Tranche B Lender

By: /s/ John Wesley Burgess

Name: John Wesley Burgess

Title: Vice President

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

TRANCHE B LENDERS:

Galaxy X CLO, Ltd.

By: PineBridge Investments LLC

Its Collateral Manager

[LENDER],

as a Tranche B Lender

By: /s/ John Wesley Burgess

Name: John Wesley Burgess

Title: Vice President

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

TRANCHE B LENDERS:

General Electric Capital Corporation,

as a Tranche B Lender

By: /s/ Jason Ricketts

Name: Jason Ricketts

Title: Duly Authorized Signatory

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

GULF STREAM-COMPASS CLO 2005-1, LTD

By: Gulf Stream Asset Management LLC

As Collateral Manager

GULF STREAM-COMPASS CLO 2005-II, LTD

By: Gulf Stream Asset Management LLC

As Collateral Manager

GULF STREAM-SEXTANT CLO 2006-1, LTD

By: Gulf Stream Asset Management LLC

As Collateral Manager

GULF STREAM-RASHINBAN CLO 2006-1, LTD

By: Gulf Stream Asset Management LLC

As Collateral Manager

GULF STREAM-SEXTANT CLO 2007-1, LTD

By: Gulf Stream Asset Management LLC

As Collateral Manager

GULF STREAM-COMPASS CLO 2007, LTD

By: Gulf Stream Asset Management LLC

As Collateral Manager

NEPTUNE FINANCE CCS, LTD

By: Gulf Stream Asset Management LLC

As Collateral Manager

as a Tranche B Lender

By: /s/ Barry K. Love

Name: Barry K. Love

Title: Chief Credit Officer

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

HCM Pathfinder Master Fund LTD, as a Tranche B Lender

By: /s/ Michael E. Lewitt

Name: Michael E. Lewitt

Title: Authorized Signatory

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

Hewett’s Island CLO III, Ltd.

By: CypressTree Investment Management Company, LLC

as Portfolio Manager.

as a Tranche B Lender

By: /s/ Martha Hadeler

Name: Martha Hadeler

Title: Sr. Portfolio Manager

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

Hewett’s Island CLO I R, Ltd.

By: CypressTree Investment Management Company, LLC

as Portfolio Manager

as a Tranche B Lender

By: /s/ Martha Hadeler

Name: Martha Hadeler

Title: Sr. Portfolio Manager

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

Hewett’s Island CLO IV, Ltd.

By: CypressTree Investment Management Company, LLC

as Portfolio Manager.

as a Tranche B Lender

By: /s/ Robert Weeden

Name: Robert Weeden

Title: Sr. Portfolio Manager

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

Hewett’s Island CLO V, Ltd.

By: CypressTree Investment Management Company, LLC

as Portfolio Manager.

as a Tranche B Lender

By: /s/ Robert Weeden

Name: Robert Weeden

Title: Sr. Portfolio Manager

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

Hewette’s Island CLO VI, Ltd,

By: CypressTree Investment Management Company, LLC

as Portfolio Manager.

as a Tranche B Lender

By: /s/ Robert Weeden

Name: Robert Weeden

Title: Sr. Portfolio Manager

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

ING CAPITAL LLC,

as a Tranche B Lender

By: /s/ Darren Wells

Name: Darren Wells

Title: Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc. First Amendment to Credit Agreement

TRANCHE B LENDERS:

LANDMARK III CDO LIMITED

By Aladdin Capital Management LLC, as Lender

By: /s/ Thomas E. Bancroft

Name: Thomas E. Bancroft Title: Designated Signatory

LANDMARK VIII CLO LTD

By Aladdin Capital Management LLC, as Lender

By: /s/ Thomas E. Bancroft

Name: Thomas E. Bancroft

Title: Designated Signatory

LANDMARK IX CDO LTD

By: Aladdin Capital Management LLC as Lender

By: /s/ Thomas E. Bancroft

Name: Thomas E. Bancroft Title: Designated Signatory

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc. First Amendment to Credit Agreement

TRANCHE B LENDERS:

LightPoint CLO V, Ltd,

as a Tranche B Lender

By Neuberger Bernan Fixed Income LLC as collateral manager

By: /s/ Colin Donlan

Name: Colin Donlan

Title: Authorized Signatory

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc. First Amendment to Credit Agreement

TRANCHE B LENDERS:

LightPoint CLO VIII, Ltd,

as a Tranche B Lender

By Neuberger Berman Fixed Income LLC as collateral manager

By: /s/ Colin Donlan

Name: Colin Donlan

Title: Authorized Signatory

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

LMP Corporate Loan Fund, Inc.

By: Citi Alternative Investments LLC

as a Tranche B Lender

By: /s/ Melanie Hanlon

Name: Melanie Hanlon

Title: Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

LOOMIS SAYLES

LEVERAGED SENIOR LOAN FUND LTD.,

As Lender

By: Loomis, Sayles & Company, L.P.,

Its Investment Manager

By: Loomis. Sayles & Company, Incorporated,

Its General Partner

as a Tranche B Lender

By: /s/ Mary McCarthy

Name: Mary McCarthy

Title: Vice President

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

THE LOOMIS SAYLES

SENIOR LOAN FUND, LLC,

As Lender

By: Loomis, Sayles & Company, L.P.,

Its Managing Member

By: Loomis, Sayles & Company, Incorporated,

Its General Partner

as a Tranche B Lender

By: Mary McCarthy

Name: Mary McCarthy

Title: Vice President

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

Madison Park III

By: /s/ Thomas Flannery

Name: Thomas Flannery

Title: Authorized Signatory

*We are approving and extending our commitment.*

AMN HEALTHCARE, INC.

Madison Park Funding V

By: /s/ Thomas Flannery

Name: Thomas Flannery

Title: Authorized Signatory

*We are approving and extending our commitment.*

AMN HEALTHCARE, INC.

TRANCHE B LENDERS:

MARQUETTE PARK CLO LTD.

By: Deerfield Capital Management LLC as

its Collateral Manager, as a Tranche B Lender

By: /s/ Mark E. Wittnebel

Name: Mark E. Wittnebel

Title: Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

Meadows Foundation Incorporated, as a Tranche B Lender

By: /s/ Michael E. Lewitt

Name: Michael E. Lewitt

Title: Authorized Signatory

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

NATIXIS LOOMIS SAYLES

SENIOR LOAN FUND,

As Lender

By: Loomis, Sayles & Company. L.P.,

Its Investment Manager

By: Loomis, Sayles & Company. Incorporated,

Its General Partner

as a Tranche B Lender

By: /s/ Mary McCarthy

Name: Mary McCarthy

Title: Vice President

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Trench B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

PineBridge Bank Loan Fund

By: PineBridge Investments LLC

Its Investment Manager

[LENDER],

as a Tranche B Lender

By: /s/ John Wesley Burgess

Name: John Wesley Burgess

Title: Vice President

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

TRANCHE B LENDERS:

Primus CLO I, Ltd,

By: Primus Asset Management, Inc.,

as a Collateral Manager

as Q Tranche B Lender

By: /s/ Robert Weeden

Name: Robert Weeden

Title: Sr. Portfolio Manager

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

Primus CLO II, Ltd,

By: Primus Asset Management, Inc.,

as Collateral Manager

as a Tranche B Lender

By: /s/ Martha Hadeler

Name: Martha Hadeler

Title: Sr. Portfolio Manager

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

REGATTA FUNDING LTD.

By: Citi Alternative Investments LLC,

attorney-in-fact

as a Tranche B Lender

By: /s/ Melanie Hanlon

Name: Melanie Hanlon

Title: Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

RiverSource Bond Series, Inc. -

RiverSource Floating Rate Fund

By: /s/ Robin C. Stancil

Name: Robin C. Stancil

Title: Assistant Vice President

AMN HEALTHCARE, INC.

RiverSource Strategic Allocation

Series, Inc.- RiverSource Strategic

Income Allocation Fund

By: /s/ Robin C. Stancil

Name: Robin C. Stancil

Title: Assistant Vice President

AMN HEALTHCARE, INC.

TRANCHE B LENDERS:

Saturn CLO, Ltd.

By: PineBridge Investments LLC

Its Collateral Manager

[LENDER],

as a Tranche B Lender

By: /s/ John Wesley Burgess

Name: John Wesley Burgess

Title: Vice President

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

TRANCHE B LENDERS:

SCHILLER PARK CLO LTD.

By: Deerfield Capital Management LLC as

its Collateral Manager, as a Tranche B Lender

By: /s/ Mark E. Wittnebel

Name: Mark E. Wittnebel

Title: Managing Director

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc. First Amendment to Credit Agreement

TRANCHE B LENDERS:

Stone Tower Credit Funding I Ltd.

By Stone Tower Fund Management LLC

As Its Collateral Manager

as a Tranche B Lender

By:

Name: Michael W DelPercio

Title: Authorized Signatory

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

TRANCHE B LENDERS:

SUNTRUST BANK

as a Tranche B Lender

By: /s/ J. Ben Cumming

Name: J. Ben Cumming

Title: Vice President

The Lender set forth above is agreeing to be:

An Extended Tranche B Lender

and/or

An Additional Tranche B Lender.

AMN Healthcare, Inc.

First Amendment to Credit Agreement

SCHEDULE 1.1A

CONSOLIDATED EBITDA ADJUSTMENTS

Fiscal Quarter Period Ending on:	Amount of Consolidated EBITDA Adjustment
December 31, 2009	$1,300,000
March 31, 2010	$850,000
June 30, 2010	$350,000
September 30, 2010	$2,800,000

SCHEDULE LIB

CONSOLIDATED EBITDA ADJUSTMENTS RELATING TO MEDFINDERS SYNERGIES AND INTEGRATION COSTS

For the Four Fiscal Quarter Period Ending on: Maximum Amount of Consolidated Medfinders Synergies Adjustment(l) Maximum Amount of Consolidated Integration Cost Adjustment(2)

September 30, 2010 $8,162,000 $1,500,000

December 31, 2010 $8,162,000 $2,750,000

March 31, 2011 $6,165,000 $3,250,000

June 30, 2011 $5,190,000 $3,750,000

September 30, 2011 $3,236,000 $4,000,000

December 31, 2011 $1,702,000 $4,250,000

1) the aggregate amount of all expected cost reduction synergies added back to EBITDA as a result of the Medfinders Acquisition shall not exceed $8,162,000 through the life of the Credit Agreement.

2) the aggregate amount of the integration cost adjustment to EBITDA as a result of the Medfinders Acquisition shall not exceed $4,250,000 through the life of the Credit Agreement.

Schedule 1.1C

INVESTMENTS

1. In June 2009, Nursefinders, Inc. and Texas Health Resources, a non-profit organization operating 13 hospitals in North Texas, entered into a “Company Agreement” forming Texas Health Single Source Staffing, LLC. The effective date of the Agreement is June 8, 2009 and it has a 5 year term. The Company’s membership is as follows: (1) Texas Health Resources (“THR”)—600 units, 60% membership; and Nursefinders, Inc.—400 units, 40% membership.

Schedule LID

EXISTING LIENS

Debtor Secured Party Collateral

AMN Healthcare Services, Inc. Merritt Hawkins & Associates Staff Care, Inc. Pharmacy Choice, Inc. Avaya Financial Services Leased Equipment

AMN Healthcare, Inc. IOS Capital, LLC Leased Equipment

AMN Healthcare, Inc. Merritt Hawkins & Associates Pitney Bowes Leased Equipment

Merritt Hawkins & Associates Staff Care, Inc. Xerox Corporation Leased Equipment

AMN Healthcare, Inc. AMN Healthcare Services, Inc. Pharmacy Choice, Inc. Dell Financial Services Leased Equipment

AMN Healthcare, Inc. Merritt Hawkins & Associates CIT Communications Finance Corporation Leased Equipment (Lease No. 1005674)

Club Staffing, Inc. Dell Financial Services L.P. Computer equipment and peripherals

Nursefinders, Inc. Imagenet Capital DFW LTD Leased Equipment

Nursefinders, Inc. Ricoh Customer Finance Corp Leased Equipment

SCHEDULE 1.1E

CONSOLIDATED EBITDA ADJUSTMENTS

RELATING TO MEDFINDERS SYNERGIES AND INTEGRATION COSTS

For the Four Fiscal Quarter Period Ending on:	Maximum Amount of Consolidated Medfinders Synergies Adjustment(1)	Maximum Amount of Consolidated Integration Cost Adjustment(2)
September 30, 2010	$8,162,000	$1,500,000
December 31, 2010	$8,162,000	$2,750,000
March 31, 2011	$6,165,000	$3,250,000
June 30, 2011	$5,190,000	$3,750,000
September 30, 2011	$3,236,000	$4,000,000
December 31, 2011	$1,702,000	$4,250,000

1) the aggregate amount of all expected cost reduction synergies added back to EBITDA as a result of the Medfinders Acquisition shall not exceed $8,162,000 through the life of the Credit Agreement.

2) the aggregate amount of the integration cost adjustment to EBITDA as a result of the Medfinders Acquisition shall not exceed $4,250,000 through the life of the Credit Agreement.

SCHEDULE 2.1(a)

Lenders and Commitments

Revolving Lenders

(As of the First Amendment Effective Date)

Revolving Lender	Revolving Commitment	Revolving Commitment Percentage
BANK OF AMERICA, NA	$17,500,000	43.750000000%
SUNTRUST BANK	$17,500,000	43.750000000%
ING CAPITAL LLC	$5,000,000	12.5000000000%
Total:	$40,000,000	100.0000000000%

Tranche B Lenders

(As of the First Amendment Effective Date)

[See Attached]

Tranche B Lenders (As of the First Amendment Effective Date)

*	The Non-Extended Tranche B Loans mature on the Existing Tranche B Loan Maturity Date

** The Additional Tranche B Loans and the Extended Tranche B Loans mature on the Extended Tranche B Loan Maturity Date

Tranche B Lender Non-Extended Tranche B Loans* Additional Tranche B Loans** Additional Tranche B Loan Commitment Percentage Extended Tranche B Loans** Aggregate Tranche B Loans Tranche B Loan Commitment Percentage

Apostle Loomis Sayles Credit Opportunities Fund 0.000000000% $ 738,353.25 $ 738,353.25 0.399109865%

Apostle Loomis Sayles Senior Loan Fund 0.000000000% $ 819,493.29 $ 819,493.29 0.442969346%

Atrium IV 0.000000000% $ 1,462,500.00 $ 1,462,500.00 0.790540541%

Atrium V $ 0.000000000% $ 1,462,500.00 $ 1,462,500.00 0.790540541%

Bank of America, N.A. $ 76,750,000.00 98.713826367% $ 76,750,000.00 41.486486486%

Bridgeport CLO II Ltd. $ 0.000000000% $ 911,625.00 $ 911,625.00 0.492770270%

Bridgeport CLO Ltd. $ 0.000000000% $ 911,625.00 $ 911,625.00 0.492770270%

Burr Ridge CLO Plus Ltd. 0.000000000% $ 536,250.00 $ 536,250.00 0.289864865%

California Public Employees’ Retirement System 0.000000000% $ 170,625.00 $ 170,625.00 0.092229730%

Castle Garden Funding 0.000000000% $ 1,950,000.00 $ 1,950,000.00 1.054054054%

CCA Eagle Loan Master Fund Ltd. 0.000000000% $ 110,019.00 $ 110,019.00 0.059469730%

Cent CDO 10 Limited 0.000000000% $ 609,375.00 $ 609,375.00 0.329391892%

Cent CDO 12 Limited 0.000000000% $ 950,625.00 $ 950,625.00 0.513851351%

Cent CDO 14 Limited $ 0.000000000% $ 755,625.00 $ 755,625.00 0.408445946%

Cent CDO 15 Limited foe 0.000000000% $ 950,625.00 $ 950,625.00 0.513851351%

Cent CDO IX Limited $ 0.000000000% $ 1,121,250.00 $ 1,121,250.00 0.606081081%

Centurion CDO 8 Limited $ $ 0.000000000% $ 901,875.00 $ 901,875.00 0.487500000%

Centurion CDO 9 Limited 0.000000000% $ 1,267,500.00 $ 1,267,500.00 0.685135135%

Centurion CDO VI, Ltd. 0.000000000% $ 560,625.00 $ 560,625.00 0.303040541%

Centurion CDO VII Limited $ 0.000000000% $ 1,681,875.00 $ 1,681,875.00 0.909121622%

Cumberland II CLO Ltd. 0.000000000% $ 721,500.00 $ 721,500.00 0.390000000%

DFR Middle Market CLO, Ltd. 0.000000000% $ 536,250.00 $ 536,250.00 0.289864865%

DWS Floating Rate Plus Fund 0.000000000% $ 2,437,500.00 $ 2,437,500.00 1.317567568%

DWS Short Duration Plus Fund $ 0.000000000% $ 487,500.00 $ 487,500.00 0.263513514%

Flagship CLO III $ 0.000000000% $ 975,000.00 $ 975,000.00 0.527027027%

Flagship CLO IV $ 0.000000000% $ 975,000.00 $ 975,000.00 0.527027027%

Flagship CLO V 0.000000000% $ 1,950,000.00 $ 1,950,000.00 1.054054054%

Flagship CLO VI 0.000000000% $ 975,000.00 $ 975,000.00 0.527027027%

Galaxy V CLO, Ltd. $ 0.000000000% $ 487:500.00 $ 487,500.00 0.263513514%

The Non-Extended Tranche B Loans mature on the Existing Tranche I’ Loan Maturity Date

The Additional Tranche B Loans and the Extended Tranche B Loans mature on the Extended Tranche B Loan Maturity Date

Tranche B Lender Non-Extended Tranche B Loans* Additional Tranche B Loans** Additional Tranche B Loan Commitment Percentage Extended Tranche B Loans** Aggregate Tranche B Loans Tranche B Loan Commitment Percentage

Galaxy VI CLO, Ltd. $ $ 0.000000000% $ 975,000.00 $ 975,000.00 0.527027027%

Galaxy VII CLO, Ltd. fee $ 0.000000000% $ 975,000.00 $ 975,000.00 0.527027027%

Galaxy VIII CLO, Ltd. $ $ 0.000000000% $ 975.000.00 $ 975,000.00 0.527027027%

Galaxy X CLO, Ltd. fee $ 0.000000000% $ 975,000.00 $ 975,000.00 0.527027027%

General Electric Capital Corporation $ $ 0.000000000% $ 14,625,000.00 $ 14,625,000.00 7.905405405%

Gulf Stream-Compass CLO 2005-1, Ltd. $ $ 0.000000000% $ 1,218,750.00 $ 1,218,750.00 0.658783784%

Gulf Stream-Compass CLO 2005-11, Ltd. $ $ 0.000000000% $ 1,218,750.00 $ 1,218,750.00 0.658783784%

Gulf Stream-Compass CLO 2007, Ltd. $ $ 0.000000000% $ 731,250.00 $ 731,250.00 0.395270270%

Gulf Stream-Rashinban CLO 2006-1, Ltd. fee $ 0.000000000% $ 1,218,750.00 $ 1,218,750.00 0.658783784%

Gulf Stream-Sextant CLO 2006-1, Ltd. fee $ 0.000000000% $ 1,706,250.00 $ 1,706,250.00 0.922297297%

Gulf Stream-Sextant CLO 2007-1, Ltd. fee $ 0.000000000% $ 1,950,000.00 $ 1,950,000.00 1.054054054%

HCM Pathfinder Master Fund Ltd. $ $ 0.000000000% $ 487,500.00 $ 487,500.00 0.263513514%

Hewett’s Island CLO III, Ltd. $ $ 0.000000000% $ 487,500.00 $ 487,500.00 0.263513514%

Hewett’s Island CLO I R, Ltd. $ $ 0.000000000% $ 487,500.00 $ 487,500.00 0.263513514%

Hewett’s Island CLO IV, Ltd. $ $ 0.000000000% $ 975,000.00 $ 975,000.00 0.527027027%

Hewett’s Island CLO V, Ltd. $ $ 0.000000000% $ 975,000.00 $ 975,000.00 0.527027027%

Hewett’s Island CLO VI, Ltd. $ $ 0.000000000% $ 731,250.00 $ 731,250.00 0.395270270%

ING Capital LLC $ $ 0.000000000% $ 14,625,000.00 $ 14,625,000.00 7.905405405%

Landmark III CDO Limited $ $ 0.000000000% $ 2,925,000.00 $ 2,925,000.00 1.581081081%

Landmark VIII CLO Ltd. $ $ 0.000000000% $ 975,000.00 $ 975,000.00 0.527027027%

Landmark IX CDO Ltd. $ $ 0.000000000% $ 975,000.00 $ 975,000.00 0.527027027%

LightPoint CLO V, Ltd. $ $ 0.000000000% $ 1,462,500.00 $ 1,462,500.00 0.790540541%

LightPoint CLO VIII, Ltd. fee $ 0.000000000% $ 1,462,500.00 $ 1,462,500.00 0.790540541%

LMP Corporate Loan Fund, Inc. $ $ 0.000000000% $ 1,303,161.60 $ 1,303,161.60 0.704411676%

Loomis Sayles Leveraged Senior Loan Fund Ltd. $ $ 0.000000000% $ 366,604.65 $ 366,604.65 0.198164676%

The Loomis Sayles Senior Loan Fund, LLC $ $ 0.000000000% $ 1,507,408.39 $ 1,507,408.39 0.814815346%

Madison Park Funding III Ltd. $ $ 0.000000000% $ 1,462,500.00 $ 1,462,500.00 0.790540541%

Madison Park Funding V Ltd. $ $ 0.000000000% $ 2,437,500.00 $ 2,437,500.00 1.317567568%

Marquette Park CLO Ltd. $ $ 0.000000000% $ 536,250.00 $ 536,250.00 0.289864865%

Meadows Foundation Incorporated $ $ 0.000000000% $ 487,500.00 $ 487,500.00 0.263513514%

Natixis Loomis Sayles Senior Loan Fund $ $ 0.000000000% $ 468,140.42 $ 468,140.42 0.253048876%

Neptune Finance CCS, Ltd. $ $ 0.000000000% $ 1,218,750.00 $ 1,218,750.00 0.658783784%

PineBridge Bank Loan Fund $ fee 0.000000000% $ 487,500.00 $ 487.500.00 0.263513514%

*	The Non-Extended Tranche B Loans mature on the Existing Tranche H Loan Maturity Date

** The Additional Tranche B Loans and the Intended Tranche B Loans mature on the Extended Tranche B Loan Maturity Date

* The Non-Extended Tranche B Loans mature on the Existing Tranche B Loan Maturity Date

** The Additional Tranche B Loans and the Extended Tranche B Loans mature on the Extended Tranche B Loan Maturity Date

Tranche B Lender		Non-Extended Tranche B Loans*		Additional Tranche B Loans**	Additional Tranche B Loan Commitment Percentage		Extended Tranche B Loans**		Aggregate Tranche B Loans	Tranche B Loan Commitment Percentage
Primus CLO I, Ltd.	$	-	$	-	0.000000000%	$	1,218,750.00	$	1,218,750.00	0.658783784%
Primus CLO II, Ltd.	$	-	$	-	0.000000000%	$	487,500.00	$	487,500.00	0.263513514%
Regatta Funding Ltd.	$	-	$	-	0.000000000%	$	1,511,819.40	$	1,511,819.40	0.817199676%
RiverSource Bond Series, Inc. - RiverSource Floating Rate Fund	$	-	$	-	0.000000000%	$	706,875.00	$	706,875.00	0.382094595%
RiverSource Strategic Allocation Series, Inc. - RiverSource Strategic Income Allocation Fund	$	-	$	-	0.000000000%	$	73,125.00	$	73,125.00	0.039527027%
Saturn CLO, Ltd.	$	-	$	-	0.000000000%	$	975,000.00	$	975,000.00	0.527027027%
Schiller Park CLO Ltd.	$	-	$	-	0.000000000%	$	721,500.00	$	721,500.00	0.390000000%
Stone Tower Credit Funding I Ltd.	$	-	$	-	0.000000000%	$	10,725,000.00	$	10,725,000.00	5.797297297%
SunTrust Bank	$	-	$	1,000,000.00	1.286173633%	$	-	$	1,000,000.00	0.540540541%
	$	-	$	77,750,000.00	100.000000000%	$	107,250,000.00	$	185,000,000.00	100.000000000%

Schedule 6.4 REQUIRED CONSENTS, AUTHORIZATIONS, NOTICES AND FILINGS

None.

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Schedule 6.10 TAXES

1. Staff Care, Inc. is subject of an assessment by the California Employment

Development Department (“EDD”) with respect to the payment of certain payroll related taxes in connection with locum tenens and allied providers, for the period between April 1, 2001 and June 30, 2007. Staff Care, Inc. has appealed the EDD’s assessment as does not believe the assessment has merit. However, on September 5, 2008, Staff Care, Inc. made a payment to the EDD in the amount of $2.3 million to cease the accrual of interest while the appeal is pending. Of the $2.3 million payment, $1.8 million was related to periods prior to the acquisition of MHA Group, Inc. (“MHA”), which included Staff Care, Inc., in November 2005 and $0.5 million was related to the post-acquisition period. As part of the acquisition agreement of MHA, the MHA selling shareholders indemnified with respect to the $1.8 million related to the pre-acquisition period. On August 31, 2009, a settlement agreement with the MHA selling shareholders was entered into to release such shareholders from any further liability under the assessment in exchange for their release of claim to an additional $1.5 million in the holdback reserve. As a result of this settlement, a benefit to pre-tax income in the third quarter of 2009 of $1.5 million we recorded, but Staff Care, Inc. will be liable for any future costs related to the EDD assessments. There is potential exposure subsequent to the assessment period, but Staff Care, Inc. believes the exposure to be immaterial to the consolidated financial statements.

2.

The Acquired Company has identified a potential error in the preparation of income tax returns for the periods ended 12/30/07 and 12/28/08 related to the amortization of Section 197 intangibles. However, because of the Acquired Company’s net tax loss carryforward position, no additional tax liability is expected to result. As a result the NOL on the 2007 and 2008 tax returns would be incorrect.

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Schedule 6.13A CORPORATE STRUCTURE

See attached.

Unde Healthcare ‘Staffing, Inc * ^Missouri

AMN HEALTHCARE SERVICES, INC. AND SUBSIDIARIES ORGANIZATIONAL STRUCTURE AS OF 8/31/10

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Legend

m Corporation is AMN LLC

A Joinl Venture

Schedule 6.13B

CORPORATE STRUCTURE

Name of Entity and State of Incorporation Authorized Capital Stock Issued and Outstanding Capital Stock Issued and Outstanding Stock Options and Other Equity Interests % of Common Stock Owned on Undiluted Basis % of Common Stock Owned on Fully Diluted Basis

AMN Healthcare Services, Inc. (DE)—200,000,000 shares of Common Stock—10,000,000 shares of Preferred Stock -32,787,914 shares of Common Stock as of July 28, 2010—Agreements with the Credit Parties in respect of equity granted under stock option and equity plans: 2,656,049 shares of Common Stock as of June 30,2010 Board of Directors and Executive Management: 0.30% Public Shareholders: 99.7% Board of Directors and Executive Management: 0.30% Public Shareholders: 99.7%

AMN Healthcare, Inc., (NV)—2,500,000 shares of Common Stock -34,714 shares of Common Stock held by Healthcare Services None—Healthcare Services: 100% N/A

O’Grady-Peyton International (USA), Inc. (MA) -12,500 shares of Common Stock—5,000 shares of Common Stock held by Healthcare None -Healthcare: 100% N/A

AMN Services, Inc. (NC)—100 shares of Common Stock—100 shares of Common Stock held by Healthcare None -Healthcare: 100% N/A

AMN Staffing Services, Inc. (DE)—1,000 shares of Common Stock -100 shares of Common Stock held by Healthcare None -Healthcare: 100% N/A

O’Grady-Peyton International Recruitment U.K. Limited (U.K.) -100,000 shares of Ordinary Stock -1 share of Ordinary Stock held by O’Grady- Peyton International (USA), Inc. None—O’Grady-Peyton International (USA), Inc.: 100% N/A

O’Grady-Peyton International (Australia) (Proprietary) LTD (Australia) N/A -2 shares of stock held by O’Grady- Peyton International (USA), Inc. None—O’Grady-Peyton International (USA), Inc.: 100% N/A

O’Grady-Peyton International (SA) (Proprietary) LTD (South Africa) -1,000 shares of Ordinary Stock -100 shares of Ordinary Stock held by O’Grady- Peyton International (USA), Inc. None—O’Grady-Peyton International (USA), Inc.: 100% N/A

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Name of Entity and State of Incorporation	Authorized Capital Stock	Issued and Outstanding Capital Stock	Issued and Outstanding Stock Options and Other Equity Interests	% of Common Stock Owned on Undiluted Basis	% of Common Stock Owned on Fully Diluted Basis
O'Grady-Peyton International (Europe) Limited (U.K.)	- 10,000 shares of Ordinary Stock	- 2 shares of Ordinary Stock held by O'Grady-Peyton International (USA), Inc.	None	- O'Grady-Peyton International (USA), Inc.: 100%	N/A
O'Grady-Peyton International (India) Private Limited	- 10,000,000 Indian rupees	- 497,714 Indian rupees held by O'Grady-Peyton International (USA), Inc. - 10 Indian rupees held by AMN Healthcare, Inc.	None	- O'Grady-Peyton International (USA), Inc.: 99.998% - AMN Healthcare, Inc.: 0.002%	N/A
International Healthcare Recruiters, Inc. (DE)	- 1,000 shares of Ordinary Stock	-100 shares of Common Stock held by O'Grady-Peyton International (USA), Inc.	None	- O'Grady-Peyton International (USA), Inc.: 100%	N/A
The MHA Group, Inc. (TX)	- 100 shares of Common Stock	- 100 shares of Common Stock held by AMN Healthcare, Inc.	None	- Healthcare: 100%	N/A
Merritt, Hawkins & Associates (CA)	- 100,000 shares of Common Stock	- 329 shares of Common Stock held by The MHA Group, Inc.	None	- The MHA Group, Inc.: 100%	N/A
AMN Healthcare Allied, Inc. (TX)	- 10,000 shares of Common Stock	- 100 shares of Common Stock held by RN Demand, Inc.	None	- RN Demand, Inc.: 100%	N/A
RN Demand, Inc. (TX)	- 10,000 shares of Common Stock	- 1,000 shares held by The MHA Group, Inc.	None	- The MHA Group, Inc.: 100%	N/A
Staff Care, Inc. (DE)	- 10,000 shares of Common Stock	- 1,000 shares of Common Stock held by The MHA Group, Inc.	None	- The MHA Group, Inc.: 100%	N/A
MHA Allied Consulting, Inc. (TX)	- 10,000 shares of Common Stock	- 1,000 shares of Common Stock held by The MHA Group, Inc.	None	- The MHA Group, Inc.: 100%	N/A

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Name of Entity and State of Incorporation	Authorized Capital Stock	Issued and Outstanding Capital Stock	Issued and Outstanding Stock Options and Other Equity Interests	% of Common Stock Owned on Undiluted Basis	% of Common Stock Owned on Fully Diluted Basis
AMN Allied Services, LLC	N/A	N/A	None	- Med Travelers, Inc.; Manager and Sole Member	N/A
Lifework, Inc.	- 1,000 shares of Common Stock	- 100 shares of Common Stock held by AMN Healthcare, Inc.	None	- AMN Healthcare, Inc.: 100%	N/A
Pharmacy Choice, Inc.	- 5,000,000 shares of Common Stock	- 1885,420 shares of Common Stock held by Lifework, Inc.	None	- Lifework, Inc.: 100%	N/A
Rx Pro Health, Inc.	- 5,000,000 shares of Common Stock	- 1,000,000 shares of Common Stock held by Lifework, Inc.	None	- Lifework, Inc.: 100%	N/A

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Schedule 6.17

INTELLECTUAL PROPERTY

Trademarks

U.S. Trademark and Service Mark Applications

U.S. Trademark Registrations

MARK	REG. #	REG. DATE	CLASS #	TYPE	HOLDER	SERIAL #	FILE DATE
AMN HEALTHCARE, INC.							
ADVANCE YOUR PROFESSION	2839241	05/04/2004	35, 41	Principal	AMN	78-171786	10/07/2002
AMERICAN MOBILE	2735046	07/08/2003	35	Principal	AMN	75-753287	07/16/1999
AMERICAN MOBILE (and Design)	2716051	05/13/2003	35	Principal	AMN	75-874559	12/18/1999
AMERICAN MOBILE NURSES	2408668	11/28/2000	35	Principal	AMN	75-879923	12/23/1999
AMN	2544900	03/05/2002	35	Principal	AMN	76-256857	05/14/2001
AMN (stylized/design)	3817255	07/13/2010	35	Principal	AMN	77-873187	11/16/2009
AMN HEALTHCARE	2498874	10/16/2001	35	Principal	AMN	75-753291	07/16/1999
ANESTHESIAZONE	3452682	09/10/2007	35, 44	Principal	AMN	77-275735	09/10/2007
HEALTHCARE RESOURCE MANAGEMENT CORPORATION	2760480	09/02/2003	35	Supplemental	AMN	76-423244	06/19/2002
LICENSESTAT	3221973	03/27/2007	35	Principal	AMN	78-786930	01/06/2006
MED TRAVELERS	3540365	12/2/2008	35	Principal	AMN	78-789832	1/11/2006
MEDEX	2489130	09/11/2001	35	Principal	AMN	75-876165	12/21/1999
MYMEDEX	2489132	09/11/2001	35	Principal	AMN	75-876290	12/21/1999
NURSECHOICE	3024393	12/06/2005	35	Principal	AMN	78-267691	06/26/2003
NURSEZONE	2650073	11/12/2002	35, 39, 41 & 42	Principal	AMN	76-006473	03/21/2000
NURSEZONE	2713793	05/06/2003	35	Principal	AMN	75-753288	07/16/1999

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MARK	REG. #	REG. DATE	CLASS #	TYPE	HOLDER	SERIAL #	FILE DATE
NURSESRX (Stylized)	2609424	08/20/2002	35	Principal	AMN	76-259124	05/18/2001
NURSES RX	2651490	11/19/2002	35	Principal	AMN	76-277616	6/27/2001
NURSEZONE.COM FOR WORK. FOR LIFE. (and Design)	2693088	03/04/2003	44	Principal	AMN	76-412699	05/28/2002
Preferred Globe Design	2488162	Principal	35	Principal	AMN	75-568339	09/11/2001
PREFERRED HEALTHCARE STAFFING, INC.	2301129	12/14/1999	35	Supplemental	AMN	75-605359	12/09/1998
PREFERRED HEALTHCARE STAFFING, INC.(and Design)	2801756	01/06/2004	35	Principal	AMN	76-314374	09/18/2001
RN (and Design)	2835464	04/20/2004	35, 41	Principal	AMN	78-171802	10/07/2002
RN.COM	2785164	11/18/2003	35	Supplemental	AMN	78-171796	10/07/2002
RN.COM	2478710	08/14/2001	41	Supplemental	AMN	75-932705	03/01/2000
RN.COM (and Design)	2880317	08/31/2004	35, 41	Principal	AMN	78-171815	10/07/2002
RN EXTEND	3304769	10/02/2007	35	Principal	AMN	78-934785	07/21/2006
THE AUTHORITY IN TRAVEL NURSING (and Design)	2970755	07/19/2005	16	Principal	AMN	78-443328	06/29/2004
THE AUTHORITY IN TRAVEL NURSING (and Design)	3005156	10/04/2005	35, 41	Principal	AMN	78-438880	06/21/2004
THE LEADER IN LOCUM TENENS STAFFING	356730	1/27/09	35	Principal	AMN	77-490013	6/3/2008
THERATECH STAFFING	2856955	6/22/2004	35	Principal	AMN	78-212969	02/10/2003
THERATECH STAFFING OPPORTUNITIES ADVENTURES REWARDS and Design	3139741	09/05/2006	35	Principal	AMN	78-231239	03/28/2003
TN	2976254	07/26/2005	16	Principal	AMN	78-443323	06/29/2004

Doc#: US1:6534013v6

MARK	REG. #	REG. DATE	CLASS #	TYPE	HOLDER	SERIAL #	FILE DATE
TRAVELNURSING.COM (and Design)	3081727	04/18/2006	35	Principal	AMN	78-438876	06/21/2004
TRAVELNURSING.COM WE MAKE IT EASY	2810478	02/03/2004	35	Principal	AMN	78-157946	08/26/2002
"WE CARE FOR YOU, SO YOU CAN CARE FOR OTHERS"	2069933	06/10/1997	35	Principal	AMN	75-145028	08/05/1996
WORLDVIEW HEALTHCARE	2919336	01/18/2005	35	Principal	AMN	76-332822	10/31/2001
O'GRADY PEYTON INTERNATIONAL (USA), INC.							
O'GRADY PEYTON INTERNATIONAL	2561992	04/16/2002	35	Principal	OGP	78-057380	04/09/2001
O'GRADY PEYTON	2543091	02/26/2002	35	Principal	OGP	78-059305	04/19/2001
OGP	2547450	03/12/2002	35	Principal	OGP	78-060543	04/26/2001
O'GRADY PEYTON INTERNATIONAL and Design	2615101	09/03/2002	35	Principal	OGP	76-319603	09/21/2001
PHARMACY CHOICE, INC.							
PHARMACY CHOICE	2772540	10/07/2003	38	Principal	PC	78-010770	06/01/2000
RX CAREER CENTER	2785171	11/18/2003	35	Supplemental	PC	78-226319	03/17/2003
RXSCHOOL	2945375	06/26/2005	41	Supplemental	PC	78-243157	04/29/2003
RXTECHSCHOOL	2940991	04/12/2005	41	Supplemental	PC	78-293738	08/28/2003
RN DEMAND, INC.							
RN DEMAND	2940612	04/12/2005	35	Principal	RND	76528998	07/11/2003
RX PRO HEALTH, INC.							

Doc#: US1:6534013v6

MARK REG.# REG. DATE CLASS # TYPE HOLDER SERIAL* FILE DATE

RPH RECRUITER 2870728 08/03/2004 35 Supplemental RXPRO 78-247957 05/09/2003

RX PRO HEALTH 3442324 06/03/08 35 Principal RXPRO 78-623927 05/05/2005

RXTEMP 2872999 08/10/2004 35 Supplemental RXPRO 78-247967 05/09/2003

STAFF CARE, INC.

COUNTRY DOCTOR OF THE YEAR [and design] 2540024 2/19/2002 41 Principal SCI 76210320 2/12/2001

THE MHA GROUP, INC.

THE MHA GROUP 3025275 12/13/2005 35 Principal MHA 76-576844 02/23/2004

MERRITT HAWKINS & ASSOCIATES 2934515 03/22/2005 35 Principal MHA 76-576841 02/23/2004

STAFF CARE 2941363 04/19/2005 35 Principal MHA 76-576842 02/23/2004

Foreign Trademark and Service Mark Applications and Registrations

MARK REG.# REG. DATE CLASS # HOLDER SERIAL* FILE DATE JURISDICTION

AMN HEALTHCARE, INC.

AMN HEALTHCARE 896147 7/15/2002 35 AMN 896147 11/26/2001 Australia

NURSES RX YOUR TRAVEL NURSING DESTINATION (and Design) 895692 4/19/2002 35 AMN 895692 11/21/2001 Australia

NURSESRX 895691 4/19/2002 35 AMN 895691 11/21/2001 Australia

NURSEZONE.COM FOR WORK FOR LIFE (and Design) 932189 5/19/2003 44 AMN 932189 10/29/2002 Australia

PREFERRED HEALTHCARE STAFFING (and Design) 895693 4/29/2002 35 AMN 895693 11/21/2001 Australia

AMERICAN MOBILE HEALTHCARE TMA5548 68 12/03/2001 35 AMN 1,014,709 05/07/1999 Canada

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MARK REG.# REG. DATE CLASS # HOLDER SERIAL* FILE DATE JURISDICTION

AMN HEALTHCARE TMA6283 23 12/14/2004 35 AMN 112481200 12/11/2001 Canada

NURSESRX TMA5942 00 11/06/2003 35 AMN 112481300 12/11/2001 Canada

NURSESRX YOUR TRAVEL NURSING DESTINATION (and Design) TMA6057 66 03/19/2004 35 AMN 112481000 12/11/2001 Canada

NURSEZONE.COM For Work. For Life, (and Design) TMA6253 50 11/15/2004 42 AMN 116062500 11/28/2002 Canada

PREFERRED HEALTHCARE STAFFING (and Design) TMA6156 35 07/03/2004 35 AMN 112480900 12/11/2001 Canada

AMN HEALTHCARE 2468619 06/10/2003 35 AMN 2468619 11/20/2001 European Community TM

NURSESRX 2471894 04/08/2003 35 AMN 2471894 11/21/2001 European Community TM

NURSESRX YOUR TRAVEL NURSING DESTINATION (and Design) 2472330 04/08/2003 35 AMN 2472330 11/21/2001 European Community TM

NURSEZ0NE.COM FOR WORK. FOR LIFE, (and Design) 2948040 03/23/2004 44 AMN 2948040 11/27/2002 European Community TM

PREFERRED HEALTHCARE STAFFING (and Design) 2472066 04/08/2003 35 AMN 2472066 11/21/2001 European Community TM

AMERICAN MOBILE HEALTHCARE 2,196,406 10/06/2000 35 AMN 2,196,406 05/06/1999 UK

O’GRADY PEYTON INTERNATIONAL (USA), INC.

O’GRADY PEYTON INTERNATIONAL (and Design) 896146 5/14/2002 35 OGP 896146 11/26/2001 Australia

O’GRADY PEYTON INTERNATIONAL (and Design) TMA6005 26 01/16/2004 35 OGP 112469600 12/11/2001 Canada

O’GRADY PEYTON INTERNATIONAL (and Design) 2472793 04/08/2003 35 OGP 2472793 11/21/2001 European Community TM

O’GRADY PEYTON INTERNATIONAL (and Design) 1321015 03/23/2006 35 OGP 1321015 11/18/2004 India

O’GRADY PEYTON INTERNATIONAL (and Design) 845166 11/17/2004 35 OGP USPTO Ref. No. A0000156 International Register

O’GRADY PEYTON INTERNATIONAL (and Design) 721637 5/19/2005 35 OGP 721637 11/18/2004 New Zealand

O’GRADY PEYTON INTERNATIONAL (and Design) 4-2002-03505 2/10/2005 35 OGP 4-2002-03505 4/30/2002 Philippines

O’GRADY-PEYTON 4-2002-03504 2/10/2005 35 OGP 4-2002-03504 4/30/2002 Philippines

Doc#:USl:6534013v6

MARK	REG. #	REG. DATE	CLASS #	HOLDER	SERIAL #	FILE DATE	JURISDICTION
O'GRADY-PEYTON INTERNATIONAL	4-2002-03503	2/10/2005	35	OGP	4-2002-03503	4/30/2002	Philippines
O'GRADY PEYTON INTERNATIONAL (and Design)	845166	04/26/2006	35	OGP	845166	06/12/2006	Romania
O'GRADY PEYTON INTERNATIONAL (and Design)	845166	01/31/2006		OGP	860-327088801	07/14/2005	Singapore
O'GRADY PEYTON INTERNATIONAL (and Design)				OGP	2004/20991	11/18/2004	South Africa
O'GRADY PEYTON INTERNATIONAL (and Design)	80053	03/01/2007	35	OGP	66865	1/30/2005	United Arab Emirates

Acquired Company Trademarks

Trademark	Registration Number	Owner
iApply	2,701,286	Nursefinders, Inc.
M Medfinders (and Design)	3,743,848	Nursefinders, Inc.
Medfinders Innovative Staffing. Exceptional Care (and Design)	3,743,859	Nursefinders, Inc.
Nursefinders	1,669,698	Nursefinders, Inc.
Nursefinders (Stylized)	1,222,995	Nursefinders, Inc.
Nursefinders The Travelers' Choice	3,240,299	Nursefinders, Inc.
Nursefinders The Travelers' Choice (and Design)	3,254,076	Nursefinders, Inc.
SingleSource	2,120,812	Nursefinders, Inc.
The Professional Choice	1,608,455	Nursefinders, Inc.
Kendall & Davis	2,012,091	Jim Kendall & Associates LLC[1]
Linde Healthcare	2,892,557	Linde Health Care Staffing, Inc.
On Call	2,637,565	Radiologic Enterprises, Inc.
Resources On Call	2,248,732	Radiologic Enterprises, Inc.
Resources@Work	2,592,512	Radiologic Enterprises, Inc.
Club Staffing	2,788,934	Club Staffing, Inc.
Club Staffing (and Design)	3,393,211	Club Staffing, Inc.
Club Staffing Inc. (and Design)	2,817,233	Club Staffing, Inc.
Exceptional Healthcare. Delivered.	3,299,815	Club Staffing, Inc.
National Healthcare Staffing	2,826,753	National Healthcare Staffing,

[1] Note: Jim Kendall & Associates LLC merged into Linde Health Care Staffing, Inc., who is the current owner. The Company intends to register this trademark to Linde promptly following the transaction.

Doc#: US1:6534013v6

Inc.

National Healthcare Staffing (and Design) 2,871,580 National Healthcare Staffing, Inc.

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Copyrights U.S Registered Copyrights

AMN HEALTHCARE, INC.

Course Date of copyright Copyright number

12	lead EKGs: ischemia, injury, infarction July 23, 2003 TX5788852
12	lead ECGs: ischemia, injury, infarction TX5802852

A Proactive Approach to Orienting with a Preceptor February 22, 2007 TX6521444

Abdominal Compartment Syndrome Pending Pending

Accidental Childhood Poisoning January 9, 2008 TX 7017695

Acute and chronic pain: assessment and management / presented by RN.com November 17, 2003 TX5941107

Acute coronary syndrome: a spectrum of conditions and emerging therapies February 9, 2005 TX6120499

Acute Pancreatitis January 9, 2008 TX 7017713

Acute respiratory distress syndrome: update for the new millennium February 9, 2005 TX6120503

Administering Chemotherapy: One Nurse’s Story November 30, 2006 TX 6483397

Advocating for yourself and your patients February 9, 2005 TX6120500

Advocating for Yourself and Your Patients Part 2 Dec 15, 2005 TX-6-272-667

Age-Specific Considerations for CNAs Dec 15,2005 TX-6-272-683

Age-specific considerations in patient care November 5, 2004 TX6065452

Doc#:USl:6534013v6

Course	**Date of copyright**	**Copyright number**
Aggie I: the mystery of Pete's seizures [*sic*] monitoring drug therapy	January 30, 2004	TX5950176
Aggie I: the mystery of Pete's seizures monitoring drug therapy / by RN.com	March 8, 2004	TX6006084
Aggie II: The mystery of John Doe and end-of-life story / presented by the Professional Development Center	October 10, 2002	TX5872977
Aggie III: Childhood Asthma	June 12, 2006	TX 6439946
American English Training for OGP Healthcare Professionals	Pending	Pending
An overview of Alzheimer's disease	February 9, 2005	TX6120498
Arrhythmia Interpretation	Pending	Pending
Arthritis Another Name for Inflammation	Pending	Pending
Autism and Other ASDs	Pending	Pending
Basic Arrhythmia	September 9, 2007	TX 6-933-145
An Overview of Alzheimer's Disease for CNAs	Dec 15, 2005	TX-6-272-682
Basic medication administration exam for RN's	October 8, 2002	TX5671558
Basic medication administration exam for RNs	March 8, 2004	TX6006085
Basic Medication Administration Exam for RNs	September 11, 2006	TX6438266
Bioterrorism for Texas nurses	November 29, 2004	TX6072284
Bipolar disorder	October 8, 2002	TX5788828
Bipolar disorder: both sides of an illness	October 12, 2004	TX6077344
Blast Injuries: The Wounds of War	August 22, 2008	TX6838621

Doc#: US1:6534013v6

Course	Date of copyright	Copyright number
Blood administration and transfusion reactions	July 7, 2005	TX6193939
BMAE/LPN Exam	Pending	Pending
BMAE Screening Evaluation for RNs	September 11, 2006	TX6441968
Breastfeeding: the basics	November 29, 2004	TX6072282
Briefing: Latex Allergy	7/11/01	TX-5413182
Briefing: Self Determination and Advance Directive	7/11/01	TX-5413184
Briefing: Tuberculosis	7/11/01	TX-5413183
Briefing: Using Physical Restraints in Acute Care	7/11/01	TX-5413185
Briefing: Violence in the Workplace	7/11/01	TX-5413181
Calculation Review Exam	January 9, 2008	TX 7017619
Cancer 101	September 11, 2006	TX6437030
Carbon Monoxide Poisoning	September 11, 2006	TX-6-437-031
Cardiac Interventional/Cath Lab Technologist Assessment Exam	April 30, 2007	TX-6-585-505
Case Management & the Managed Care Health System	February 22, 2007	TX6521442
Certified Occupational Therapy Assistant (COTA) Assessment Exam	April 30, 2007	TX-6-585-503
Chemotherapy Agents: General Safety for Nurses	April 26, 2006	TX-6-373-974
Chest Tube Management	January 9, 2008	TX 7017721
Child Maltreatment: Abuse & Neglect	August 22, 2008	TX-6-837-634
Childhood Asthma	September 16, 2006	TX 6-439-946
Childhood Leukemia and Lymphoma	February 22,	TX-6-521-439

Doc#: US1:6534013v6

Course	Date of copyright	Copyright number
	2007	
Cholesterol: the Good and the Bad	March 17, 2007	TX-6-557-680
Chronic Heart Failure: Getting to the Heart of the Matter	July 6, 2007	TX-6-601-456
Chronic Obstructive Pulmonary Disease	September 11, 2006	TX 6-439-949
Claire's communication catastrophes, and how to avoid them	November 5, 2004	TX6065450
CNA HIPAA Overview	Dec 15, 2005	TX-6-272-673
Cocaine: under the influence	September 25, 2002	TX5852781
Colorectal Cancer: Are You At Risk	Pending	Pending
Colorectal Cancer: Risk Factors	July 7, 2005	TX-6-193-941
Communication With Cognitively Impaired Clients- For CNAs	Dec 15, 2005	TX-6-272-647
Conquering NCLEX-RN: content specific tips	June 18, 2004	TX6000174
Conquering NCLEX-RN: general test taking tips	June 18, 2004	TX6000175
Critical Care Exam	Pending	Pending
Critical thinking: addressing staffing issues / presented by the Professional Development Center	July 11, 2001	TX5413180
Critical thinking: administering medications to elderly patients / presented by the Professional Development Center	June 14, 2002	TX5615623
Critical thinking: administering medications to elderly patients / by NurseZone.com	March 25, 2002	TX5562393
Critical thinking: managing stress	January 10, 2002	TX5547626
Critical thinking: staffing in the 21st century	February 9,	TX6120507

Doc#: US1:6534013v6

Course	**Date of copyright**	**Copyright number**
	2005	
Critical Thinking: Strategies to Master Floating	1/5/01	TX 5-324-344
Critical Thinking: Working Effectively with LPN's and Nursing Assistive Personnel	April 30, 2007	TX-6-585-023
Critical Thinking: Working Effectively with LPNs and UAP	1/8/01	TX 5-269-814
Cross cultural nursing	December 19, 2002	TX5695187
CT Technologist Exam	April 30, 2007	TX-6-585-024
Cultural Diversity for CNAs	February 22, 2007	TX-6-521-381
Deep Vein Thrombosis	September 11, 2006	TX 6-439-948
Diabetes for CNAs	February 22, 2007	TX-6-521-435
Diabetes Knowledge: Standards of Care and Diabetes Management	Feb 9, 2005	TX-6-120-508
Diabetes Pathophysiology Hypoglycemia, DKA, & HHNKS	April 30, 2007	TX-6-585-017
Dialysis Nursing	Pending	Pending
Dialysis Tech	Pending	Pending
Domestic Violence for CNAs	Dec 15, 2005	TX-6-272-676
Domestic violence: elder abuse, what healthcare providers need to know	November 29, 2004	TX6072287
Domestic violence: spouse/intimate partner abuse	July 18, 2003	TX5817961
Don't Drink the Water…	Dec 15, 2005	TX-6-272-675
Eating disorders	February 9, 2005	TX6120496
Eating disorders: the broken mirror	September 24, 2002	TX5906951

Doc#: US1:6534013v6

Course	Date of copyright	Copyright number
ECG interpretation: learning the basics	September 19, 2002	TX5677437
ECHO Tech	January 9, 2008	TX 7017636
Ecstasy: under the influence / presented by the Professional Development Center	October 10, 2002	TX5701995
Emergency Dept. Exam	Pending	Pending
End-of-Life Care for CNAs	Dec 15, 2005	TX-6-272-666
End-stage renal disease	September 18, 2002	TX5648360
Evidence-based practice: the future of nursing	May 10, 2004	TX5977683
Fall assessment and prevention	March 8, 2004	TX6006087
Fast Facts About Premature Ovarian Failure	Feb 9, 2005	TX-6-120-506
Fire Safety in the Surgical Setting: "Just Be Smart and Do Your Part"	September 11, 2006	TX 6-437-032
Florida laws and rules: for new Florida nurses	July 23, 2003	TX5802853
Focus on advance directives	November 5, 2004	TX6061663
Focused physical examination for the acute care setting	July 7, 2005	TX6193938
Forensic Evidence Collection for Nurses	Pending	Pending
Gestational Diabetes	Dec 15, 2005	TX-7112648
Gestational Diabetes: Diagnosis and Care	Dec 15, 2005	TX-6-272-669
Heparin Induced Thrombocytopenia	March 19, 2007	TX-6-557-682
Heroin: under the influence	September 17,	TX5705659

Doc#: US1:6534013v6

Course	Date of copyright	Copyright number
	2002	
High-alert medications: questions, answers, and safety tips	February 9, 2005	TX6120504
HIV Disease: AIDS to Zidovuidine for Florida RNs	1/8/01	TX 5-327-292
HIV Disease: An Epidemic In Perspective	1/4/01	TX 5-324-326
HIV Disease: New Research, New Treatment, New Hope	1/8/01	TX 5-327-670
HIV Disease: Women, Children & Injection Drug Users	1/8/01	TX 5-269-815
HIV disease: Women, children and Injection drug users	November 12, 2002	TX5788852
HIV for CNAs	Dec 15, 2005	TX-6-272-670
HIV Infection and AIDS: An Overview	October 20, 2006	TX-6-453-415
HIV, an epidemic of many proportions	June 18, 2002	TX5588325
HIV: case studies / presented by RN.com	November 17, 2003	TX5877717
How to Demonstrate Your Clinical Competence with PBDS	Pending	Pending
Human Papillomavirus	July 6, 2007	TX-6-601-455
Increased Intracranial Pressure and Monitoring	March 19, 2007	TX-6-557-685
Infection Control for CNAs	Dec 15, 2005	TX-6-272-671
Infection control for healthcare professionals	March 8, 2004	TX6006088
Inflammatory Bowel Disease	February 22, 2007	TX-6-521-445
Influenza	October 20, 2006	TX 6-448-546
Influenza, Pandemics and the Avian Flu	Dec 15, 2005	TX-6-272-672
Interstitial cystitis: getting the attention it deserves / presented by the	September 13,	TX5852782

Doc#: US1:6534013v6

Course	Date of copyright	Copyright number
Professional Development Center	2002	
Intraventricular Hemorrhage in the Premature Infant	March 19, 2007	TX-6-557-683
Introducing Aggie : The Mystery of Pete's Seizure	Oct 10, 2002	TX-5-705-653
Introducing Aggie: the mystery of Pete's seizure	January 11, 2002	TX5521133
Introduction to critical thinking	September 25, 2002	TX5677436
Introduction to Cultural Awareness and Competency	Pending	Pending
Introduction to Trauma Systems: History and Timeline	Pending	Pending
Interpreting ABGs: The Basics	Pending	Pending
Iowa child abuse	November 18, 2003	TX5898584
It's on the Street: Club Drugs	April 30, 2007	TX-6585016
It's on the Street: Inhalants	April 30, 2007	TX-6-585-500
It's on the Street: Cocaine	August 22, 2008	TX-6-837-624
IV essentials	July 7, 2005	TX6193940
IV Therapy Exam	April 7, 2009	TX-6-933-136
Kentucky Domestic Violence	July 7, 2005	TX-6-272-551
Kentucky HIV Infection and AIDS: An Overview	August 22, 2008	TX-6-837-628
Lab Value Interpretation for Nurses: Chemistries and Renal Studies	Nov 22, 2005	TX-6-270-034
Labor & Delivery Exam	January 9, 2008	TX 70170674
Latex Allergies for CNAs	Dec 15, 2005	TX-6-290-524
Latex allergy: more than skin deep	October 8, 2002	TX5671559

Doc#: US1:6534013v6

Course	**Date of copyright**	**Copyright number**
Latex allergy: more than skin dep / presented by the Professional Development Center	January 10, 2002	TX5547624
Learning to Manage Assaultive Behavior	March 19, 2007	TX-6-557-681
Lethal Arrhythmias: Advanced Rhythm Interpretation	March 21, 2006	TX-6-356-028
LPN/LVN Brief with rn.com logo	Pending	
LPN/LVN Subacute Nursing Exam	April 3, 2009	TX 6-933-183
Lyme Disease	March 19, 2007	TX-6-557-684
Magnet Facilities: What's the Difference?	July 6, 2007	TX-6-601-457
Malignant hyperthermia: a crisis for your patient	November 29, 2004	TX6072285
Mammography Technologist Exam	April 30, 2007	TX 6-585-501
Managing Hypertension	April 30, 2007	TX-6-585-020
Marijuana: under the influence / presented by the Professional Development Center	October 8, 2002	TX5788829
Mechanical Ventilation in Adults	July 6, 2007	TX-6-599-548
Med Tech/ Med Laboratory Tech Exam	January 9, 2008	TX 7017651
Medical Error Reduction	April 30, 2007	TX-6-585-018
Medical Record Documentation and Legal Aspects Appropriate to Nursing Assistants	December 15, 2005	TX-6-287-872
Medical Surgical Exam	April 3, 2009	TX 6-933-165
Medication safety: assuring safe outcomes	June 14, 2002	TX5697878
Medication Safety: Assuring Safe Outcomes	September 11, 2006	TX 6-439-945
Medication safety: assuring safe outcomes	February 19, 2003	TX5746727

Doc#: US1:6534013v6

Course Date of copyright Copyright number

Methamphetamine Abuse February 22, 2007 TX-6-520-398

Migraine Head Pain April 30, 2007 TX-6-5 85-499

Mother-Baby/Women Services Competency Test V.I01 Nov 8, 2005 TX-6-287-083

MRI Technologist Exam April 30, 2007 TX 6585022

MRSA: It’s Staph! April 30, 2007 TX-6-5 85-498

Multiple Choice Test Writing Tips January 9, 2008 TX 7017669

Narcolepsy & sleep apnea: I’ve been sleeping, but I can’t stay up! September 25, 2002 TX5677349

Narcolepsy, sleep apnea & restless legs syndrome August 3, 2004 TX6030577

Neonatal Intensive Care Nursing Competency Test V.lOl August 16, 2005 TX-6-230-569

New York State child abuse and neglect July 18,2003 TX5810328

New York State infection control for healthcare professionals July 18,2003 TX5 807793

Nuclear Medicine Technologist Exam April 30, 2007 TX 6-585-502

Nurse’s Role in Moderate Sedation: Are you Safe? March 21, 2006 TX-6-356-029

Nurse’s Guide to Chemotherapy and Other Anti-Cancer Drugs October 20, 2006 TX 6-448-545

Nursing health assessment July 28, 2004 TX6009436

Obsessive-compulsive disorder: providing care and support March 8, 2004 TX6006086

Occupational Therapist Exam April 30, 2007 TX 6-585-507

OGPIRN Screening Pending Pending

Doc#:USl:6534013v6

Course	**Date of copyright**	**Copyright number**
O'Grady Peyton International: International Nurse Orientation Binder	February 2, 2007	TX6517522
Ohio laws and rules	July 7, 2005	TX6194756
Oncology Exam	April 3, 2009	TX 6-933-156
Operating Room Nurse Competency Exam V.201	April 3, 2009	TX 6-933-131
Ovarian Cancer	February 22, 2007	TX-6-521-438
Pain Control and Symptom Management	Pending	Pending
Parkinson's Disease	March 19, 2007	TX-6-557-679
Patient Safety: Honing in on Heparin	February 22, 2007	TX-6-521-440
Pediatric psychopharmacology	November 29, 2004	TX6072276
Pediatrics ED Exam	Pending	Pending
Pediatrics exam v.101	March 15, 2004	TX5950348
Pediatrics Intensive Care Nursing Exam	April 3, 2009	TX 6-933-173
Performance Based Development System (PBDS) Testing Preparation	September 11, 2006	TX 6-439-947
Performance improvement: a change for the better	July 18, 2003	TX5806951
Personal Safety for CNAs	Dec 15, 2005	TX-6-272-668
Perspectives on Breast Cancer: Genetic Testing and Prophylactic Mastectomy	January 9, 2008	TX 7017601
Physical Therapist Assistant Exam	September 11, 2006	TX 6-438-265

Doc#: US1:6534013v6

Course	Date of copyright	Copyright number
Physical Therapist Exam	September 11, 2006	TX 6-441-969
Physical Therapist Screening Evaluation	September 11, 2006	TX 6-441-966
Physical Therapy Assistant Screening Evaluation	September 11, 2006	TX 6-441-967
Pneumonia: Emerging Trends in Diagnosis & Care	September 11, 2006	TX 6-439-944
Post Anesthesia Care Nursing Exam	Pending	Pending
Postpartum Depression	February 22, 2007	TX-6-521-437
Post Partum Nursery	Pending	Pending
Polysomnographer (Sleep Tech)	Pending	Pending
Preparation for pediatric assignments	March 8, 2004	TX6006083
Procedural Sedation: Are You Safe?	January 9, 2008	TX 7019058
Professional communication and documentation for travelers: safe, effective, and legal / presented by RN.com	November 17, 2003	TX5941106
Professional Nursing Practice: Nurse Practice Acts, Professional Standards, & Code Ethics	April 30, 2007	TX-6-585-026
Progressive Care Unit Exam	April 3, 2009	TX 6-933-151
Psychiatric Exam Goals Competency Test V. 101	Nov 7, 2005	TX-6-272-550
Psychopharmacology: a guide to medications	December 12, 2002	TX5788070
Pulmonary Artery Catheter & Hemodynamic Values	April 30, 2007	TX-6-585-025
Quality Improvement	February 28, 2003	TX-5-696-350
Radiation Therapist	Pending	
Radiology Technologist Exam	April 30, 2007	TX-6-585-504

Doc#: US1:6534013v6

Course	**Date of copyright**	**Copyright number**
Recognizing and Addressing Domestic Violence in the Healthcare Setting: Spouse/Partner Abuse	1/4/01	TX 5-324-325
Recognizing and Addressing Domestic Violence in the Healthcare Setting: Child Abuse & Neglect	1/5/01	TX 5-323-001
Recognizing and Addressing Domestic Violence in the Healthcare Setting: Elder Abuse	December 12, 2002	TX5724976
Reducing medical errors: you can make a difference!	June 18, 2002	TX5619154
Reducing Medication Errors for CNAs	December 15, 2005	TX-6-287-871
Rehab for CNAs	February 22, 2007	TX-6-521-436
Resident Rights for Florida CNAs	Dec 15, 2005	TX-6-272-680
Respiratory Syncytial Virus	October 20, 2006	TX 6-448-548
Respiratory Therapist Pulmonary Function Technologist Exam	Pending	Pending
Restraints and Falls for CNAs	Dec 15, 2005	TX-6-272-681
Restraints in the acute care setting	March 8, 2004	TX6006090
Restraints in the acute care setting	January 26, 2004	TX5944636
RN cath lab exam	October 12, 2004	TX6077340
RN.com's assessment series: focused cardiovascular assessment	November 29, 2004	TX6072278
RN.com's assessment series: focused neurological anatomy and physiology	February 9, 2005	TX6120502
RN.com's assessment series: focused pulmonary assessment	August 3, 2004	TX6030576

Doc#: US1:6534013v6

Course	Date of copyright	Copyright number
RN.com's assessment series: focused renal and urinary assessment	November 29, 2004	TX6072277
RN.com's assessment series: hematological anatomy, physiology, and assessment	November 29, 2004	TX6072283
RN.com's assessment series: renal and urinary anatomy and physiology	November 29, 2004	TX6072281
RN.com's assessment series: skin anatomy, physiology, and assessment	November 5, 2004	TX6061662
RN.com's Assessment Series: Cardiovascular anatomy & physiology	October 12, 2004	TX6077343
RN.com's Assessment series: Endocrine anatomy and physiology	October 12, 2004	TX6077341
RN.com's Assessment series: Focused endocrine assessment	November 5, 2004	TX6065453
RN.com's Assessment series: Focused gastrointestinal assessment	October 12, 2004	TX6077339
RN.com's Assessment series: Focused gastrointestinal assessment	November 5, 2004	TX6065454
RN.com's Assessment series: Focused neurological assessment	November 5, 2004	TX6065449
RN.com's Assessment series: Gastrointestinal anatomy and physiology	August 23, 2004	TX-6-016-643
Rocky Mountain Spotted fever	August 22, 2008	TX-6-837-618
Safety and Standard Manual: a national perspective for travelers	7/13/99	TX 5-026-638
Shaken Baby Syndrome	August 22, 2008	TX-6-837-625
Sickle Cell Anemia	October 20, 2006	TX 6-448-547
Sonographer Exam	April 30, 2007	TX 6-585-506

Doc#: US1:6534013v6

Course	**Date of copyright**	**Copyright number**
Sonographer Exam	April 2007	TX-6-585-506
Speech Language Pathologist	January 9, 2008	TX 7017659
Spinal cord injuries: minimizing the damage	December 12, 2002	TX5720974
Sports Injuries in Youth	February 22, 2007	TX -6-522-375
Stem Cell Research: What It Means and Where It is Going	Nov 22, 2005	TX-6-270-035
Stroke Care for CNAs	Dec 15, 2005	TX-6-272-677
Stroke rehabilitation	November 29, 2004	TX6072279
Substance abuse & pregnancy: a growing health concern	September 24, 2002	TX5660763
Sudden infant death syndrome	November 29, 2004	TX6072286
Suicide: assessment and prevention	January 26, 2004	TX5950760
Surgical Tech Exam	Pending	Pending
Surviving the Heat	August 22, 2008	TX-6-837-408
Telemetry	Pending	Pending
Telemetry Interpretation	Pending	Pending
Testicular Cancer	February 22, 2007	TX-6-521-443
The Agony of Eating Disorders	January 9, 2008	TX 7017704
The Cruise Ship Virus: Norovirus	July 6, 2007	TX-6-601-171
The Health of Minority Women	August 22, 2008	TX-6-837-406
The healthy pregnancy	February 9,	TX6120505

Doc#: US1:6534013v6

Course	Date of copyright	Copyright number
	2005	
The Nurse's Role in Hyperemesis Gravidarum	February 22, 2007	TX-6-521-441
The patient safety revolution: implementating JCAH safety goals in the operating room	August 23, 2004	TX6016642
The Postpartum Period and the Healthy Newborn	Dec 15, 2005	TX-6-272-679
The Prevention and Detection of Elder Abuse	5/12/00	TXu-951-660
The truth about: urinary incontinence / presented by the Professional Development Center	October 8, 2002	TX5788830
The World of Skin Care: Wound and Ulcer Prevention & Management	April 30, 2007	TX-6-585-021
Thrombolytic therapy for acute ischemic stroke: t-PA/Alteplase	February 9, 2005	TX6120497
Thyroid Disorders	April 30, 2007	TX-6-585-019
Tips for Creating An Online CE Course	Pending	Pending
To sleep or not to sleep?: a primer on insomnia	September 23, 2002	TX5643761
Travel nursing: self-protection through communication & documentation	June 14, 2002	TX5588326
Traveler application	August 29, 2002	TX5604361
Traveler application	August 29, 2002	TX5586835
Tuberculosis Information for CNAs	Dec 15, 2005	TX-6-272-678
Understanding the adult with Down syndrome	March 8, 2004	TX6006089
Update on stroke management and care	October 12, 2004	TX6077342

Doc#: US1:6534013v6

Course	Date of copyright	Copyright number
Update on tracheostomy care	February 9, 2005	TX6120501
Vaccines: Understanding Immunity and the Principles behind Vaccination	August 22, 2008	TX-6-837-630
Vascular Interventional Radiology Tech Exam	April 3 , 2009	TX 6-933-161
Viral Hepatitis: From A to G	1/5/01	TX 5-320-183
West Nile virus: just the facts	November 29, 2004	TX6072280
What's up at the joint?	November 5, 2004	TX6065451
Will the Last Physician in America Please Turn Out the Lights?	May 15, 2006	TX6377655
WOCN Exam	Pending	Pending
Work Smarter Not Harder: Critical Thinking Skills for Healthcare Professionals	Pending	Pending
Workplace safety and patient care standards	January 26, 2004	TX5943059
Administering Medications to Elderly Patients Part 1: Physiology of Aging	Pending	Pending
Administering Medications to Elderly Patients Part 2: Administering and Monitoring Medication Therapy	Pending	Pending
Administering Medications to Elderly Patients Part 3: Discharge Planning	Pending	Pending
An Introduction to Intraventricular Hemorrhage in the Premature Infant	Pending	Pending
An Overview of HIPAA for Healthcare Professionals	Pending	Pending
Blood Pressure Management for CNA's	Pending	Pending
Breast Cancer Today: A Whole New World of Options	Pending	Pending
Breastfeeding Challenges in The Early Postpartum Period	Pending	Pending
Diabetes Overview	Pending	Pending
Glucose Monitoring: A Case for Improved Outcomes	Pending	Pending
H1N1: The 21st Century Pandemic	Pending	Pending
High-Alert Medications: Safe Practices	Pending	Pending

Doc#: US1:6534013v6

Course	Date of copyright	Copyright number
Home Health Exam	Pending	Pending
Infection Prevention for Healthcare Professionals	Pending	Pending
Interstitial Cystitis	September 13, 2002	TX-5-852-782
Metabolic Syndrome: An Insidious Disease	Pending	Pending
Narcolepsy & Sleep Apnea	September 25, 2002	TX-5-677-349
Overview of Bioterrorism	Pending	Pending
Placental Anomolies	Pending	Pending
Professional Communication: Speak up, Speak well	Pending	Pending
Restraints: The Last Resort	Pending	Pending
Staff Infections: Spothlight on MRSA	Pending	Pending
Substance Abuse & Pregnancy	September 24, 2002	TX-5-660-763
Telemetry Certificate Program	Pending	Pending
The Human Genome Project	Pending	Pending
Understanding Heart Failure	Pending	Pending
Work Smarter not Harder	Pending	Pending

PHARMACY CHOICE

Course	Date of copyright	Copyright number
PharmacyChoice.com	November 3, 2000	TXu-1-043-603

Registered Copyrights for Websites Owned by AMN Healthcare, Inc.

Website	Copyright Date	Copyright Registration
www.preferredhealthcare.com	08/08/02	TX-5788141
www.americanmobile.com	08/08/02	TX-5788143
www.medicalexpress.com	08/08/02	TX-5788142
www.nursesrx.com	08/08/02	TX-5788144
www.amnhealthcare.com	04/09/01	TX-5788140
www.ogradypeyton.com	08/28/02	TX-5595918

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<u>Schedule 6.19(a)</u>

REAL PROPERTIES
(all properties leased as of 8/20/2010 unless otherwise noted)

12400 High Bluff Drive, Suite 100
San Diego, CA 92130

100 W Cypress Creek Road, Suite 1045
Fort Lauderdale, FL, 33309
(subleasing space through 2/29/12)

310 Interlocken Parkway, Suite 100
Broomfield, CO 80021

Storage Spaces CA184, CA189, BB21, BB192 & BB188
7044 Flanders Drive
San Diego, CA 92121

Building 12 – Huntersville Business Park
13620 West Reese Blvd., Suite 200
Huntersville, NC 28078

Unit 1, 4 Mall Court
Savannah, GA 31406

Ground Floor, Building 2, Friars Gate
1011 Stratford Road, Solihull
West Midlands, B90 4BN, UK (Birmingham)

Ground Floor, Building 1, Friars Gate
1011 Stratford Road, Solihull
West Midlands, B90 4BN, UK (Birmingham)

Storage Space, Centre Court, Room G10
1301 Stratford Road
Hall Green, Birmingham B28 9HH

Storage Space, Unit 3033stpnr
615 Lorong, #4 Toa Payoh
Singapore 0319516

Woodlands Business Park Tower III
4021 South 700 East, Suite 300
Salt Lake City, UT 84107

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5901-A Peachtree Dunwoody Road, N.E. Suite 300

Atlanta, GA 30328

(Exercised early termination effective 12/31/09, but likely to remain in space until mid

January. Moving into new space in mid January)

3500 Barranca Parkway, Suite 240 Irvine, CA 92026

Regus Irvine Spectrum

8001 Irvine Center Drive, 4th Floor

Irvine, CA 92618

5001 Statesman Drive Irving, TX 75063

3232 Royal Lane Irving, TX 75063

2601 Blake Street, #400 Denver, CO 80205

Leased Real Property of Acquired Company

Abilene, 4400 Buffalo Gap Road Ste 2300, Abilene, TX

Albany, 6 Executive Park Drive, Entrance D, Albany, NY

Albuquerque Home Care, 4411 McLeod Suite A-l, Albuquerque, NM

Albuquerque Staffing, 4411 McLeod Suite A-2, Albuquerque, NM

Allentown Home Care, 1541 Alta Drive Suite 306, Whitehall, PA

Amarillo, 3600 S. Coulter, Suite A Amarillo, TX

Atlanta, 2221 Peachtree Road, N.E. Suite N, Atlanta, GA

Baltimore, 29 W. Susquehanna Ave Ste 110, Towson, MD

Bartlesville, 512 C&D SE Washington Blvd, Bartlesville, OK

Baton Rouge, 2924 Brakley Drive Suite B-l, Baton Rouge, LA

Big Island Home Care, 308 Kamehameha Avenue Suite 200, Hilo, HI

Binghamton, 4104 Old Vestal Road, Vestal, NY

Birmingham, 1025 Montgomery Highway Suite 213, Birmingham, AL

Buffalo, 455 Delaware Avenue, Buffalo, NY

Chattanooga, 5751 Uptain Road Suite 518, Chattanooga, TN

Cherry Hill Home Care, 295 Marlton Pike, Route 70, Cherry Hill, NJ

Chevy Chase, 8701 Georgia Ave, Silver Springs, MD

Cincinnati, 9452 & 9462A Town Square Ave, Cincinnati, OH

Cleveland, 27600 Chagrin Blvd. Suite 400, Woodmere, OH

Club Staffing, 5901 Broken Sound Parkway Suite 450 & 500, Boca Raton, FL

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Colorado Springs Home Care, 545 East Pikes Peak Avenue #105, Colorado Springs, CO

Colorado Springs Staffing, 555 East Pikes Peak Avenue #114, Colorado Springs, CO

Columbus Staffing, 6525 Busch Blvd. Suite 104, Columbus, OH

Columbus Staffing, 6525 Busch Blvd. Suite 102, Columbus, OH

COO—Staffing (office in Chicago), 7420 Central Ave Suite 2042, River Forest, IL

Dallas Staffing, 1341 W. Mockingbird Lane Suite 245W, Dallas, TX

Denver ST, 201 S. Steele St. Suite 1-D, Denver, CO

Des Moines, 7100 University, Des Moines, LA

El Paso Staffing, 1605 Beach Street Suite C, El Paso, TX

Finger Lakes Staffing, 2525 Rochester Drive, Rt. 332 Suite 103, Canadaguia, NY

Fredericksburg, 2501 Fall Hill Avenue Suite C, Fredericksburg, VA

Fresno, 1300 E. Shaw Avenue Suite 126, Fresno, CA

Fort Worth Staffing, 3901 West Vickery Blvd. Suites 3,5 & 7, Fort Worth, TX

Hartford, 905 Wethersfield Ave, Hartford, CT

Hawaii Home Care, 615 Piikoi Street #600, Honolulu, HI

Hawaii Staffing, 3375 Koapaka Street Ste B235, Honolulu, HI

Heath, 1125 Unit C Hebron Road, Heath, OH

Houston Home Care*, 3315 Burke Road Ste 105, Pasadena, TX

Houston Kingwood Home Care, 1521 Green Oak Place Suite 130, Kingwood, TX

Houston Staffing, 1800 St. James Ste 107, Houston, TX

Kailua-Kona Patient Care Office, 75-5737 Kuakini Highway Ste 204, Kailua Kona, HI

Kansas City, 4350 West 107th Street, Overland Park, KS

Kauai Home Care, 3170 Jerves Street unit B Lihue, Kauai, HI

Lawton, 1320 NW Homestead Dr. Suite C, Lawton, OK

Linde Health Care Staffing, 3668 S. Geyer Road Ste 100—Sunset Hills, St Louis, MO

Los Angeles Staffing, 6167 Bristol Parkway Ste 450 & 460, Culver City, CA

Lubbock, 3415 23rd Street, Lubbock, TX

Mason City, 1316-4th Street, S.W. Suite 106, Mason City, IA

Maui Home Care, 2200 Main Street Suite 650, Wailuku, HI

Memphis, 6750 Poplar Ave. Suite 206, Memphis, TN

Minneapolis, 9001 E. Bloomington Frwy. Suite 117, Bloomington MN

National Healthcare Staffing*, 8215 Forest Point Blvd, Charlotte, NC

National Healthcare Staffing, 9140 Arrowpoint Blvd, Charlotte, NC

National Healthcare Staffing*, 5775 Blue Lagoon Drive Ste 300, Miami, FL

Medfinders Service Center, 524 E. Lamar Blvd. Ste 300, Arlington, TX

North Texas Home Care, 7524 Mosier View Ct, Fort Worth, TX

Northern Virginia, 11166 Main Street, Fairfax, VA

Oak Lawn Staffing, 9632 S. Pulaski, Oaklawn, IL

Oakland, 411 30th Street Suite 212, Oakland, CA

Oklahoma City Staffing, 2601 N.W. Expressway Suite 101E, Oklahoma City, OK

Orange County, 2140 W. Chapman Avenue Suite 110, Orange, CA

Palm Desert 74-350, Alessandro Drive Suite B-l, Palm Desert ,CA

Phoenix, 4745 and 4747 North 7th St, Phoenix, AZ

Portland, 5200 SW Macadam Ave. Suite 270, Portland, OR

Pueblo, 2705 N. Elizabeth St, Pueblo, CO

Puna, 2937 Pahoa Village Road, Pahoa, HI

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Raleigh, 6500 Falls Neuse Road Suite 110, Raleigh, NC

Resources on Call, 2810 16th NE, Hickory, NC

Rochester Staffing, 1900 S. Clinton Avenue, Rochester, NY

Sacramento, 2233 Watt Avenue Suite 10, Sacramento, CA

San Antonio Staffing, 7330 Louis Pasteur Dr., San Antonio, TX

San Bernadino Home Care, 1832—B Commerce Center Circle Suite B, San Bernadino,

CA

San Diego Staffing, 3838 Camino Del Rio North Suite 104, San Diego, CA

San Jose, 4880 Stevens Creek Blvd Suite 103, San Jose, CA

Scranton, 542 Spruce Street, Scranton, PA

Springfield MA Staffing, 181 Park Ave W., Springfield, MA

Springfield MO Staffing, 236 E. Primrose, Springfield, MO

St. Louis Staffing, 950 Francis Place #108, St Louis, MO

Syracuse, 7421 Oswego Road, Liverpool, NY

Tarzana Staffing, 18425 Burbank Blvd Suite 518, Tarzana, CA

Tucson Home Care, 5700 East Pima Suite C, Tucson, AZ

Tucson Home Care (North), 2001 W Orange Grove Rd. Suite 208, Tucson, AZ

Tucson Staffing, 5101 East Farness Drive Suite A, Tucson, AZ

Tulsa Home Care, 5063 South Yale, Tulsa, OK

Tulsa Staffing, 5114 S. 95th E. Avenue, Tulsa, OK

Tyler, 210 S. Broadway #230, Tyler, TX

Verona Home Care, 25 Pompton Ave Suite 201,202, 203 and 204b, Verona, NJ

Wichita Staffing, 303 North West St. Suite 120, Wichita, KS

Winston Salem Staffing, 1411 Plaza West Road Suite A, Winston-Salem, NC

Worcester Staffing, 10 Austin Street, Worcester, MA

Verona HC (Satellite), 301 60th Street, West New York, NJ

Parking Rental

Maui Parking, parking (5 spaces), Wailuku, HI

Oakland Parking ,400-29th Street, Oakland, CA

Storage Rental

Fairfield (Hartford) Storage, Fairfield, CT

National Healthcare Staffing, Unit 1102, Miami, FL

Nursefinders Service Center, Space Station Unit B4, Fort Worth, TX

Nursefmders Service Center, Unit #1206, Arlington, TX

Sacramento, #00129297, #00129300, Sacramento, CA

Tucson Home Care, Unit Gl 1 & D32, Tucson, AZ

*	Subleased to Others

Houston Home Care, 3315 Burke Road Ste 105, Pasadena, TX National Healthcare Staffing, 8215 Forest Point Blvd, Charlotte, NC National Healthcare Staffing, 5775 Blue Lagoon Drive Ste 300, Miami, FL

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Schedule 6.19(b) COLLATERAL LOCATIONS

Schedule 6.19(a) is incorporated herein by reference.

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Schedule 6.19(c)

CHIEF EXECUTIVE OFFICES/ PRINCIPAL PLACES OF BUSINESS

1. The following address is the chief executive office/principal place of business for all the entities listed below:

12400 High Bluff Drive San Diego, CA 92130

AMN Entities:

AMN Healthcare, Inc., a Nevada corporation

AMN Healthcare Services, Inc., a Delaware corporation

International Healthcare Recruiters, Inc., a Delaware corporation

AMN Services, Inc., a North Carolina corporation

AMN Staffing Services, Inc. a Delaware corporation

O’Grady Peyton International (USA), Inc.

LIFEWORK, INC., a Colorado Corporation

RX PRO HEALTH, INC., a Colorado Corporation

PHARMACY CHOICE, INC., a Colorado Corporation

2.	The following address is the chief executive office/principal place of business for all the entities listed below:

5001 Statesman Drive Irving, TX 75063

The MHA Group, Inc. Entities:

The MHA Group, Inc., a Texas corporation

Merritt, Hawkins & Associates, a California corporation

AMN Healthcare Allied, Inc., a Texas corporation

RN Demand, Inc., a Texas corporation

Staff Care, Inc., a Delaware corporation

MHA Allied Consulting, Inc., a Texas corporation

AMN Allied Services, LLC, a Delaware limited liability company

3.	The following address is the chief executive office/principal place of business for all the entities listed below:

524 East Lamar Blvd, Suite 300 Arlington, Texas 76011

Nightingale Acquisition, LLC NF Holdings Corporation

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Nursefinders, Inc.

B.C.P., Inc.

NF Services, Inc.

Linde Health Care Staffing, Inc.

Club Staffing, Inc.

National Healthcare Staffing, LLC

Radiologic Enterprises, Inc.

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Schedule 6.23

LABOR MATTERS

None

Schedule 7.6 INSURANCE

Please see attached. [Certificates of Insurance to be attached.]

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Schedule 8.1 INDEBTEDNESS

None.

Schedule 8.9 TRANSACTIONS WITH AFFILIATES

1.	Management Termination and Release Agreement dated as of July [ ], 2010 by and among the AMN Healthcare Services, Inc., Nightingale Acquisition, LLC (as successor to NF Investors, Inc.), GSUIG, LLC, Pharos Capital Partners II, L.P., Pharos Capital Partners II-A, L.P., and HWP II, L.P. An aggregate of $916,667 of accrued management fees (plus an additional $83,333 per month (pro-rated for any portion of a month) to the extent the Closing Date occurs after August 31, 2010) will be paid pursuant to the Management Services Agreement at Closing. In addition a transaction services fee in the aggregate amount of $2.5 million will be paid to certain parties to the Management Services Agreement at Closing.

2.

Lease Agreement between Radiologic Enterprises, Inc. and I.Space, LLC dated September 1, 2001. Employee Jeff Decker is a partner in the partnership that owns the building leased by Radiologic Enterprises, Inc.

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Schedule 11.1

NOTICES Credit Parties:

AMN Healthcare, Inc.

12400 High Bluff Drive

Suite 100

San Diego, California 92130

Attn: Bary Bailey

Telephone: 858.720.6257

With a copy to Denise L. Jackson, General Counsel

Administrative Agent:

For notices regarding borrowings, payments, conversions, fees, interest, and other administrative matters:

Bank of America, N. A. 101 North Tryon Street Location Code: NC1-001-15-04 Charlotte, NC 28255 Attention: Wayne A. Richard Telephone: 980.388.6484 Telecopy: 704.208.3075

For all other notices (including with respect to Defaults and Events of Default, amendments, waivers and modifications of the Credit Documents, assignments):

Bank of America, N. A. Agency Management 1455 Market Street, 5th Floor Location Code: CA5-701-05-19 San Francisco, California 94103 Attention: Robert J. Rittelmeyer Telephone: (415) 436-2616 Telecopy: (415)503-5099

Bank of America, N. A. Location Code: NCI-002-28-17 100 North Tryon Charlotte, North Carolina 28255 Attention: Alysa A. Trakas Telephone: (980) 387-2640 Telecopy: (704) 409-0936

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Swing Line Lender:

Bank of America, N. A. 101 North Tryon Street Location Code: NCI-001-15-04 Charlotte, NC 28255 Attention: Wayne A. Richard Telephone: 980.388.6484 Telecopy: 704.208.3075

Issuing Lender:

Bank of America, N. A. 1000 W. Temple Street Mail Code: CA9-705-07-05 Los Angeles, CA 90012-1514 Attention: Stella Rosales Telephone: 213.481.7828 Telecopy: 213.457.8841

Lenders:

Contact information set forth on each Lender’s administrative details form on file with the Administrative Agent.

EXHIBIT 7.1(C)

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

[See Attached]

OFFICER’S CERTIFICATE TO: Bank of America, N.A., as Administrative Agent

RE: First Amendment dated as of September 1, 2010 (the “Amendment”) to that certain Credit Agreement dated as of December 23, 2009 (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”), by and among AMN Healthcare, Inc. (the “Borrower”), AMN Healthcare Services, Inc. (the “Parent”), each of the Subsidiaries of the Parent party thereto (together with the Parent, the “Guarantors”), the Lenders party thereto, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

DATE : September 1, 2010

Pursuant to the terms of Subparts 4.3, 4.8 and 4.10 of the Amendment, the undersigned Executive Officer of the Borrower hereby certifies, on behalf of the Borrower and not in any individual capacity that, as of the date hereof, the statements below are accurate and complete in all respects:

(a) All governmental and third party consents and approvals (including, without limitation, the Board of Directors of the Borrower and Parent), if any, with respect to the Amendment and the transactions contemplated thereby have been obtained.

(b) There has not occurred a Material Adverse Effect with respect to the Parent and its Subsidiaries taken as a whole since the date the Parent’s Form 10-K for the fiscal year ended December 31, 2009 was filed with the SEC.

(c) There has not occurred a Material Adverse Effect (as defined in the Acquisition Agreement), with respect to the Acquired Company and its Subsidiaries taken as a whole since January 3, 2010.

(d) No action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect.

(e) (i) Attached hereto as Exhibit A is a true and correct copy of the Acquisition Agreement, with all amendments, modifications, supplements and attachments, (ii) there have been no material modifications to the Acquisition Agreement without the consent of the Administrative Agent, to the extent such modifications could reasonably be expected to materially adversely effect the Lenders and (iii) the Medfinders Acquisition has been, or contemporaneously with the making of the initial Loans under the Credit Agreement, will be consummated in accordance with the terms of the

CHARl\1177959v3

Acquisition Agreement and in compliance with material applicable law and regulatory approvals, and the Parent and/or the Borrower have used not less than $33.1 million of cash-on-hand (immediately prior to the Transaction) to fund the cash portion of the Medfinders Acquisition consideration.

(f)	Immediately after giving effect to the Transaction: (i) No Default or Event of Default exists;

(ii) All representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date);

(iii) The Credit Parties, on a consolidated basis, are Solvent;

(iv) (1) The Consolidated Leverage Ratio of the Consolidated Parties as of the date hereof (which Consolidated Leverage Ratio shall be calculated reflecting the Medfinders Acquisition on a Pro Forma Basis as of the first day of such period as if the Medfinders Acquisition occurred as of such date) is not greater than 3.60 to 1.0 for the twelve month period ending on June 30, 2010 and (2) Consolidated EBITDA of the Consolidated Parties (which Consolidated EBITDA shall be calculated reflecting the Medfinders Acquisition on a Pro Forma Basis as of the first day of such period as if the Medfinders Acquisition occurred as of such date) has been at least $65 million for the twelve months ended June 30, 2010, in each case as demonstrated by the calculations set forth on Exhibit B attached hereto.

(g) The Borrower has received (or simultaneously with the making of the initial Loans under the Credit Agreement shall receive) not less than $40 million in gross cash proceeds from the Second Lien Financing.

This certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CHARl\1177959v3

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AMN HEALTHCARE, INC., a Nevada corporation

By:_

Name:

Title:

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EXHIBIT A Acquisition Agreement

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EXHIBIT B Covenant Calculations

EXHIBIT 11.3(b)

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	_______________________________

2.	Assignee:	_______________________________
[and is an Affiliate/Approved Fund of ]

3.	Borrower:	AMN Healthcare, Inc.

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement (the “Administrative Agent”)

5.	Credit Agreement:	Credit Agreement dated as of December 23, 2009 (as amended, modified, restated or supplemented from time to time) among AMN Healthcare, Inc., the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent

6	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders[1]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[2]	CUSIP Number
Revolving Commitment	(a)	(c)
Non-Extended Tranche B Loans	(a)	(c)
Extended Tranche B Loans	(b)	(d)
	Box 1 ________________ (a) + (b)	Box 2 ______________ (c) + (d)	_________ _________ Box 2 divided by Box 1 times 100

[7.	Trade Date: ______________][3]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEER
[NAME OF ASSIGNEER]

By:
Title:

[1]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Consented to and Accepted:

BANK OF AMERICA, N.A. as Administrative Agent

By
Title:

Consented to:

BANK OF AMERICA, N.A., as Issuing Lender

By
Title:

[AMN HEALTHCARE, INC.

By:
	Name:	_________________________________,
	Title:	________________________________][4]

[4]	So long as no Event of Default has occurred or if the Assignee is not a Lender, an Affiliate of a Lender or an Approved Fund.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a not a United States person under Section 7701(a)(30) of the Code, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT A

INTERCREDITOR AGREEMENT

[See Attached]

[EXECUTION COPY]

INTERCREDITOR AGREEMENT

among

AMN HEALTHCARE, INC., as the Company,

AMN HEALTHCARE SERVICES, INC. as the Parent

CERTAIN DOMESTIC SUBSIDIARIES OF THE PARENT

FROM TIME TO TIME PARTY HERETO,

as Guarantors,

BANK OF AMERICA, N.A., as the First Lien Administrative Agent,

BANK OF AMERICA, N.A., as the Second Lien Administrative Agent,

and

BANK OF AMERICA, N.A., as the Control Agent

Dated as of September 1, 2010

TABLE OF CONTENTS

SECTION 1 Definitions 4

1.1 Defined Terms 4

1.2 Terms Generally 12

SECTION 2 Lien Priorities 13

2.1 Relative Priorities 13

2.2 Failure to Perfect 13

2.3 Nature of First Lien Obligations 13

2.4 Prohibition on Contesting Liens 14

2.5 No New Liens 14

2.6 Similar Liens and Agreements 14

SECTION 3 Enforcement 15

3.1 Exercise of Remedies 15

3.2 Actions Upon Breach 17

SECTION 4 Payments 18

4.1 Application of Proceeds 18

4.2 Payment Turnover 18

4.3 Permitted Mandatory Prepayments of Second Lien Obligations 18

SECTION 5 Other Agreements 18

5.1 Releases 18

5.2 Insurance 19

5.3 Amendments to First Lien Loan Documents and Second Lien Loan Documents.20

5.4 Rights As Unsecured Creditors 22

5.5 Control Agent for Perfection 22

5.6 When Discharge of First Lien Obligations Deemed to Not Have Occurred 25

5.7 Option to Purchase First Lien Debt 26

SECTION 6 Insolvency or Liquidation Proceedings 29

6.1 Use of Cash Collateral and Financing Issues 29

6.2 Sale Issues 29

6.3 Relief from the Automatic Stay 29

6.4 Adequate Protection 30

6.5 No Waiver 31

6.6 Avoidance Issues 31

6.7 Separate Grants of Security and Separate Classification 31

6.8 Reorganization Securities 31

6.9 Post-Petition Claims 32

6.10 Waiver 32

6.11 Expense Claims 32

6.12 Effectiveness in Insolvency or Liquidation Proceedings 32

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SECTION 7 Reliance; Waivers; Etc 32

7.1 Non-Reliance 32

7.2 No Warranties or Liability 33

7.3 No Waiver of Lien Priorities 33

7.4 Obligations Unconditional 35

7.5 Certain Notices 36

SECTION 8 Miscellaneous 36

8.1 Conflicts 36

8.2 Effectiveness; Continuing Nature of this Agreement; Severability 36

8.3 Amendments; Waivers 37

8.4 Information Concerning Financial Condition of Company and its Subsidiaries.37

8.5 Subrogation 38

8.6 Application of Payments 38

8.7 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL 38

8.8 Notices 39

8.9 Further Assurances 39

8.10 APPLICABLE LAW 39

8.11 Binding on Successors and Assigns 39

8.12 Specific Performance 40

8.13 Headings 40

8.14 Counterparts 40

8.15 Authorization 40

8.16 No Third Party Beneficiaries 40

8.17 Provisions Solely to Define Relative Rights 40

8.18 Grantors; Additional Grantors 40

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INTERCREDITOR AGREEMENT

This Intercreditor Agreement, is dated as of September 1, 2010, and entered into by and among AMN HEALTHCARE, INC., a Nevada corporation (the “Company”), AMN HEALTHCARE SERVICES, INC., a Delaware corporation (the “Parent”), the domestic subsidiaries of the Parent as may time to time party become a party hereto (each a “Guarantor” and together with the Parent, the “Guarantors”). BANK OF AMERICA, N.A., in its capacity as administrative agent for the First Lien Obligations (as defined below), including its successors and assigns from time to time (the “First Lien Administrative Agent”). BANK OF AMERICA, N.A., in its capacity as administrative agent for the Second Lien Obligations (as defined below), including its successors and assigns from time to time (the “Second Lien Administrative Agent”) and BANK OF AMERICA, N.A., in its capacity as Control Agent (defined below) for the First Lien Administrative Agent and the Second Lien Administrative Agent, including its successor and assigns from time to time. Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Company, as borrower, the Guarantors, the lenders party thereto, Bank of America, N.A., as the swingline lender, the issuing lender and as the administrative agent, General Electric Capital Corporation and SunTrust Bank, N.A., as co-syndication agents and ING Capital, LLC, as documentation agent, have entered into that certain Credit Agreement dated as of December 23, 2009 providing for a revolving credit and term loan facility to the Company (as amended, restated, supplemented or modified from time to time as permitted hereunder, the “Initial First Lien Credit Agreement”);

WHEREAS, the Company, as borrower, the Guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent have entered into that certain Second Lien Credit Agreement dated as of the date hereof providing for a term loan to the Company (as amended, restated, supplemented or modified from time to time as permitted hereunder, the “Initial Second Lien Credit Agreement”):

WHEREAS, the obligations of the Company and the Guarantors under the Initial First Lien Credit Agreement and any Hedge Agreements and Cash Management Agreements provided by any of the First Lien Claimholders (or their affiliates) are secured by substantially all of the assets of the Company and the Guarantors pursuant to the terms of the First Lien Collateral Documents;

WHEREAS, the obligations of the Company and the Guarantors under the Initial Second Lien Credit Agreement will be secured by substantially all of the assets of the Company and the Guarantors pursuant to the terms of the Second Lien Collateral Documents;

WHEREAS, the First Lien Loan Documents and the Second Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the First Lien Administrative Agent and the First Lien Claimholders to consent to the Grantors’ incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations to or for the benefit of the Company, or any other Grantor, the Second Lien Administrative Agent on behalf of the Second Lien Claimholders has agreed to the lien subordination, intercreditor and other provisions set forth in this Agreement.

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NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1 Definitions.

1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding ten percent (10%) or more of the Equity Interests in such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, neither the First Lien Administrative Agent, the Second Lien Administrative Agent nor any First Lien Claimholder or any Second Lien Claimholder shall in any event be considered an Affiliate of the Company or any of its Subsidiaries.

“Agreement” means this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Avoidance Actions” means causes of action arising under Sections 544, 546, 547, 548, 549 or 550 of title 11 of the United States Code.

“Bankruptcy Code” means title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, receivership, moratorium, conservatorship, assignment for the benefit of creditors, insolvency or similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, San Diego, California or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” means all obligations under Capital Leases of the Company or any of the Guarantors, without duplication, in each case taken at the amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on a consolidated balance sheet of the Company and the Guarantors prepared in accordance with GAAP.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit or purchasing card, electronic funds transfer and other cash management arrangements.

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“Cash Management Creditor” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Collateral” means all of the assets and property of any Grantor, whether tangible or intangible, constituting both First Lien Collateral and Second Lien Collateral.

“Company” has the meaning set forth in the introductory paragraph of this Agreement. “Control Agent” has the meaning set forth in Section 5.5(a).

“Control Collateral” means any Collateral consisting of any Certificated Security, Instrument, Investment Property, Deposit Accounts (each as defined in the Uniform Commercial Code), cash and any other Collateral as to which a Lien shall or may be perfected through possession or control by the secured party or any agent therefor.

“Controlled Account” means those certain Deposit Accounts (as defined in the Uniform Commercial Code) of any Grantor subject to Liens under the terms of the First Lien Collateral Documents and the Second Lien Collateral Documents.

“Defaulting Creditor” has the meaning set forth in Section 5.7(d).

“Designated Cash Management Agreement” means any Cash Management Agreement to which any Grantor is a party and as to which the applicable counterparty was a First Lien Lender or an Affiliate of a First Lien Lender as of the date hereof or at the time it enters into such Cash Management Agreement (even if such person ceases to be a First Lien Lender or such Person’s Affiliate ceases to be a First Lien Lender).

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of First Lien Obligations” means, except to the extent otherwise provided in Section 5.6, (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Lien Loan Documents constituting First Lien Obligations and termination of all commitments to lend or otherwise extend credit under the First Lien Loan Documents, (ii) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), (iii) termination, cancellation or cash collateralization (it being understood that the cash collateralization of such letters of credit shall not be required in excess of 105% of the face amount thereof) of, all letters of credit issued under the First Lien Loan Documents constituting First Lien Obligations and (iv) termination or cash collateralization (in an amount reasonably satisfactory to the First Lien Administrative Agent) of any Hedge Agreements issued or entered into, as the case may be, by any First Lien Claimholder constituting First Lien Obligations.

“Disposition” has the meaning set forth in Section 5.1(a)(ii). “Eligible Purchaser” has the meaning set forth in Section 5.7.

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“Enforcement Action” means the exercise of any rights or remedies against any Collateral, including, without limitation, any right to take possession or control of any Collateral under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, any right of set-off or recoupment and any enforcement, collection, execution, levy or foreclosure action or proceeding taken against the Collateral.

“Equity Interest” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“First Lien Administrative Agent” has the meaning set forth in the preamble hereto.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation the First Lien Lenders, the First Lien Administrative Agent, any Issuing Lender, the Swingline Lender, any Cash Management Creditor, any Hedge Agreement Provider, the Control Agent and any other agent under the First Lien Credit Agreement.

“First Lien Collateral” means all of the “Collateral” referred to in the First Lien Collateral Documents and all of the other property that is or is intended under the terms of the First Lien Collateral Documents to be subject to Liens in favor of the First Lien Administrative Agent for the benefit of the First Lien Claimholders.

“First Lien Collateral Documents” means, collectively, the Security Agreement (as defined in the First Lien Credit Agreement as amended from time to time in accordance herewith), the Pledge Agreement (as defined in the First Lien Credit Agreement as amended from time to time in accordance herewith) and each of the other mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the First Lien Administrative Agent pursuant to the terms of Sections 5.1(d) and 7.13 of the First Lien Credit Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the First Lien Administrative Agent for the benefit of the First Lien Claimholders.

“First Lien Credit Agreement” means (i) the Initial First Lien Credit Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, Refinance (each subject to the limitations set forth herein) in whole or in part the indebtedness and other obligations outstanding under (x) the Initial First Lien Credit Agreement or (y) any subsequent First Lien Credit Agreement, unless such agreement or instrument expressly provides that (1) it is not intended to be and is not a First Lien Credit Agreement hereunder or (2) all of the Indebtedness evidenced by such agreement or instrument is unsecured Indebtedness; provided that if and to the extent that any amendment, modification, increase or Refinancing of the Initial First Lien Credit Agreement or any other agreement referred to in this clause (ii) provides for revolving credit commitments, revolving credit loans, term loans, bonds, debentures, notes or similar instruments having a principal amount in the aggregate in excess of the Maximum First Lien Indebtedness Amount, then that portion of such principal amount in the aggregate in excess of the Maximum First Lien Indebtedness Amount (and all interest, fees and amounts accruing thereon) shall not constitute First Lien Obligations for purposes of this Agreement. Any reference to the First Lien Credit Agreement hereunder shall be deemed a reference to any First Lien Credit Agreement then in existence if entered into in compliance with the terms of this Agreement.

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“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Credit Agreement.

“First Lien Loan Documents” means the First Lien Credit Agreement and the other Credit Documents (as defined in the First Lien Credit Agreement as amended from time to time in accordance herewith) and any other document or instrument executed or delivered at any time in connection with the First Lien Credit Agreement, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with this Agreement.

“First Lien Obligations” means all Obligations outstanding under (i) the First Lien Credit Agreement, (ii) the other First Lien Loan Documents, (iii) any Hedge Agreements entered into by the Company or any other Grantor with any Hedge Agreement Provider (it being understood, for avoidance of doubt, that such obligations shall remain a First Lien Obligation even if the counterparty (or the Affiliate of the counterparty) ceases to be a First Lien Lender), (iv) any Designated Cash Management Agreement and (v) all Guaranty Obligations, fees, expenses, indemnities and other amounts payable from time to time pursuant to the First Lien Loan Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; provided that the aggregate principal amount, without duplication, of any revolving credit commitments, revolving credit loans, letters of credit, term loans, bonds, debentures, notes or similar instruments or other obligations (excluding, in any event, Hedging Obligations and Obligations in respect of Designated Cash Management Agreements) provided for under the First Lien Credit Agreement or any other First Lien Loan Document (or any Refinancing thereof) in excess of the Maximum First Lien Indebtedness Amount shall not constitute First Lien Obligations for purposes of this Agreement. “First Lien Obligations” shall include (x) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant First Lien Loan Document and (y) all fees, costs and charges incurred in connection with the First Lien Loan Documents and provided for thereunder, in the case of each of clause (x) and clause (y) whether before or after commencement of an Insolvency or Liquidation Proceeding, and irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, global tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or global powers or functions of or pertaining to government.

“Grantors” means Company, Parent and each of the Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Collateral Document or a Second Lien Collateral Document.

“Guarantors” has the meaning set forth in the recitals hereto.

“Guaranty Obligations” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to

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purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hedge Agreements” means (i) any Interest Rate Protection Agreement or (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or similar currency management agreement, in either case, to the extent that the incurrence of the obligations in respect thereof was permitted under the First Lien Loan Documents as in effect on the date hereof at the time of the incurrence of such obligation.

“Hedge Agreement Provider” shall mean any Person that enters into a Hedge Agreement with a Grantor to the extent such Person is a First Lien Lender or an Affiliate of a First Lien Lender at the time of the incurrence of such obligation (even if such Person thereafter ceases to be a First Lien Lender or such Person’s Affiliate ceases to be a First Lien Lender).

“Hedging Obligation” means, with respect to any Person, any obligation of such Person pursuant to any Hedge Agreements.

“Indebtedness” means, with respect to any Person, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take or pay or similar arrangements or under commodities agreements, (f) all Capitalized Lease Obligations of such Person, (g) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person, (h) all net obligations of such Person under Hedge Agreements, (i) all direct and contingent reimbursement obligations in respect of letters of credit (other than trade letters of credit), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, including, without duplication, all unreimbursed drafts drawn thereunder (less the amount of any cash collateral securing any such letters of credit or and bankers’ acceptances), (j) the principal component or liquidation preference of all Equity Interests issued by such Person and which by the terms thereof could at any time prior to the Maturity Date (as defined in the First Lien Credit Agreement) be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, mandatory redemption or other acceleration, (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale or securitization of receivables (or similar transaction) (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (1) all Indebtedness of others secured by

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(or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (m) all Guaranty Obligations of such Person with respect to Indebtedness of another Person and (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

“Initial First Lien Credit Agreement” has the meaning set forth in the recitals hereto. “Initial Second Lien Credit Agreement” has the meaning set forth in the recitals hereto.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, (i) the commencement of a voluntary case by such Person under the Bankruptcy Code or the seeking of relief by such Person under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States; (ii) the commencement of an involuntary case against such Person under the Bankruptcy Code and the petition is not timely disputed, or is not dismissed within 60 days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person; (iv) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (v) any such proceeding of the type set forth in clause (iv) above is commenced against such Person to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days; (vi) such Person is adjudicated insolvent or bankrupt; (vii) any order of relief or other order approving any such case or proceeding is entered; (viii) such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of 60 days; (ix) such Person makes a general assignment for the benefit of creditors or generally does not pay its debts as such debts become due; or (x) any corporate (or similar organizational) action is taken by such Person for the purpose of effecting any of the foregoing.

“Interest Rate Protection Agreement” means any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar interest rate management agreement or arrangement, in each case providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

“Issuing Lender” means any letter of credit issuer under the First Lien Credit Agreement.

“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof) including any right of setoff or recoupment.

“Maximum First Lien Indebtedness Amount” means $250,000,000 less (A) the amount of all repayments and prepayments applied to any term loans constituting First Lien Obligations and (B) the amount of all repayments and prepayments of any revolving loans or letters of credit constituting First Lien Obligations, to the extent accompanied by a corresponding reduction in the applicable commitment amount (excluding reductions in sub-facility commitments not accompanied by a corresponding reduction in the facility commitment amount and reductions under (A) and (B) as a result of a Refinancing).

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“Obligations” means all advances to, and debts, indemnities and reimbursement obligations, liabilities, obligations, covenants and duties of, any Person, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Person or any Affiliate thereof of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

“Parent” has the meaning set forth in the recitals hereto.

“Permitted Refinancing Documents” shall mean any financing documentation which replaces (i) the Initial First Lien Credit Agreement and the other First Lien Loan Documents and pursuant to which the outstanding First Lien Obligations are refinanced in their entirety, as such financing documentation may be amended, supplemented, restated, refinanced or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any covenants or defaults other than those which (a) then exist in the Initial First Lien Credit Agreement and the other First Lien Loan Documents or (b) could be included in the Initial First Lien Credit Agreement and the other First Lien Loan Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement or (ii) the Initial Second Lien Credit Agreement and the other Second Lien Loan Documents and pursuant to which the outstanding Second Lien Obligations are refinanced in their entirety, as such financing documentation may be amended, supplemented, restated, refinanced or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any covenants or defaults other than those which (a) then exist in the Initial Second Lien Credit Agreement and the other Second Lien Loan Documents or (b) could be included in the Initial Second Lien Credit Agreement and the other Second Lien Loan Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.

“Permitted Second Lien Actions” means those actions that a Second Lien Claimholder may take in compliance with Section 3.1 (a).

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Recovery” has the meaning set forth in Section 6.6.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings, provided that (i) the Company and Guarantors shall not be permitted to Refinance the First Lien Obligations unless the financing documentation entered into by the Company and the Guarantors in connection with any such Refinancing constitutes Permitted Refinancing Documents and (ii) the Company and Guarantors shall not be permitted to Refinance the Second Lien Obligations unless the financing documentation entered into by the Company and the Guarantors in connection with any such Refinancing constitutes Permitted Refinancing Documents.

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“Required Lenders” means with respect to the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, those First Lien Claimholders or Second Lien Claimholders, as applicable, the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from the First Lien Credit Agreement or the Second Lien Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the First Lien Credit Agreement or the Second Lien Credit Agreement) as applicable.

“Second Lien Administrative Agent” has the meaning set forth in the preamble hereof.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Second Lien Lenders, the Second Lien Administrative Agent and any other agent under the Second Lien Credit Agreement.

“Second Lien Collateral” means all of the “Collateral” referred to in the Second Lien Collateral Documents and all of the other property that is or is intended under the terms of the Second Lien Collateral Documents to be subject to Liens in favor of the Second Lien Administrative Agent for the benefit of the Second Lien Claimholders.

“Second Lien Collateral Documents” means, collectively, the Security Agreement (as defined in the Second Lien Credit Agreement as amended from time to time in accordance herewith), the Pledge Agreement (as defined in the Second Lien Credit Agreement as amended from time to time in accordance herewith) and each of the other mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Second Lien Administrative Agent pursuant to the terms of Sections 5.1(d) and 7.13 of the Second Lien Credit Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Second Lien Administrative Agent for the benefit of the Second Lien Claimholders.

“Second Lien Credit Agreement” means (i) the Initial Second Lien Credit Agreement, (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase or Refinance in whole or in part the indebtedness and other obligations outstanding under the Initial Second Lien Credit Agreement or other agreement or instrument referred to in this clause (ii), as the same may be amended, renewed, extended, supplemented or otherwise modified from time to time, subject to the limitations set forth herein and only to the extent permitted hereby, unless such agreement or instrument expressly provides that (1) it is not intended to be and is not a Second Lien Credit Agreement hereunder or (2) all of the Indebtedness evidenced by such agreement or instrument is unsecured Indebtedness. Any reference to the Second Lien Credit Agreement hereunder shall be deemed a reference to any Second Lien Credit Agreement then in existence if entered into in compliance with the terms of this Agreement.

“Second Lien Enforcement Date” means the date which is 180 days after the occurrence of (i) an Event of Default (under and as defined in the Second Lien Credit Agreement) and (ii) the First Lien Administrative Agent’s receipt of written notice (which notice shall reference this Agreement) from the Second Lien Administrative Agent certifying that an Event of Default (under and as defined in the Second Lien Credit Agreement) has occurred and is continuing; provided that the Second Lien Enforcement Date shall be stayed and thereby deemed not to have occurred (1) at any time that the First Lien Administrative Agent or the First Lien Claimholders have commenced and are then diligently pursuing any Enforcement Action with respect to all or a material portion of the Collateral, (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or

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(3) if the acceleration of the Second Lien Obligations (if any) is rescinded in accordance with the terms of the Second Lien Credit Agreement.

“Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and the other Credit Documents (as defined in the Second Lien Credit Agreement as amended from time to time in accordance herewith) and any other document or instrument executed or delivered at any time in connection with the Second Lien Credit Agreement, including any intercreditor or joinder agreement among holders of Second Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with this Agreement.

“Second Lien Obligations” means all Obligations outstanding under (i) the Second Lien Credit Agreement and (ii) the other Second Lien Loan Documents. “Second Lien Obligations” shall include (x) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant Second Lien Loan Document and (y) all fees, costs and charges incurred in connection with the Second Lien Loan Documents and provided for thereunder, in each case whether before or after commencement of an Insolvency or Liquidation Proceeding and irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Subsidiary” means, as to any Person at any time, (a) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock other than, in the case of each of clauses (a) and (b) above, any Excluded JV (as defined in the First Lien Credit Agreement).

“Swing Line Lender” means Bank of America, N.A., together with its successors and permitted assigns.

“Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time. Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of New York.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof and “hereunder”, and words of similar import,

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shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (g) references to Sections or clauses shall refer to those portions of this Agreement and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

SECTION 2 Lien Priorities.

2.1 Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second Lien Loan Documents, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that: (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Administrative Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second Lien Administrative Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations.

2.2 Failure to Perfect. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, notwithstanding any failure of the First Lien Administrative Agent or the First Lien Claimholders to adequately perfect its security interests in the Collateral, the subordination of any Lien on the Collateral securing any First Lien Obligations to any Lien securing any other obligation of any Grantor, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any First Lien Obligations.

2.3 Nature of First Lien Obligations. The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Claimholders, acknowledges that (a) a portion of the First Lien Obligations are revolving in nature, (b) subject to succeeding clause (d), the amount of such revolving First Lien Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (c) the terms of the First Lien Obligations may be modified, extended or amended from time to time, and (d), subject to the limitations on the aggregate principal amount of First Lien Obligations set forth in the definition of “First Lien Obligations” and Section 5.3, the aggregate amount of the First Lien Obligations may be increased or Refinanced, in either event, without notice to or consent by the Second Lien Claimholders and without affecting the provisions hereof. Subject to the limitations on the aggregate principal amount of First Lien Obligations set forth in the definition of “First Lien Obligations” and Section 5.3. the lien priorities provided in Sections 2.1 and 2.2 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion thereof.

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2.4 Prohibition on Contesting Liens. Each of the Second Lien Administrative Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Administrative Agent, for itself and on behalf of each First Lien Claimholder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Administrative Agent or any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

2.5 No New Liens.

(a) Limitation on other Collateral for First Lien Claimholders. the First Lien Administrative Agent agrees that neither the First Lien Administrative Agent nor any First Lien Claimholder shall acquire or hold any Lien on any assets of any Grantor securing any First Lien Obligations which assets are not also subject to the Lien of the Second Lien Administrative Agent under the Second Lien Collateral Documents, provided, however, notwithstanding the above, that the refusal of the Second Lien Administrative Agent or the Second Lien Claimholders to accept a Lien on any assets of any Grantor shall not prohibit the taking of a Lien on such assets by the First Lien Administrative Agent or the First Lien Claimholders. If the First Lien Administrative Agent or any First Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of their respective Subsidiaries securing any First Lien Obligations which assets are not also subject to the Lien of the Second Lien Administrative Agent under the Second Lien Collateral Documents, then the First Lien Administrative Agent (or the relevant First Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other First Lien Document (x) hold and be deemed to have held such Lien and security interest for the benefit of the Second Lien Administrative Agent as security for the Second Lien Obligations, or (y) release such Lien.

(b) Limitation on other Collateral for Second Lien Claimholders. Until the date upon which the Discharge of First Lien Obligations shall have occurred, the Second Lien Administrative Agent agrees that, after the date hereof, neither the Second Lien Administrative Agent nor any Second Lien Claimholder shall acquire or hold any Lien on any assets of any Company, any Guarantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the Lien of the First Lien Administrative Agent under the First Lien Collateral Documents. If the Second Lien Administrative Agent or any Second Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the Lien of the First Lien Administrative Agent under the First Lien Collateral Documents, then the Second Lien Administrative Agent (or the relevant Second Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second Lien Document (x) hold and be deemed to have held such Lien and security interest for the benefit of the First Lien Administrative Agent as security for the First Lien Obligations, or (y) release such Lien.

2.6 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

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(a) upon request by the First Lien Administrative Agent or the Second Lien Administrative Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

(b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations shall be in all material respects the same forms of documents other than with respect to the senior and subordinate nature of the security interests in the Collateral securing the respective Obligations thereunder.

SECTION 3 Enforcement.

3.1 Exercise of Remedies.

(a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor:

(i)	the Second Lien Administrative Agent and the Second Lien Claimholders:

(A) from the date hereof until the occurrence of the Second Lien Enforcement Date, will not take any Enforcement Action with respect to any Lien held by it under the Second Lien Collateral Documents or any other Second Lien Loan Document or otherwise;

(B) will not contest, protest or object to, or otherwise interfere with, hinder, or delay, any Enforcement Action by the First Lien Administrative Agent or any First Lien Claimholder, provided that the respective interests of the Second Lien Claimholders attach to the proceeds thereof, subject to the relative priorities described in Section 2 and Section 4: and

(C) subject to the rights of the Second Lien Administrative Agent under clause (iXA) above, will not contest, protest or object to the forbearance by the First Lien Administrative Agent or the First Lien Claimholders from bringing or pursuing any Enforcement Action;

(ii) subject to Section 5.1, the First Lien Administrative Agent and the First Lien Claimholders shall have the exclusive right to commence and, if applicable, maintain an Enforcement Action and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Administrative Agent or any Second Lien Claimholder;

provided that:

(A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, may file claims or

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statements of interest with respect to all or any portion of the Second Lien Obligations,

(B) the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not retain any Collateral or any proceeds of Collateral in connection with any Enforcement Action against any Collateral, and that any Collateral or proceeds taken or received by it in connection with any Enforcement Action will be applied in accordance with Section 4.2 unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 6.8;

(C) the Second Lien Administrative Agent and Second Lien Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Administrative Agent or Second Lien Claimholders, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(D) in any Insolvency or Liquidation Proceeding, the Second Lien Administrative Agent and Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement;

(E) in any Insolvency or Liquidation Proceeding, the Second Lien Administrative Agent and Second Lien Claimholders shall be entitled to vote on any plan of reorganization, to the extent consistent with the provisions hereof;

(F) the Second Lien Administrative Agent or any Second Lien Claimholder may exercise any of its rights or remedies with respect to the Collateral upon the occurrence and during the effective continuation of the Second Lien Enforcement Date; and

(G) the Second Lien Collateral Agent may take any action (not adverse to the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof and not otherwise inconsistent with the terms of this Agreement) in order to preserve or protect its Lien on the Collateral.

In exercising rights and remedies with respect to the Collateral, the First Lien Administrative Agent and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the First Lien Administrative Agent and the First Lien Claimholders to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

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(b) The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off or recoupment) with respect to any Collateral, and that any Collateral or such proceeds taken or received by it will be paid over to the First Lien Administrative Agent pursuant to Section 4.2. unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 6.8. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 3.1(a)(h”). the sole right of the Second Lien Administrative Agent and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred in accordance with the terms of the Second Lien Loan Documents and applicable law.

(c) Subject to the proviso to clauses (i) and (ii) of Section 3.Ua), the Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, agrees that (i) the Second Lien Administrative Agent and the Second Lien Claimholders will not take any action that would hinder, delay or impede any exercise of remedies under the First Lien Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor with respect to the First Lien Collateral to object to the manner or order in which the First Lien Administrative Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral.

(d) The Second Lien Administrative Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First Lien Administrative Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

(e) Notwithstanding anything to the contrary in this Section 3.1, if the First Lien Administrative Agent or any other First Lien Lender has instituted and is diligently pursuing any Enforcement Action against any Collateral, then each of the Second Lien Administrative Agent and the Second Lien Lenders agrees that it will not institute any Enforcement Action against any Collateral; provided that if the Second Lien Administrative Agent or any Second Lien Lender has already initiated any Enforcement Action against any Collateral, such Person shall immediately suspend such Enforcement Action.

3.2 Actions Upon Breach.

(a) If any Second Lien Claimholder, contrary to this Agreement, commences or participates in any Enforcement Action against Company, any other Grantor or the Collateral, the First Lien Administrative Agent may intervene and may interpose in the name of the First Lien Claimholders or in the name of Company or such Grantor the making of this Agreement as a defense or dilatory plea.

(b) Should any Second Lien Claimholder, contrary to this Agreement, in any way take, or attempt or threaten to take, any Enforcement Action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy contrary to this

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Agreement), or fail to take any action required by this Agreement, the First Lien Administrative Agent (in its own name or in the name of a Grantor) may obtain relief against such Second Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Administrative Agent on behalf of each Second Lien Claimholder that (i) the First Lien Claimholders’ damages from such actions may be difficult to ascertain and may be irreparable, and (ii) the Second Lien Administrative Agent on behalf of each Second Lien Claimholder waives any defense that the First Lien Claimholders cannot demonstrate damage or be made whole by the awarding of damages.

SECTION 4 Payments.

4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any proceeds of Collateral received in connection with the sale or other disposition of such Collateral, or collection on such Collateral upon the exercise of remedies, shall be applied by the First Lien Administrative Agent to payment or cash collateralization of the First Lien Obligations in such order as specified in the relevant First Lien Documents. Upon the Discharge of the First Lien Obligations, the First Lien Administrative Agent shall deliver any proceeds of Collateral held by it either (i) to the Second Lien Administrative Agent in the same form as received, with any necessary endorsements, to be applied by the Second Lien Administrative Agent to the Second Lien Obligations in such order as specified in the Second Lien Collateral Documents or (ii) as a court of competent jurisdiction may otherwise direct.

4.2 Payment Turnover. So long as the Discharge of First Lien Obligations has not occurred and except as specifically permitted by Section 4.3, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.5(b) received by the Second Lien Administrative Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) in respect of the Collateral shall be segregated and held in trust and forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Administrative Agent is hereby authorized to make any such endorsements as agent for the Second Lien Administrative Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

4.3 Permitted Mandatory Prepayments of Second Lien Obligations. Notwithstanding the foregoing provisions of this Section 4, mandatory prepayments required under Section 3.3 of the Second Lien Credit Agreement may be made and applied to the Second Lien Obligations at all times following the Discharge of the First Lien Obligations.

SECTION 5 Other Agreements.

5.1 Releases.

(a)	If, in connection with:
(i)	an Enforcement Action by the First Lien Administrative Agent; or

(ii) any Asset Disposition (as defined in the First Lien Credit Agreement), sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the First Lien Loan Documents other than an Enforcement Action (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) (a “Disposition”); or

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(iii) any release of Liens on the assets of any Grantor when the Lien on all of the Equity Interests in such Grantor is being released pursuant to any other provision of this Section 5 .Ka”);

the First Lien Administrative Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guaranty of the First Lien Obligations, then the Liens, if any, of the Second Lien Administrative Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released (the “Second Lien Release”) and the Second Lien Administrative Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Administrative Agent or such Grantor such termination statements, releases and other documents as the First Lien Administrative Agent or such Grantor may request to effectively confirm such release; provided, however, that the Second Lien Release shall not occur without the consent of the Second Lien Administrative Agent (x) in the case of an Enforcement Action, as to any Collateral the net proceeds of the disposition of which will not be applied to repay (and, to the extent applicable, to reduce permanently commitments with respect to) the First Lien Obligations, or (y), in the case of a Disposition, if the Disposition is prohibited by any provision of the Second Lien Credit Agreement other than solely as the result of the existence of a default or an event of default under the Second Lien Loan Documents.

(b) Until the Discharge of First Lien Obligations occurs, the Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Administrative Agent and any officer or agent of the First Lien Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Administrative Agent or such holder or in the First Lien Administrative Agent’s own name, from time to time in the First Lien Administrative Agent’s discretion, for the limited purpose of carrying out the terms of this Section 5.1, to take any and all reasonable and appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(c) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Administrative Agent for itself and on behalf of the First Lien Claimholders (i) has released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtains any new Liens or additional guaranties from Grantors, then the Second Lien Administrative Agent for itself and on behalf of the Second Lien Claimholders shall be granted a Lien on any such Collateral and an additional guaranty, as the case may be, subject to the priorities set forth in Section 2.

5.2 Insurance. To the extent of any additional insured and loss payee provisions contained in the First Lien Credit Agreement and the Second Lien Credit Agreement, the Control Agent shall be named as additional insured and as loss payee (on behalf of the First Lien Administrative Agent, the other First Lien Claimholders, the Second Lien Administrative Agent and the other Second Lien Claimholders) under any insurance policies maintained from time to time by any Grantor. Until the date upon which the Discharge of First Lien Obligations shall have occurred, as between the First Lien Administrative Agent and the First Lien Claimholders, on the one hand, and the Second Lien Administrative Agent and the

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Second Lien Claimholders on the other, the First Lien Administrative Agent and the First Lien Claimholders shall have the sole and exclusive right (a) to adjust or settle any insurance policy or claim covering any Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting any Collateral, in each case to the extent such rights are granted to the First Lien Administrative Agent and the Second Lien Administrative Agent under the First Lien Credit Agreement or the First Lien Collateral Documents and the Second Lien Credit Agreement or the Second Lien Collateral Documents, respectively. Until the date upon which the Discharge of First Lien Obligations shall have occurred, all proceeds of any such policy and any such award in respect of any Collateral that are payable to the Control Agent for the benefit of the First Lien Administrative Agent and the Second Lien Administrative Agent shall be paid to the First Lien Administrative Agent for the benefit of the First Lien Claimholders to the extent required under the First Lien Loan Documents and thereafter to the Second Lien Administrative Agent for the benefit of the Second Lien Claimholders to the extent required under the applicable Second Lien Loan Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Second Lien Administrative Agent or any Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Administrative Agent in accordance with the terms of Section 4.2.

5.3 Amendments to First Lien Loan Documents and Second Lien Loan Documents.

(a) The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced, in each case without the consent of the Second Lien Administrative Agent or the Second Lien Claimholders; provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not: (i) provide for a principal amount of, without duplication, term loans, revolving loan commitments and letters of credit, bonds, debentures, notes or similar instruments (but excluding Hedging Obligations and Obligations in respect of Designated Cash Management Agreements) in the aggregate in excess of the Maximum First Lien Indebtedness Amount; (ii) increase the interest rate or yield provisions applicable to the First Lien Obligations by more than 3.00% per annum in the aggregate (excluding increases (A) resulting from increases in the underlying reference rate not caused by any amendment, supplement, modification or Refinancing of the First Lien Credit Agreement or (B) resulting from the accrual of interest at the Default Rate (as defined in the First Lien Credit Agreement as of the date hereof); or (iii) extend the scheduled final Maturity Date (as defined in the First Lien Credit Agreement) beyond the then scheduled final maturity date of the Second Lien Credit Agreement.

(b) Until the Discharge of First Lien Obligations occurs, the Second Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Second Lien Credit Agreement may be Refinanced in each case, without the consent of the First Lien Administrative Agent or the First Lien Claimholders provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not: (i) provide for a principal amount of the Second Lien Obligations in excess of the amount permitted under the First Lien Credit Agreement (as in effect on the date hereof); (ii) increase the interest rate or yield provisions applicable to the Second Lien Obligations by more than 3.00% per annum in the aggregate (excluding increases (A) resulting from increases in the underlying reference rate not caused by any amendment, supplement, modification or Refinancing of the Second Lien Credit Agreement or (B) resulting from the accrual of interest at the Default Rate (as defined in the Second Lien Credit Agreement as of the date hereof); (iii) change to earlier dates the dates upon which payments of principal or interest on the Second Lien Obligations are due; (iv) change any

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covenants, defaults or events of default (including the addition of defaults or events of default not contained in the Second Lien Loan Documents as of the date hereof) in any manner that makes them more restrictive, in any material respect, as to any Grantor except to make conforming changes to match changes made to the First Lien Loan Documents so as to preserve, in connection with any amendments to the First Lien Loan Documents, on substantially similar economic terms, the differential (if any) that exists on the date hereof between such covenants, defaults or events of defaults in the First Lien Loan Documents and such covenants, defaults or events of default in the Second Lien Loan Documents; (v) change any mandatory or voluntary prepayment provisions of the Second Lien Obligations if the effect of such change is to require any new payment or accelerate the payment date of any existing payment obligation (other than as a result of a change in the Maturity Date (as defined in the Second Lien Credit Agreement) or other dates as permitted by part (iii) of this clause (b)); or (vi) change or amend any other term of the Second Lien Loan Documents if such change or amendment would result in a default under the First Lien Credit Agreement, increase the obligations of any Grantor or confer additional material rights on any Second Lien Claimholder in a manner adverse in any material respect to any of the First Lien Claimholders.

(c) Notwithstanding the foregoing clauses (a) and (b) of this Section 5.3, (i) until the date upon which the Discharge of First Lien Obligations shall have occurred, without the prior written consent of the First Lien Administrative Agent, no Second Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Credit Agreement or Second Lien Collateral Document, would contravene any of the terms of this Agreement and (ii) without the prior written consent of the Second Lien Administrative Agent, no First Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new First Lien Credit Agreement or First Lien Collateral Document, would contravene any of the terms of this Agreement.

(d) The Second Lien Administrative Agent agrees that each Second Lien Collateral Document shall include the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the administrative agent pursuant to this Agreement and the exercise of any right or remedy by the administrative agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of September 1, 2010 as the same may be amended, supplemented, modified or replaced from time to time (the “Intercreditor Agreement”) among Bank of America, N.A., as First Lien Administrative Agent, Bank of America, N.A., as Second Lien Administrative Agent, Bank of America, N.A., as Control Agent and the Grantors (as defined therein) from time to time a party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”

In addition, the Second Lien Administrative Agent agrees that each Second Lien Collateral Document under which any Lien on real property owned by any Grantor is granted to secure the Second Lien Obligations covering any Collateral shall contain such other language as the First Lien Administrative Agent may reasonably request to reflect the priority of the First Lien Collateral Document covering such Collateral over such Second Lien Collateral Document.

(e) Notwithstanding the foregoing clauses (a) and (b) of this Section 5.3. until the date upon which the Discharge of First Lien Obligations shall have occurred, in the event the

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First Lien Administrative Agent or the First Lien Claimholders enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any First Lien Collateral Document or changing in any manner the rights of the First Lien Administrative Agent, the First Lien Claimholders, the Grantors thereunder, then such amendment, waiver or consent shall automatically apply in a comparable manner to any comparable provision of the Second Lien Collateral Documents without the consent of the Second Lien Administrative Agent or the Second Lien Claimholders and without any action by the Second Lien Administrative Agent or any Grantor; provided, however, (A) that no such amendment, waiver or consent shall be effective to (i) release any Lien of the Second Lien Collateral Documents, (ii) remove assets subject to the Lien of the Second Lien Collateral Documents, (iii) adversely affect the perfection or priority of any such Lien, (iv) reduce the principal of, or interest or other amounts payable on, any amount payable under the Second Lien Credit Agreement or any Second Lien Loan Document, (v) postpone any date fixed for any payment of principal of, or interest or other amounts payable on, any amounts payable under the Second Lien Credit Agreement or any Second Lien Loan Document, (vi) permit any Liens on the Collateral not permitted under the Second Lien Loan Documents or Section 6. or (vii) impose duties on the Second Lien Administrative Agent without its consent, except, in the cases of clauses (i), (ii) and (iii), to the extent that a release of, or adverse effect on the perfection or priority of, such Lien is permitted by Section 5.1 or Section 6, and (B) notice of such amendment, waiver or consent shall have been given to the Second Lien Administrative Agent no later than 10 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness or validity thereof; and provided further that this paragraph is intended solely to set forth provisions by which the Second Lien Collateral Documents shall be automatically affected by amendments, waivers and consents given by the First Lien Administrative Agent and First Lien Claimholders under the First Lien Credit Agreement and the First Lien Collateral Documents and is not intended to impose any liability on the First Lien Administrative Agent or First Lien Claimholders.

5.4 Rights As Unsecured Creditors. Except as otherwise expressly set forth in Section 2.4, Section 3.1 or Section 6, the Second Lien Administrative Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the Second Lien Loan Documents and applicable law. Except as otherwise set forth in Section 2.1 and Section 4, nothing in this Agreement shall prohibit the receipt by the Second Lien Administrative Agent or any Second Lien Claimholders of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Administrative Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off or recoupment) or enforcement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Administrative Agent or the First Lien Claimholders may have with respect to the Collateral. In the event that any Second Lien Claimholder becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Second Lien Obligations subject to this Agreement.

5.5 Control Agent for Perfection.

(a) The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, each hereby appoints Bank of America, N.A. as its collateral agent (in such capacity, together with any successor in such capacity appointed by the First Lien Administrative Agent and the Second Lien Administrative Agent, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the First Lien Administrative Agent (on behalf of itself and the

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First Lien Claimholders) and the Second Lien Administrative Agent (on behalf of itself and the Second Lien Claimholders) with respect to the Control Collateral for purposes perfecting the Liens of such parties on the Control Collateral. The Control Agent accepts such appointment and agrees to hold the Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the First Lien Administrative Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Administrative Agent (on behalf of itself and the Second Lien Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section 5.5. The First Lien Administrative Agent and the Second Lien Administrative Agent hereby acknowledge that the Control Agent will obtain “control” under the UCC over each Controlled Account to the extent required by the First Lien Collateral Documents and the Second Lien Collateral Documents for the benefit of both the First Lien Administrative Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Administrative Agent (on behalf of itself and the Second Lien Claimholders) pursuant to the control agreements relating to each respective Controlled Account. The First Lien Administrative Agent and the Second Lien Administrative Agent hereby also acknowledge and agree that the Control Agent will obtain landlord lien waivers as contemplated by the First Lien Collateral Documents and the Second Lien Collateral Documents for the benefit of (i) the First Lien Administrative Agent for the benefit of the First Lien Claimholders and (ii) the Second Lien Administrative Agent for the benefit of Second Lien Claimholders.

(b) The Control Agent, the First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, each hereby agrees that the First Lien Administrative Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control Agent in respect of the Control Collateral or any control agreement with respect to any Control Collateral until the earlier of (i) the date upon which the Discharge of First Lien Obligations shall have occurred and (ii) the Second Lien Enforcement Date and neither the Second Lien Administrative Agent nor any Second Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the First Lien Administrative Agent in any respect, other than by taking Permitted Second Lien Actions. The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the First Lien Administrative Agent in accordance with the First Lien Credit Agreement as in effect on the date hereof. The First Lien Claimholders and the Second Lien Claimholders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the First Lien Claimholders are required to do so for the First Lien Administrative Agent in accordance with the First Lien Credit Agreement and the Second Lien Claimholders are required to do so for the Second Lien Administrative Agent in accordance with the Second Lien Credit Agreement.

(c) The provisions of Section 10 of the First Lien Credit Agreement and Section 10 of the Second Lien Credit Agreement shall inure to the benefit of the Control Agent (as if the Control Agent were the agent named therein) in respect of this Agreement, the First Lien Collateral Documents and the Second Lien Collateral Documents and shall be binding upon all Grantors, all First Lien Claimholders and all Second Lien Claimholders and upon the parties hereto in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Control Agent therein set forth:

(i) The Control Agent is authorized to take all such actions as are provided to be taken by it as Control Agent hereunder, under any First Lien Collateral Document,

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under any Second Lien Collateral Document or as instructed by the First Lien Administrative Agent or the Second Lien Administrative Agent as provided herein, in each case together with all other actions reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) or in one or more of the First Lien Collateral Documents or Second Lien Collateral Documents, the Control Agent shall act or refrain from acting in accordance with written instructions from the First Lien Administrative Agent or the Second Lien Administrative Agent, as applicable, or, in the absence of such instructions or provisions, in accordance with its reasonable discretion.

(ii) The Control Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien created under and First Lien Collateral Document or Second Lien Collateral Document in any of the Collateral, whether impaired by operation of Law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct. The Control Agent shall not have a duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, and First Lien Collateral Document or any Second Lien Collateral Document by any Grantor. This Agreement shall not subject the Control Agent to any obligation or liability except as expressly set forth herein. In particular, the Control Agent shall have no duty to investigate whether the obligations of any Grantor to the First Lien Administrative Agent or the Second Lien Administrative Agent or any other First Lien Claimholder or Second Lien Claimholder are in default or whether the First Lien Administrative Agent or the Second Lien Administrative Agent is entitled under the First Lien Collateral Documents or the Second Lien Collateral Documents, as applicable, or otherwise to give any instructions or notice of exclusive control. The Control Agent is fully entitled to rely upon such instructions as it believes in good faith to have originated from the First Lien Administrative Agent or the Second Lien Administrative Agent, as applicable.

(iii) Except as set forth in clause (iv) below, the Control Agent shall have no obligation whatsoever to the First Lien Administrative Agent, the Second Lien Administrative Agent, any First Lien Claimholder or any Second Lien Claimholder including, without limitation, any obligation to assure that the Control Collateral is owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5.

(iv) In acting on behalf of the Second Lien Administrative Agent and the Second Lien Claimholders and the First Lien Administrative Agent and the First Lien Claimholders, the duties or responsibilities of the Control Agent under this Section 5.5 shall be limited solely to:

(A) physically holding the Control Collateral delivered to the Control Agent by any Grantor as agent for the First Lien Administrative Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Administrative Agent (on behalf of itself and the Second Lien Claimholders) for purposes of perfecting the Lien held by the First Lien Administrative Agent and the Second Lien Administrative Agent;

(B) delivering such collateral as set forth in Section 5.5ff) and £g);

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(C) to the extent required by the First Lien Collateral Documents and the Second Lien Collateral Documents, entering into one or more control agreements in form and substance satisfactory to the Control Agent, the First Lien Administrative Agent and the Second Lien Administrative Agent with respect to Control Collateral consisting of deposit accounts, securities accounts, uncertificated securities or letter-of-credit rights and exercising the rights of the secured party thereunder in accordance with the instructions of, and on behalf of, the First Lien Administrative Agent and/or the Second Lien Administrative Agent, as applicable; and

(D) delivering any notices received by it with respect to any item of Control Collateral in its possession or control to each of the First Lien Administrative Agent and the Second Lien Administrative Agent.

(d) The rights of the Second Lien Administrative Agent shall at all times be subject to the terms of this Agreement and to the First Lien Administrative Agent’s rights under the First Lien Loan Documents.

(e) Neither the Control Agent nor the First Lien Administrative Agent shall have by reason of the Second Lien Loan Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Lien Claimholder or any Grantor. The Control Agent shall not have by reason of the First Lien Loan Documents, the Second Lien Loan Documents or this Agreement or any other document a fiduciary relationship to any First Lien Claimholder, any Second Lien Claimholder or any Grantor.

(f) Upon the Discharge of First Lien Obligations (other than in connection with a Refinancing of the First Lien Obligations), the Control Agent shall deliver the Control Collateral together with the necessary endorsements to either (i) the Second Lien Administrative Agent (or otherwise allow the Second Lien Administrative Agent to obtain control of such Control Collateral) and the Second Lien Administrative Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral or (ii) as a court of competent jurisdiction may otherwise direct.

(g) The Control Agent shall have an unfettered right to resign as Control Agent upon 30 days notice to the First Lien Administrative Agent and the Second Lien Administrative Agent. If upon the effective date of such resignation no successor to the Control Agent has been appointed by the First Lien Administrative Agent and the Second Lien Administrative Agent, the Control Agent shall deliver to either (i) the First Lien Administrative Agent the Control Collateral together with any necessary endorsements (or otherwise allow the First Lien Administrative Agent to obtain control of such Control Collateral) and the First Lien Administrative Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral, or (ii) as a court of competent jurisdiction may otherwise direct.

5.6 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If in connection with the Discharge of First Lien Obligations, the Company enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation which Refinancing is permitted hereby and by the terms of the Second Lien Loan Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Lien Obligations), and the obligations under such Refinancing (and related documents) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for

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purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Administrative Agent under such First Lien Loan Documents shall be a First Lien Administrative Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new First Lien Loan Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), the Second Lien Administrative Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents provided, however, notwithstanding the above, that the refusal of the Second Lien Administrative Agent or the Second Lien Claimholders to accept a Lien on any assets of any Grantor shall not prohibit the taking of a Lien on such assets by the First Lien Administrative Agent or the First Lien Claimholders.

5.7 Option to Purchase First Lien Debt, (a) Without prejudice to the enforcement of remedies by the First Lien Claimholders, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant First Lien Loan Documents (not to be more restrictive than those in effect on the date hereof) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Second Lien Obligations as being entitled to exercise all default purchase options as to the Second Lien Obligations then outstanding (an “Eligible Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the First Lien Claimholders), at any time during the exercise period described in clause (c) below of this Section 5.7, all, but not less than all, of the First Lien Obligations (other than the First Lien Obligations of a Defaulting Creditor), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all First Lien Obligations outstanding at the time of purchase. Upon receipt of a notice in accordance with Section 5.7(b) from an Eligible Purchaser, the First Lien Claimholders shall have no further obligation under this Section 5.7 to sell the First Lien Obligations to any other Eligible Purchaser thereafter providing notice under Section 5.7(b). Any purchase pursuant to this Section 5.7(a) shall be made as follows:

(1) for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute First Lien Obligations (including unreimbursed amounts drawn in respect of letters of credit, but excluding the undrawn amount of then outstanding letters of credit), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (including any acceleration prepayment penalties or premiums), (B) in the case of any Hedge Agreement constituting a First Lien Loan Document, the net aggregate amount then owing to each Hedge Agreement Provider thereunder pursuant to the terms of the respective Hedge Agreement, including without limitation all amounts owing to such Hedge Agreement Provider as a result of the termination (or early termination) thereof (C) in the case of any Designated Cash Management Agreement constituting a First Lien Loan Document, the net aggregate amount then owing to each Cash Management Creditor thereunder pursuant to the terms of the respective Designated Cash Management Agreement, including without limitation all amounts owing to such Cash Management Creditor as a result of the termination (or early termination) thereof, plus (D) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of purchase; and (y) an obligation on the part of the respective Eligible Purchasers (which shall be expressly provided in the assignment documentation described below) to reimburse each issuing lender (or any First Lien Claimholder required to pay same) for all amounts thereafter drawn with respect to any letters of credit constituting First Lien Obligations which remain outstanding after the date of any purchase

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pursuant to this Section 5.7, together with all facing fees and other amounts which may at any future time be owing to the respective issuing lender with respect to such letters of credit;

(2) with the purchase price described in preceding clause (a)(l)(x) payable in cash on the date of purchase against transfer to the respective Eligible Purchaser or Eligible Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any First Lien Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any First Lien Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the First Lien Credit Agreement, in which case the purchase price described in preceding clause (a)(l)(x) shall be appropriately adjusted so that the Eligible Purchaser or Eligible Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the First Lien Obligations); provided that the purchase price in respect of any outstanding letter of credit that remains undrawn on the date of purchase shall be payable in cash as and when such letter of credit is drawn upon (i) first, from the cash collateral account described in clause (a)(3) below, until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible Purchaser or Eligible Purchasers;

(3) with such purchase accompanied by a deposit of cash collateral under the sole dominion and control of the First Lien Administrative Agent or its designee in an amount equal to 105% of the sum of the aggregate undrawn amount of all then outstanding letters of credit pursuant to the First Lien Loan Documents and the aggregate facing and similar fees which will accrue thereon through the stated maturity of the letters of credit (assuming no drawings thereon before stated maturity), as security for the respective Eligible Purchaser’s or Eligible Purchasers’ obligation to pay amounts as provided in preceding clause (a)(l)(v), it being understood and agreed that (x) at the time any facing or similar fees are owing to an issuer with respect to any letter of credit, the First Lien Administrative Agent may apply amounts deposited with it as described above to pay same and (y) upon any drawing under any letter of credit, the First Lien Administrative Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing and any customary fees charged by the issuer in connection with such draws. After giving effect to any payment made as described above in this clause (3), those amounts (if any) then on deposit with the First Lien Administrative Agent as described in this clause (3) which exceed 105% of the sum of the aggregate undrawn amount of all then outstanding letters of credit and the aggregate facing and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding letters of credit (assuming no drawings thereon before stated maturity), shall be returned to the respective Eligible Purchaser or Eligible Purchasers (as their interests appear). Furthermore, at such time as all letters of credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above in this clause (3) (and not previously applied or released as provided above) shall be returned to the respective Eligible Purchaser or Eligible Purchasers, as their interests appear;

(4) with the purchase price described in preceding clause (a)(l)(x) accompanied by a waiver by the Second Lien Administrative Agent (on behalf of itself and the other Second Lien Claimholders) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 5.7;

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(5) with all amounts payable to the various First Lien Claimholders in respect of the assignments described above to be distributed to them by the First Lien Administrative Agent in accordance with their respective holdings of the various First Lien Obligations; and

(6) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the First Lien Administrative Agent (with the cost of such counsel to be paid by the respective Eligible Purchaser or Eligible Purchasers); it being understood and agreed that the First Lien Administrative Agent and each other First Lien Claimholder shall retain all rights to indemnification as provided in the relevant First Lien Loan Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 5.7. The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the First Lien Administrative Agent), the amount of cash collateral held by the First Lien Administrative Agent or its designee pursuant to preceding clause (a)(3) is at any time less than the full amounts owing with respect to any letter of credit described above (including facing and similar fees) then the respective Eligible Purchaser or Eligible Purchasers shall promptly reimburse the First Lien Administrative Agent (who shall pay the respective issuing bank) the amount of deficiency.

(b) The right to exercise the purchase option described in Section 5.7(a) above shall be exercisable and legally enforceable upon at least seven Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible Purchaser or Eligible Purchasers) given to the First Lien Administrative Agent by an Eligible Purchaser. Neither the First Lien Administrative Agent nor any other First Lien Claimholder shall have any disclosure obligation to any Eligible Purchaser, the Second Lien Administrative Agent or any other Second Lien Claimholder in connection with any exercise of such purchase option.

(c) The right to purchase the First Lien Obligations as described in this Section 5.7 may be exercised (by giving the irrevocable written notice described in preceding clause (b)) during each of the periods that (1) begins on the date occurring three (3) Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the loans under the First Lien Credit Agreement, (y) the occurrence of the final maturity of the loans under the First Lien Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to the Company or any Grantor that constitutes an event of default under the First Lien Credit Agreement (in the case of preceding clauses (x) and (y), so long as the acceleration or failure to pay amounts due at final maturity has not been rescinded or cured, as the case may be, within such three (3) Business Day Period, and so long as any unpaid amounts constituting First Lien Obligations remain owing) and (2) ends on the 60th day after the start of the applicable period described above.

(d) The obligations of the First Lien Claimholders to sell their respective First Lien Obligations under this Section 5.7 are several and not joint and several. To the extent any First Lien Claimholder (a “Defaulting Creditor”) breaches its obligation to sell its First Lien Obligations under this Section 5.7, nothing in this Section 5.7 shall be deemed to require the First Lien Administrative Agent or any other First Lien Claimholder to purchase such Defaulting Creditor’s First Lien Obligations for resale to the holders of Second Lien Obligations and in all cases, the First Lien Administrative Agent and each First Lien Claimholder complying with the terms of this Section 5.7 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor; provided that nothing in this clause (d) shall require any Eligible Purchaser to purchase less than all of the First Lien Obligations.

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(e) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Purchasers pursuant to this Section 5.7 for purposes of all First Lien Loan Documents and hereby agrees that no further consent from such Grantor shall be required.

SECTION 6 Insolvency or Liquidation Proceedings.

6.1 Use of Cash Collateral and Financing Issues. Until the Discharge of First Lien Obligations has occurred, if Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Administrative Agent shall desire to permit the use of cash collateral on which the First Lien Administrative Agent or any other creditor has a Lien or to permit Company or any other Grantor to obtain financing, from one of more of the First Lien Claimholders or any other Person approved by the First Lien Administrative Agent under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (each, a “DIP Financing”), then, so long as the maximum principal amount of Indebtedness that may be outstanding from time to time in connection with such DIP Financing, together with the principal amount of First Lien Obligations (but excluding Hedging Obligations and Obligations in respect of Designated Cash Management Agreements) outstanding at such time (after giving effect to the application of the proceeds of any DIP Financing to refinance all or any portion of the First Lien Obligations) shall not exceed the Maximum First Lien Indebtedness Amount then the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, (A) agrees that it will raise no objection to, or otherwise contest or interfere with, such use of cash collateral or DIP Financing on the grounds of adequate protection or otherwise nor support any other Person objecting to, or otherwise contest or interfere with, such sale, use, or lease of cash collateral or DIP Financing and will not request any form of adequate protection or any other relief in connection therewith (except as agreed by the First Lien Administrative Agent or to the extent expressly permitted by Section 6.4) and, to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Second Lien Administrative Agent will subordinate its Liens in the Collateral to (x) the Liens securing such DIP Financing (and all Obligations relating thereto), (y) any adequate protection Liens provided to the First Lien Claimholders and (z) any “carve-out” for professional and United States Trustee fees agreed to by the First Lien Administrative Agent; and (B) agrees that notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such DIP Financing shall be adequate notice provided that the foregoing shall not prohibit the Second Lien Administrative Agent or the Second Lien Claimholders from objecting solely to any provisions in any DIP Financing relating to, describing or requiring any provision or content of a plan of reorganization other than any provisions requiring that the DIP Financing be paid in full in cash. Nothing set forth in this Agreement shall restrict the Second Lien Claimholders from proposing debtor-in-possession financing, or the First Lien Claimholders from objecting thereto on any grounds.

6.2 Sale Issues. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to or otherwise contest or oppose a sale or other disposition of any Collateral (and any post-petition assets subject to adequate protection Liens in favor of the First Lien Administrative Agent) free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Required Lenders under the First Lien Credit Agreement have consented to such sale or disposition of such assets so long as the interests of the Second Lien Claimholders in the Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of the Second Lien Administrative Agent) attach to the proceeds thereof, subject to the terms of this Agreement. If requested by the First Lien Administrative Agent in connection therewith, the Second Lien Administrative Agent shall affirmatively consent to the release of its lien in connection with such a sale or disposition.

6.3 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall (i) seek relief from the automatic stay or any other stay in any Insolvency

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or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Administrative Agent, or (ii) oppose any request by the First Lien Administrative Agent or any First Lien Claimholder to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.

6.4 Adequate Protection, (a) The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest or object to, (or support any other person contesting or objecting to) (i) any request by the First Lien Administrative Agent or the First Lien Claimholders for adequate protection or (ii) any objection by the First Lien Administrative Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Administrative Agent or the First Lien Claimholders claiming a lack of adequate protection. In any Insolvency or Liquidation Proceeding, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, may seek adequate protection in respect of the Second Lien Obligations, subject to the provisions of this Agreement, only if (A) the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral including replacement liens on post-petition collateral, and (B) such additional protection requested by the Second Lien Administrative Agent is in the form of a Lien on such additional collateral, which Lien, if granted, will be subordinated to the adequate protection Liens securing the First Lien Obligations and the Liens securing any DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing any such DIP Financing. In the event the Second Lien Administrative Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that as a condition to the Second Lien Administrative Agent’s receipt of such Lien, the First Lien Administrative Agent also shall be granted a Lien on such additional collateral as security for the First Lien Obligations and for any DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing any DIP Financing. Each of the Second Lien Lenders agrees, pursuant to Section 1129(a)(9) of the Bankruptcy Code, that such junior superpriority claims (including any claim arising under 11 U.S.C. §507(b)) may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims. Each of the Second Lien Lenders agrees that, upon the request of the First Lien Administrative Agent, they shall waive a right to distributions of proceeds of Avoidance Actions in respect of any claim granted to the Second Lien Lenders in connection with the DIP Financing or cash collateral usage or arising as a result of the Second Lien Lenders’ rights under 11 U.S.C. §507(b). Each of the Second Lien Lenders agrees that except as expressly set forth in this Section, none of them shall seek or accept adequate protection without the prior written consent of the First Lien Administrative Agent.

(b) Similarly, if the First Lien Claimholders (or any subject thereof) are granted adequate protection in the form of a superpriority claim, then the Second Lien Administrative Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request a superpriority claim, which superpriority claim will be junior in all respects to the superpriority claim granted to the First Lien Administrative Agent and the First Lien Claimholders, and, in the event that the Second Lien Administrative Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of a superpriority claim, then the Second Lien Administrative Agent, on behalf of itself and the

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Second Lien Claimholders, agrees that the First Lien Administrative Agent and the providers of any DIP Financing also shall be granted a superpriority claim, which superpriority claim will be senior in all respects to the superpriority claim granted to the Second Lien Administrative Agent and the Second Lien Claimholders.

6.5 No Waiver. Nothing contained herein shall prohibit or in any way limit the First Lien Administrative Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Administrative Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Administrative Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Administrative Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Loan Documents or otherwise; provided, however, that this Section 6.5 shall not limit the rights of the Second Lien Claimholders under the proviso to clauses (i) and (ii) of Section 3.1(a)(ii) or under Section 5.4. Section 6.4 or Section 6.9.

6.6 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding, or otherwise, to turn over or otherwise pay to the estate of Company or any other Grantor any amount in respect of a First Lien Obligation (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Collateral or proceeds thereof received by the Second Lien Administrative Agent or any Second Lien Claimholder after a Discharge of First Lien Obligations and prior to the reinstatement of such First Lien Obligations shall be delivered to the First Lien Administrative Agent upon such reinstatement in accordance with Section 4.2.

6.7 Separate Grants of Security and Separate Classification. Each of the Grantors, the First Lien Claimholders and the Second Lien Claimholders acknowledges and agrees that (i) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, pre- petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, until the occurrence of the Discharge of First Lien Obligations, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Second Lien Claimholders), with the Second Lien Claimholders hereby acknowledging and agreeing to turn over to the First Lien Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

6.8 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt

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obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.9	Post-Petition Claims.

Neither the Second Lien Administrative Agent nor any other Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Administrative Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the lien of the First Lien Administrative Agent held for the benefit of the First Lien Claimholders, without regard to the existence of the Lien of the Second Lien Administrative Agent on behalf of the Second Lien Claimholders on the Collateral.

6.10 Waiver. The Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it or they may hereafter have against the First Lien Administrative Agent or any First Lien Claimholder arising out of the election of the First Lien Administrative Agent or any First Lien Claimholder of the application of Section 1111 (b)(2) of the Bankruptcy Code, or out of any cash collateral or financing arrangement in accordance with Section 6.1 hereof or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.11 Expense Claims. Neither Second Lien Administrative Agent nor any Second Lien Claimholder will (i) contest the payment of fees, expenses or other amounts to the First Lien Administrative Agent or any First Lien Claimholder under Section 506(b) of the Bankruptcy Code or otherwise to the extent provided for in the First Lien Credit Agreement or (ii) assert or enforce, at any time prior to the Discharge of First Lien Obligations, any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral.

6.12 Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.

SECTION 7 Reliance; Waivers; Etc.

7.1 Non-Reliance

(a) The consent by the First Lien Claimholders to the execution and delivery of the Second Lien Loan Documents and the grant to the Second Lien Administrative Agent on behalf of the Second Lien Claimholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement. The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Administrative Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Lien Credit Agreement, the other Second Lien Loan Documents, this

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Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Credit Agreement, the other Second Lien Loan Documents or this Agreement.

(b) The consent by the Second Lien Claimholders to the execution and delivery of the First Lien Loan Documents and the grant to the First Lien Administrative Agent on behalf of the First Lien Claimholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Second Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, acknowledges that it and the First Lien Claimholders have, independently and without reliance on the Second Lien Administrative Agent or any Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the First Lien Credit Agreement, the other First Lien Loan Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement, the other First Lien Loan Documents or this Agreement.

7.2 No Warranties or Liability. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, acknowledges and agrees that each of the Second Lien Administrative Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Administrative Agent, on behalf of itself and the Second Lien Obligations, acknowledges and agrees that the First Lien Administrative Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Administrative Agent and the Second Lien Claimholders shall have no duty to the First Lien Administrative Agent or any of the First Lien Claimholders, and the First Lien Administrative Agent and the First Lien Claimholders shall have no duty to the Second Lien Administrative Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Company or any other Grantor (including the First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the First Lien Claimholders, the Control Agent, the First Lien Administrative Agent or any of them to enforce any provision of this Agreement, any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by the Control Agent, any First Lien Claimholder or the First Lien Administrative Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Loan Documents, regardless of any

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knowledge thereof which the Control Agent, any First Lien Claimholder, any First Lien Administrative Agent, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(bT). the First Lien Claimholders, the First Lien Administrative Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents or applicable law, without the consent of, or notice to, the Second Lien Administrative Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Administrative Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Administrative Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing (subject, in each case, to the limits set forth in the definition of “First Lien Obligations” and Section 5.3);

(ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension, subject to the limits set forth in the definition of “First Lien Obligations”) or, subject to the provisions of this Agreement, otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Administrative Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents; provided, however, the foregoing shall not prohibit the Second Lien Administrative Agent and Second Lien Claimholders from enforcing, consistent with the other terms of this Agreement, any right arising under the Second Lien Credit Agreement as a result of any Grantor’s violation of the terms thereof.

(iii) subject to the provisions of this Agreement, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of Company or any other Grantor to the First Lien Claimholders or the First Lien Administrative Agent, or any liability incurred directly or indirectly in respect thereof;

(iv) settle or compromise any First Lien Obligation or any other liability of Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order;

(v) exercise or delay in or refrain from exercising any right or remedy against Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with Company, any other Grantor or any First Lien

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Collateral and any security and any guarantor or any liability of Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof;

(vi) take or fail to take any Lien securing the First Lien Obligations or any other collateral security for any First Lien Obligations or take or fail to take any action which may be necessary or appropriate to ensure that any Lien securing First Lien Obligations or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any First Lien Obligation or any Obligation secured thereby; or

(vii) otherwise release, discharge or permit the lapse of any or all Liens securing the First Lien Obligations or any other Liens upon any property at any time securing any First Lien Obligations.

(c) The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the Control Agent, the First Lien Claimholders and the First Lien Administrative Agent shall have no liability to the Second Lien Administrative Agent or any Second Lien Claimholders, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby waives all claims against the Control Agent, any First Lien Claimholder or the First Lien Administrative Agent, arising out of any and all actions which the Control Agent, the First Lien Claimholders or the First Lien Administrative Agent may take or permit or omit to take with respect to: (i) the First Lien Loan Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral (including, without limitation, the Control Collateral, as applicable). The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Administrative Agent have no duty to them in respect of the maintenance or preservation of the Collateral, the First Lien Obligations or otherwise.

(d) Subject to Section 5.4, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Administrative Agent and the First Lien Claimholders and the Second Lien Administrative Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Loan Documents or any setting aside or avoidance of any Lien;

(b) except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Loan Document;

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(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Obligations or of the Second Lien Administrative Agent or any Second Lien Claimholder in respect of this Agreement.

7.5 Certain Notices.

(a) Promptly upon Discharge of First Lien Obligations, the First Lien Administrative Agent shall deliver written notice confirming same to the Second Lien Administrative Agent; provided that the failure to give any such notice shall not result in any liability of the First Lien Administrative Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

(b) Promptly upon (or as soon as practicable following) the commencement by the First Lien Administrative Agent of any Enforcement Action with respect to any Collateral (including by way of a public or private sale of Collateral), the First Lien Administrative Agent shall notify the Second Lien Administrative Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First Lien Administrative Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

SECTION 8 Miscellaneous.

8.1 Conflicts. As between the First Lien Administrative Agent, the First Lien Claimholders, the Second Lien Administrative Agent and the Second Lien Claimholders, in the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Loan Documents, the provisions of this Agreement shall govern and control. The parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights granted to Company in the First Lien Loan Documents and the Second Lien Loan Documents.

8.2 Effectiveness; Continuing Nature of this Agreement: Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Administrative Agent or any Second Lien Claimholder subject to the Second Lien Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of Company or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, and First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, each hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any

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other jurisdiction. All references to Company or any other Grantor shall include Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Administrative Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate and payment has been made in full in cash of all other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) with respect to the First Lien Administrative Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 5.6 and Section 6.5.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Administrative Agent or the First Lien Administrative Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are decreased or its obligations are increased thereby.

8.4 Information Concerning Financial Condition of Company and its Subsidiaries.

(a) The First Lien Administrative Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Administrative Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Administrative Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Administrative Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. Similarly, the Second Lien Administrative Agent and the Second Lien Claimholders shall have no duty to advise the First Lien Administrative Agent or any First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First Lien Administrative Agent or any First Lien Claimholder, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Administrative Agent or any Second Lien Claimholder, or the Second Lien Administrative Agent or any Second Lien Claimholder, in its or their sole discretion, undertakes any time or from time to time to provide any such information to the First Lien Administrative Agent or any First Lien Claimholder, it or they shall be under no obligation (w) to make, and it shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(b) The Grantors agree that any information provided to the First Lien Administrative Agent, the Second Lien Administrative Agent, the Control Agent, any First Lien

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Claimholder or any Second Lien Claimholder may be shared by such Person with any First Lien Claimholder, any Second Lien Claimholder, the Control Agent, the First Lien Administrative Agent or the Second Lien Administrative Agent; provided that such information shall otherwise be subject to the respective confidentiality provisions in the First Lien Credit Agreement and the Second Lien Credit Agreement, as applicable.

8.5 Subrogation. Subject to the Discharge of First Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Second Lien Claimholders or Second Lien Administrative Agent pay over to the First Lien Administrative Agent or any of the other First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Administrative Agent shall be subrogated to the rights of the First Lien Administrative Agent and such other First Lien Claimholders; provided that, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. Each of the Grantors acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Administrative Agent or any Second Lien Claimholder that are paid over to the First Lien Administrative Agent or any First Lien Claimholder pursuant to this Agreement shall not reduce any of the Second Lien Obligations but shall instead, to the extent applied to repay the First Lien Obligations, be deemed to be a payment by the Grantors on account of the First Lien Obligations.

8.6 Application of Payments. All payments received by the First Lien Administrative Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents. The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, assents to (a) subject to Section 5.3, any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto and (b) subject to Section 2 hereof, (i) any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and (ii) the addition or release of any other Person primarily or secondarily liable therefor.

8.7 SUBMISSION TO JURISDICTION: WAIVER OF JURY TRIAL.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK TO THE EXTENT PERMITTED BY APPLICABLE LAW. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFD2D MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8: AND (iv) AGREES THAT SERVICE AS PROVTOED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

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(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.8 Notices. All notices to the Control Agent, the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Administrative Agent and the First Lien Administrative Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9 Further Assurances. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Loan Documents, and Company, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Administrative Agent or the Second Lien Administrative Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the each of the parties hereto, the First Lien Claimholders, the Second Lien Claimholders, the Control Agent and each of their respective successors and assigns.

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8.12 Specific Performance. Each of the First Lien Administrative Agent and the Second Lien Administrative Agent may demand specific performance of this Agreement. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under its First Lien Loan Documents, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Administrative Agent or the Second Lien Administrative Agent, as the case may be.

8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Administrative Agent, the First Lien Claimholders, the Second Lien Administrative Agent, the Second Lien Claimholders, the Control Agent, the Company and each Guarantor. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand. Nothing in this Agreement is intended to or shall impair the rights of Company or any other Grantor, or the obligations of Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.18 Grantors; Additional Grantors. It is understood and agreed that the Company and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The parties hereto agree that each Person which becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Guarantor party hereto and had complied with the requirements of the immediately preceding sentence.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER: AMN HEALTHCARE, INC.,

a Nevada corporation

By:

Name:_ Title:

PARENT: AMN HEALTHCARE SERVICES, INC.,

a Delaware corporation

By:

Name:_ Title:

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SUBSIDIARY GUARANTORS:

AMN SERVICES, INC.,

a North Carolina corporation

By:

Name:

Title:

O’GRADY-PEYTON INTERNATIONAL (USA), INC.,

a Massachusetts corporation

By:_

Name:_ Title:

INTERNATIONAL HEALTHCARE RECRUITERS, INC., a Delaware corporation

By:

Name:

Title:

AMN STAFFING SERVICES, INC.,

a Delaware corporation

By:

Name:

Title:

THE MHA GROUP, INC.,

a Texas corporation

By:

Name:

Title:

MERRITT, HAWKINS & ASSOCIATES,

a California corporation

By:

Name:

Title:

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AMN HEALTHCARE ALLIED, INC.,

a Texas corporation

By:

Name:

Title:

RN DEMAND, INC.,

a Texas corporation

By:

Name:

Title:

[TARGET ENTITIES],

By:_

Name:_ Title:

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STAFF CARE, INC.,

a Delaware corporation

By:

Name:

Title:

MHA ALLIED CONSULTING, INC.,

a Texas corporation

By:

Name:

Title:

AMN ALLIED SERVICES, LLC,

a Delaware limited liability company

By:

Name:

Title:

LIFEWORK, INC.,

a Colorado corporation

By:

Name:

Title:

PHARMACY CHOICE, INC.,

a Colorado corporation

By:

Name:

Title:

RX PRO HEALTH, INC.,

a Colorado corporation

By:

Name:

Title:

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FIRST LIEN

ADMINISTRATIVE AGENT: BANK OF AMERICA, N. A.,

in its capacity as First Lien Administrative Agent

By:

Name: Title:

SECOND LIEN

ADMINISTRATIVE AGENT: BANK OF AMERICA, N. A.,

in its capacity as Second Lien Administrative Agent

By:

Name: Title:

CONTROL AGENT: BANK OF AMERICA, N. A.,

in its capacity as Control Agent

By:

Name: Title:

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